THE GALAXY FUND
STATEMENT OF ADDITIONAL INFORMATION
FEBRUARY 28, 2002

GALAXY SHORT-TERM BOND FUND
GALAXY INTERMEDIATE GOVERNMENT INCOME FUND
GALAXY HIGH QUALITY BOND FUND

RETAIL A SHARES, RETAIL B SHARES AND
TRUST SHARES

GALAXY CORPORATE BOND FUND

TRUST SHARES

         This Statement of Additional Information is not a prospectus. It relates to the prospectuses for the Funds as listed below, as they may be supplemented or revised from time to time (the "Prospectuses"). The Prospectuses, as well as the Funds' Annual Report to Shareholders dated October 31, 2001 (the "Annual Report"), may be obtained, without charge, by writing:

The Galaxy Fund
P.O. Box 6520
Providence, RI 02940-6520

or by calling 1-877-289-4252

CURRENT PROSPECTUSES

- Prospectus for Retail A Shares and Retail B Shares of the Short-Term Bond, Intermediate Government Income and High Quality Bond Funds dated February 28, 2002
-    Prospectus for Trust Shares of the Funds dated February 28, 2002

         The audited financial statements included in the Annual Report and the related report of Ernst & Young LLP, The Galaxy Fund's independent auditors, contained in the Annual Report are incorporated herein by reference in the section "Financial Statements." No other portions of the Annual Report are incorporated by reference.

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                                TABLE OF CONTENTS

                                                                           PAGE

GENERAL INFORMATION                                                           1
DESCRIPTION OF GALAXY AND ITS SHARES                                          1
INVESTMENT STRATEGIES, POLICIES AND RISKS                                     4
   Short-Term Bond Fund                                                       4
   Intermediate Government Income Fund                                        5
   High Quality Bond Fund                                                     6
   Corporate Bond Fund                                                        6
   Special Risk Considerations                                                7
   Foreign Securities                                                         7
   Ratings                                                                    8
   Other Investment Policies and Risk Considerations                          8
   U.S. Government Obligations and Money Market Instruments                   8
   Variable and Floating Rate Obligations                                    10
   Municipal Securities                                                      11
   Stand-by Commitments                                                      13
   Repurchase and Reverse Repurchase Agreements                              13
   Securities Lending                                                        14
   Investment Company Securities                                             14
   Derivative Securities                                                     15
   American, European and Continental Depositary Receipts                    17
   When-Issued, Forward Commitment and Delayed Settlement Transactions       17
   Asset-Backed Securities                                                   18
   Mortgage-Backed Securities                                                19
   Mortgage Dollar Rolls                                                     20
   U.S. Treasury Rolls                                                       21
   Stripped Obligations                                                      21
   Guaranteed Investment Contracts                                           22
   Bank Investment Contracts                                                 22
   Zero Coupon Bonds                                                         22
   Portfolio Turnover                                                        23
INVESTMENT LIMITATIONS                                                       23
VALUATION OF PORTFOLIO SECURITIES                                            26
ADDITIONAL PURCHASE AND REDEMPTION INFORMATION                               27
   Purchases of Retail Shares and Trust Shares                               27
   General                                                                   27
   Customers of Institutions                                                 28
   Applicable Sales Charge -- Retail A Shares                                28
   Computation of Offering Price -- Retail A Shares                          30
   Quantity Discounts                                                        30
   Applicable Sales Charge -- Retail B Shares                                33
   Characteristics of Retail A Shares and Retail B Shares                    34
   Factors to Consider When Selecting Retail A Shares or Retail B Shares     35
   Purchases of Trust Shares                                                 36

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                                TABLE OF CONTENTS
                                  (CONTINUED)

                                                                           PAGE

   Other Purchase Information                                                36
   Redemption of Retail A Shares, Retail B Shares and Trust Shares           36
INVESTOR PROGRAMS - RETAIL A SHARES AND RETAIL B SHARES                      37
   Exchange Privilege                                                        37
   Retirement Plans                                                          38
   Automatic Investment Program and Systematic Withdrawal Plan               39
   Payroll Deduction Program                                                 39
   College Investment Program                                                40
   Direct Deposit Program                                                    40
TAXES                                                                        40
Taxation of Certain Financial Instruments                                    41
TRUSTEES AND OFFICERS                                                        42
   Standing Board Committees                                                 44
   Trustee Ownership of Fund Shares                                          44
   Board Compensation                                                        45
   Shareholder and Trustee Liability                                         47
INVESTMENT ADVISER                                                           47
   Annual Board Approval of Investment Advisory Agreement                    49
ADMINISTRATOR                                                                50
CUSTODIAN AND TRANSFER AGENT                                                 51
EXPENSES                                                                     53
PORTFOLIO TRANSACTIONS                                                       53
SHAREHOLDER SERVICES PLAN                                                    54
DISTRIBUTION AND SERVICES PLAN                                               56
DISTRIBUTOR                                                                  58
AUDITORS                                                                     60
COUNSEL                                                                      60
CODES OF ETHICS                                                              60
PERFORMANCE AND YIELD INFORMATION                                            60
   Performance Reporting                                                     65
MISCELLANEOUS                                                                66
FINANCIAL STATEMENTS                                                         88
APPENDIX A                                                                  A-1
APPENDIX B                                                                  B-1

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                               GENERAL INFORMATION

         This Statement of Additional Information should be read in conjunction with a current Prospectus. This Statement of Additional Information relates to the Prospectuses for Trust Shares of the four Funds listed on the cover page and Retail A Shares and Retail B Shares of each of the Short-Term Bond, Intermediate Government Income and High Quality Bond Funds. The Corporate Bond Fund is authorized to offer Retail A Shares and Trust Shares but currently offers only Trust Shares. The Short-Term Bond, Intermediate Government Income and High Quality Bond Funds also offer Prime A Shares and Prime B Shares, which are described in separate statements of additional information and related prospectuses. This Statement of Additional Information is incorporated by reference in its entirety into the Prospectuses. No investment in shares of the Funds should be made without reading a Prospectus.

         SHARES OF THE FUNDS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, FLEETBOSTON FINANCIAL CORPORATION OR ANY OF ITS AFFILIATES, FLEET INVESTMENT ADVISORS INC., OR ANY FLEET BANK. SHARES OF THE FUNDS ARE NOT FEDERALLY INSURED BY, GUARANTEED BY, OBLIGATIONS OF OR OTHERWISE SUPPORTED BY THE U.S. GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENTAL AGENCY. INVESTMENT RETURN AND PRINCIPAL VALUE WILL VARY AS A RESULT OF MARKET CONDITIONS OR OTHER FACTORS SO THAT SHARES OF THE FUNDS, WHEN REDEEMED, MAY BE WORTH MORE OR LESS THAN THEIR ORIGINAL COST. AN INVESTMENT IN THE FUNDS INVOLVES INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF THE PRINCIPAL AMOUNT INVESTED.

                      DESCRIPTION OF GALAXY AND ITS SHARES

         The Galaxy Fund ("Galaxy") is an open-end management investment company currently offering shares of beneficial interest in forty investment portfolios:
Money Market Fund, Government Money Market Fund, U.S. Treasury Money Market Fund, Tax-Exempt Money Market Fund, Connecticut Municipal Money Market Fund, Massachusetts Municipal Money Market Fund, Institutional Money Market Fund, Institutional Government Money Market Fund, Institutional Treasury Money Market Fund, Prime Reserves, Government Reserves, Tax-Exempt Reserves, Equity Value Fund, Equity Growth Fund, Growth Fund II, Equity Income Fund, International Equity Fund, Pan Asia Fund, Small Company Equity Fund, Asset Allocation Fund, Small Cap Value Fund, Growth and Income Fund, Strategic Equity Fund, Large Cap Growth Fund, Large Cap Value Fund, Short-Term Bond Fund, Intermediate Government Income Fund, High Quality Bond Fund, Corporate Bond Fund, Tax-Exempt Bond Fund, Intermediate Tax-Exempt Bond Fund, New Jersey Municipal Bond Fund, New York Municipal Bond Fund, Connecticut Municipal Bond Fund, Connecticut Intermediate Municipal Bond Fund, Massachusetts Municipal Bond Fund, Massachusetts Intermediate Municipal Bond Fund, Rhode Island Municipal Bond Fund, Florida Municipal Bond Fund and Pennsylvania Municipal Bond Fund. Galaxy is also authorized to issue shares of beneficial interest in two additional investment portfolios, the MidCap Equity Fund and the New York Municipal Money Market Fund. As of the date of this Statement of Additional Information, however, the MidCap Equity

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Fund and the New York Municipal Money Market Fund had not commenced investment operations.

         Galaxy was organized as a Massachusetts business trust on March 31, 1986. Galaxy's Declaration of Trust authorizes the Board of Trustees to classify or reclassify any unissued shares into one or more classes or series of shares by setting or changing in any one or more respects their respective preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. Pursuant to such authority, the Board of Trustees has authorized the issuance of an unlimited number of shares in each of the series in the Funds as follows: Class D shares (Trust Shares), Class D - Special Series 1 shares (Retail A Shares), Class D - Special Series 2 shares (Retail B Shares), Class D - Special Series 3 shares, (Prime A Shares) and Class D - Special Series 4 shares (Prime B Shares), each series representing interests in the Intermediate Government Income Fund; Class J - Series 1 shares (Trust Shares), Class J - Series 2 shares (Retail A Shares), Class J - Series 3 shares (Retail B Shares), Class J - Series 4 shares (Prime A Shares) and Class J - Series 5 shares (Prime B Shares), each series representing interests in the High Quality Bond Fund; Class L - Series 1 shares (Trust Shares), Class L - Series 2 shares (Retail A Shares), Class L - Series 3 shares (Retail B Shares), Class L - Series 4 shares (Prime A Shares) and Class L
- Series 5 shares (Prime B Shares), each series representing interests in the Short-Term Bond Fund; and Class T - Series 1 shares (Trust Shares) and Class T - Series 2 shares (Retail A Shares), each series representing interests in the Corporate Bond Fund. Each Fund is classified as a diversified company under the Investment Company Act of 1940, as amended (the "1940 Act").

         Each share of Galaxy (irrespective of series designation) has a par value of $.001 per share, represents an equal proportionate interest in the related investment portfolio with other shares of the same class (irrespective of series designation), and is entitled to such dividends and distributions out of the income earned on the assets belonging to such investment portfolio as are declared in the discretion of Galaxy's Board of Trustees.

         Shares have no preemptive rights and only such conversion or exchange rights as the Board of Trustees may grant in its discretion. When issued for payment as described in the Prospectuses, shares will be fully paid and non-assessable. Each series of shares in a Fund (I.E., Retail A Shares, Retail B Shares, Trust Shares, Prime A Shares and Prime B Shares) bear pro rata the same expenses and are entitled equally to the Fund's dividends and distributions except as follows. Each series will bear the expenses of any distribution and/or shareholder servicing plans applicable to such series. For example, as described below, holders of Retail A Shares will bear the expenses of the Shareholder Services Plan for Retail A Shares and Trust Shares (which is currently applicable only to Retail A Shares) and holders of Retail B Shares will bear the expenses of the Distribution and Services Plan for Retail B Shares. In addition, each series may incur differing transfer agency fees and may have differing sales charges. Standardized yield and total return quotations are computed separately for each series of shares. The differences in expenses paid by the respective series will affect their performance. See "Shareholder Services Plan" and "Distribution and Services Plan" below.

         In the event of a liquidation or dissolution of Galaxy or an individual Fund, shareholders of a particular Fund would be entitled to receive the assets available for distribution belonging to such Fund, and a proportionate distribution, based upon the relative asset values of Galaxy's respective Funds, of any general assets of Galaxy not belonging to any particular Fund, which are available for distribution. Shareholders of a Fund are entitled to participate in the net distributable assets of the particular Fund involved in liquidation, based on the number of shares of the Fund that are held by each shareholder, except that if a particular Fund offers more than one series of shares, then each series of the Fund would be solely responsible for the Fund's payments under any distribution and/or shareholder servicing plan applicable to such series.

         Holders of all outstanding shares of a particular Fund will vote together in the aggregate and not by series on all matters, except that only shares of a particular series of a Fund will be entitled to vote on matters submitted to a vote of shareholders pertaining to any distribution and/or shareholder servicing plan for such series (E.G., only Retail A Shares and Trust Shares of a Fund will be entitled to vote on matters submitted to a vote of shareholders pertaining to Galaxy's Shareholder Services Plan for Retail A Shares and Trust Shares and only Retail B Shares of a Fund will be entitled to vote on matters submitted to a vote of shareholders pertaining to Galaxy's Distribution and Services Plan for Retail B Shares). Further, shareholders of all of the Funds, as well as those of any other investment portfolio now or hereafter offered by Galaxy, will vote together in the aggregate and not separately on a Fund-by-Fund basis, except as otherwise required by law or when permitted by the Board of Trustees. Rule 18f-2 under the 1940 Act provides that any matter required to be submitted to the holders of the outstanding voting securities of an investment company such as Galaxy shall not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding shares of each Fund affected by the matter. A particular Fund is deemed to be affected by a matter unless it is clear that the interests of each Fund in the matter are substantially identical or that the matter does not affect any interest of the Fund. Under the Rule, the approval of an investment advisory agreement or any change in an investment objective or a fundamental investment policy would be effectively acted upon with respect to a Fund only if approved by a majority of the outstanding shares of such Fund (irrespective of series designation). However, the Rule also provides that the ratification of the appointment of independent public accountants, the approval of principal underwriting contracts, and the election of trustees may be effectively acted upon by shareholders of Galaxy voting without regard to class or series.

         Shareholders are entitled to one vote for each full share held, and a proportionate fractional vote for each fractional share held, and will vote in the aggregate and not by class or series, except as otherwise expressly required by law or when the Board of Trustees determines that the matter to be voted on affects only the interests of shareholders of a particular class or series. Voting rights are not cumulative and, accordingly, the holders of more than 50% in the aggregate of Galaxy's outstanding shares may elect all of the trustees, irrespective of the votes of other shareholders.

         Galaxy is not required under Massachusetts law to hold annual shareholder meetings and intends to do so only if required by the 1940 Act. Shareholders have the right to remove Trustees. Galaxy's Declaration of Trust provides that a meeting of shareholders shall be called by the Board of Trustees upon a written request of shareholders owning at least 10% of the outstanding shares of Galaxy entitled to vote.

         Galaxy's Declaration of Trust authorizes the Board of Trustees, without shareholder approval (unless otherwise required by the 1940 Act, the Securities Act of 1933 (the "1933 Act") or other applicable law), to (a) sell and convey the assets of a Fund to another management investment company for consideration which may include securities issued by the purchaser and, in connection therewith, to cause all outstanding shares of the Fund involved to be redeemed at a price which is equal to their net asset value and which may be paid in cash or by distribution of the securities or other consideration received from the sale and conveyance; (b) sell and convert a Fund's assets into money and, in connection therewith, to cause all outstanding shares of the Fund involved to be redeemed at their net asset value; or (c) combine the assets belonging to a Fund with the assets belonging to another Fund of Galaxy and, in connection therewith, to cause all outstanding shares of any Fund to be redeemed at their net asset value or converted into shares of another class of Galaxy's shares at the net asset value. In the event that shares are redeemed in cash at their net asset value, a shareholder may receive in payment for such shares, due to changes in the market prices of the Fund's portfolio securities, an amount that is more or less than the original investment. The exercise of such authority by the Board of Trustees will be subject to the provisions of the 1940 Act, and the Board of Trustees will not take any action described in this paragraph unless the proposed action has been disclosed in writing to the Fund's shareholders at least 30 days prior thereto.

                    INVESTMENT STRATEGIES, POLICIES AND RISKS

         Fleet Investment Advisors Inc. ("Fleet"), the Funds' investment adviser, will use its best efforts to achieve each Fund's investment objective, although such achievement cannot be assured. The investment objective of a Fund as described in its Prospectus(es) may not be changed without the approval of the holders of a majority of its outstanding shares (as defined under "Miscellaneous"). Except as noted below in the description of each Fund's investment policies and strategies and under "Investment Limitations," a Fund's investment policies may be changed without shareholder approval. An investor should not consider an investment in the Funds to be a complete investment program. The following investment strategies, policies and risks supplement those set forth in the Funds' Prospectuses.

SHORT-TERM BOND FUND

         In addition to its principal investment strategies and policies as described in its Prospectuses, the Short-Term Bond Fund may also invest, from time to time, in municipal securities. The purchase of municipal securities may be advantageous when, as a result of prevailing economic, regulatory or other circumstances, the performance of such securities, on a pre-tax basis, is comparable to that of corporate or U.S. Government debt obligations. See "Other Investment Policies and Risk Consideration - Municipal Securities" below. The Fund may also enter into interest rate futures contracts to hedge against changes in market values. See "Other Investment Policies and Risk Considerations
- Derivative Securities" below. Any
common stock received through the conversion of convertible debt obligations will be sold in an orderly manner as soon as possible.

         The obligations of foreign banks and obligations issued or guaranteed by foreign governments or any of their political subdivisions or instrumentalities in which the Fund may invest include debt obligations issued by Canadian Provincial Governments, which are similar to U.S. municipal securities except that the income derived therefrom is fully subject to U.S. federal taxation. These instruments are denominated in either Canadian or U.S. dollars and have an established over-the-counter market in the United States. Also included are debt obligations of supranational entities, which include international organizations designated or supported by governmental entities to promote economic reconstruction or development and international banking institutions and related government agencies. Examples of these include the International Bank for Reconstruction and Development ("World Bank"), the Asian Development Bank and the InterAmerican Development Bank. Obligations of supranational entities may be supported by appropriated but unpaid commitments of their member countries, and there is no assurance that these commitments will be undertaken or met in the future. The Fund may not invest more than 35% of its total assets in the securities of foreign issuers. The Fund may also invest in dollar-denominated debt obligations of U.S. corporations issued outside the United States. See "Special Risk Considerations - Foreign Securities" below.

         The Fund may enter into currency forward contracts (agreements to exchange one currency for another at a future date) to manage currency risks and to facilitate transactions in foreign securities. Although forward currency contracts can be used to protect the Fund from adverse rate changes, they involve a risk of loss if Fleet fails to predict foreign currency values correctly. See "Other Investment Policies and Risk Considerations - Derivative Securities" below.

         See "Other Investment Policies and Risk Considerations" below for information regarding additional investment policies of the Short-Term Bond Fund and Appendix A to this Statement of Additional Information for a description of the rating categories of Standard & Poor's Ratings Group ("S&P") and Moody's Investors Service, Inc. ("Moody's").

INTERMEDIATE GOVERNMENT INCOME FUND

         In addition to its principal investment strategies and policies as described in its Prospectuses, the Intermediate Government Income Fund may also invest, from time to time, in municipal securities. See "Other Investment Policies and Risk Considerations - Municipal Securities" below. The Fund may also enter into interest rate futures contracts in an effort to manage the impact to the Fund of changes in interest rates. See "Other Investment Policies and Risk Considerations -Derivative Securities" below. In addition, the Fund may invest in obligations issued by Canadian Provincial Governments and in debt obligations of supranational entities. See "Short-Term Bond Fund" above. The Fund may not invest more than 35% of its total assets in the securities of foreign issuers. The Fund may also invest in dollar-denominated obligations of U.S. corporations issued outside the United States. See "Special Risk Considerations - Foreign Securities" below. Any common stock received through the conversion of convertible debt obligations will be sold in an orderly manner as soon as possible.

         See "Other Investment Policies and Risk Considerations" below for information regarding additional investment policies of the Intermediate Government Income Fund and Appendix A to this Statement of Additional Information for a description of the rating categories of S&P and Moody's.

HIGH QUALITY BOND FUND

         In addition to its principal investment strategies and policies as described in its Prospectuses, the High Quality Bond Fund may also invest, from time to time, in municipal securities. See "Other Investment Policies and Risk Considerations - Municipal Securities" below. The Fund may enter into interest rate futures contracts in an effort to manage the impact to the Fund of changes in interest rates. See "Other Investment Policies and Risk Considerations - Derivative Securities" below. The Fund may also invest in obligations issued by Canadian Provincial Governments and in debt obligations of supranational entities. See "Short-Term Bond Fund" above. The Fund may not invest more than 35% of its total assets in the securities of foreign issuers. The Fund may also invest in dollar-denominated obligations of U.S. corporations issued outside the United States. See "Special Risk Considerations - Foreign Securities" below. Any common stock received through the conversion of convertible debt obligations will be sold in an orderly manner as soon as possible.

         See "Other Investment Policies and Risk Considerations" below for information regarding additional investment policies of the High Quality Bond Fund and Appendix A to this Statement of Additional Information for a description of the rating categories of S&P and Moody's.

CORPORATE BOND FUND

         In addition to its principal investment strategies and policies as described in its Prospectus, the Corporate Bond Fund may also invest in obligations issued or guaranteed by the U.S. or foreign governments, their agencies or instrumentalities, or by supranational banks or other organizations. Examples of supranational banks include the World Bank, the Asian Development Bank and the InterAmerican Development Bank. Obligations of supranational banks may be supported by appropriated but unpaid commitments of their member countries and there is no assurance that those commitments will be undertaken or met in the future. The Fund may invest, from time to time, in municipal securities. The purchase of municipal securities may be advantageous when, as a result of their tax status or prevailing economic, regulatory or other circumstances, the performance of such securities is expected to be comparable to that of corporate or U.S. Government debt obligations. See "Other Investment Policies and Risk Considerations - Municipal Securities" below. The Fund may enter into interest rate futures contracts to hedge against changes in market values. See "Other Investment Policies and Risk Considerations - Derivative Securities" below. The Fund may also invest in "money market" instruments.

         The value of convertible securities in which the Fund may invest fluctuates in relation to changes in interest rates like bonds and, in addition, fluctuates in relation to the underlying common stock. Any common stock received through the conversion of convertible debt obligations will be sold in an orderly manner as soon as possible.

         The Fund may also invest in debt obligations of foreign issuers such as foreign corporations and banks, as well as foreign governments and their political subdivisions. Such investments may subject the Fund to special investment risks. See "Special Risk Considerations - Foreign Securities" below. The Fund will not invest more than 20% of its net assets in the securities of foreign issuers. The Fund may also invest in dollar-denominated debt obligations of U.S. corporations issued outside the United States.

         The Fund may enter into currency forward contracts (agreements to exchange one currency for another at a future date) to manage currency risks and to facilitate transactions in foreign securities. Although currency forward contracts can be used to protect the Fund from adverse rate changes, they involve a risk of loss if Fleet fails to predict foreign currency values correctly. See "Other Investment Policies and Risk Considerations - Derivative Securities" below.

         See "Other Investment Policies and Risk Considerations" below for information regarding additional investment policies of the Fund and Appendix A to this Statement of Additional Information for a description of the rating categories of S&P and Moody's.

                           SPECIAL RISK CONSIDERATIONS

FOREIGN SECURITIES

         Investments by the Short-Term Bond and Corporate Bond Funds in foreign securities may involve higher costs than investments in U.S. securities, including higher transaction costs, as well as the imposition of additional taxes by foreign governments. In addition, foreign investments may include additional risks associated with currency exchange rates, less complete financial information about the issuers, less market liquidity, and political instability. Future political and economic developments, the possible imposition of withholding taxes on interest income, the possible seizure or nationalization of foreign holdings, the possible establishment of exchange controls, or the adoption of other governmental restrictions, might adversely affect the payment of principal and interest on foreign obligations.

         Although the Short-Term Bond and Corporate Bond Funds may invest in securities denominated in foreign currencies, the Funds value their securities and other assets in U.S. dollars. As a result, the net asset value of the Funds' shares may fluctuate with U.S. dollar exchange rates as well as with price changes of the Funds' foreign securities in the various local markets and currencies. Thus, an increase in the value of the U.S. dollar compared to the currencies in which the Funds make their foreign investments could reduce the effect of increases and magnify the effect of decreases in the price of the Funds' foreign securities in their local markets. Conversely, a decrease in the value of the U.S. dollar will have the opposite effect of magnifying the effect of increases and reducing the effect of decreases in the prices of the Funds' foreign securities in their local markets. In addition to favorable and unfavorable currency exchange rate developments, the Funds are subject to the possible imposition of exchange control regulations or freezes on convertibility of currency.

RATINGS

         If the rating of a security held by a Fund is downgraded below investment grade, the Fund doesn't have to sell the security unless (i) the Adviser determines under the circumstances the security is no longer an appropriate investment for the Fund, or (ii) the security, together with any securities held by the Fund that are rated below investment grade, exceed 5% of the Fund's net assets. The Funds' investments in obligations rated below the four highest ratings assigned by S&P and Moody's have different risks than investments in securities that are rated "investment grade." Risk of loss upon default by the issuer is significantly greater because lower-rated securities are generally unsecured and are often subordinated to other creditors of the issuer, and because the issuers frequently have high levels of indebtedness and are more sensitive to adverse economic conditions, such as recessions, individual corporate developments and increasing interest rates than are investment grade issuers. As a result, the market price of such securities may be particularly volatile.

                OTHER INVESTMENT POLICIES AND RISK CONSIDERATIONS

         Investment methods described in the Prospectuses and this Statement of Additional Information are among those which one or more of the Funds have the power to utilize. Some may be employed on a regular basis; others may not be used at all. Accordingly, reference to any particular method or technique carries no implication that it will be utilized or, if it is, that it will be successful.

U.S. GOVERNMENT OBLIGATIONS AND MONEY MARKET INSTRUMENTS

         The Funds may, in accordance with their investment policies, invest from time to time in obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities and in money market instruments, including but not limited to bank obligations, commercial paper and corporate bonds.

         Examples of the types of obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities (hereinafter, "U.S. Government obligations") that may be held by the Funds include, without limitation, direct obligations of the U.S. Treasury, and securities issued or guaranteed by the Federal Home Loan Banks, Federal Farm Credit Banks, Federal Land Banks, Federal Housing Administration, Farmers Home Administration, Export-Import Bank of the United States, Small Business Administration, Government National Mortgage Association, Federal National Mortgage Association, General Services Administration, Central Bank for Cooperatives, Federal Home Loan Mortgage Corporation, Federal Intermediate Credit Banks, Resolution Trust Corporation and Maritime Administration.

         U.S. Treasury securities differ only in their interest rates, maturities and time of issuance: Treasury Bills have initial maturities of one year or less; Treasury Notes have initial maturities of one to ten years; and Treasury Bonds generally have initial maturities of more than ten years. Obligations of certain agencies and instrumentalities of the U.S. Government, such as those of the Government National Mortgage Association, are supported by the full faith and credit of the U.S. Treasury; others, such as those of the Federal Home Loan Banks, are supported by the right of the issuer to borrow from the Treasury; others, such as those of the Federal National Mortgage Association, are supported by the discretionary authority of the U.S. Government to purchase the agency's obligations; still others, such as those of the Federal Home Loan Mortgage Corporation, are supported only by the credit of the instrumentality. No assurance can be given that the U.S. Government would provide financial support to U.S. Government-sponsored instrumentalities if it is not obligated to do so by law. Some of these instruments may be variable or floating rate instruments.

         Securities issued or guaranteed by the U.S. Government, its agencies and instrumentalities have historically involved little risk of loss of principal. However, due to fluctuations in interest rates, the market value of such securities may vary during the period a shareholder owns shares of the Funds.

         Bank obligations include bankers' acceptances, negotiable certificates of deposit, and non-negotiable time deposits issued for a definite period of time and earning a specified return by a U.S. bank which is a member of the Federal Reserve System or is insured by the Federal Deposit Insurance Corporation ("FDIC"), or by a savings and loan association or savings bank which is insured by the FDIC. Bank obligations also include U.S. dollar-denominated obligations of foreign branches of U.S. banks or of U.S. branches of foreign banks, all of the same type as domestic bank obligations. Investments in bank obligations are limited to the obligations of financial institutions having more than $1 billion in total assets at the time of purchase. Investments by the Funds in non-negotiable time deposits are limited to no more than 5% of each Fund's total assets at the time of purchase. Time deposits with a maturity longer than seven days or that do not provide for payment within seven days after notice will be subject to each Fund's limitation on illiquid securities described below under "Investment Limitations." For purposes of each Fund's investment policies with respect to bank obligations, the assets of a bank or savings institution will be deemed to include the assets of its U.S. and foreign branches.

         Domestic and foreign banks are subject to extensive but different government regulation which may limit the amount and types of their loans and the interest rates that may be charged. In addition, the profitability of the banking industry is largely dependent upon the availability and cost of funds to finance lending operations and the quality of underlying bank assets.

         Investments in obligations of foreign branches of U.S. banks and of U.S. branches of foreign banks may subject a Fund to additional risks, including future political and economic developments, the possible imposition of withholding taxes on interest income, possible seizure or nationalization of foreign deposits, the possible establishment of exchange controls, or the adoption of other foreign governmental restrictions which might adversely affect the payment of principal and interest on such obligations. In addition, foreign branches of U.S. banks and U.S. branches of foreign banks may be subject to less stringent reserve requirements and to different accounting, auditing, reporting, and recordkeeping standards than those applicable to domestic branches of U.S. banks. Such investments may also subject a Fund to investment risks similar to those accompanying direct investments in foreign securities. See "Special Risk Considerations - Foreign Securities." The Funds will invest in the obligations of U.S. branches of foreign banks or foreign branches of U.S. banks only when Fleet believes that the credit risk with respect to the instrument is minimal.

         Commercial paper is the term used to designate unsecured short-term promissory notes issued by corporations and other entities. Commercial paper may include securities issued by corporations without registration under the 1933 Act in reliance on the so-called "private placement" exemption in Section 4(2) ("Section 4(2) Paper"). Section 4(2) Paper is restricted as to disposition under the federal securities laws in that any resale must similarly be made in an exempt transaction. Section 4(2) Paper is normally resold to other institutional investors through or with the assistance of investment dealers who make a market in Section 4(2) Paper, thus providing liquidity. For purposes of each Fund's 15% limitation on purchases of illiquid instruments described below, Section 4(2) Paper will not be considered illiquid if Fleet has determined, in accordance with guidelines approved by the Board of Trustees, that an adequate trading market exists for such securities. The Funds may also purchase Rule 144A securities. See "Investment Limitations" below.

VARIABLE AND FLOATING RATE OBLIGATIONS

         The Funds may purchase variable and floating rate instruments in accordance with their investment objectives and policies as described in the Prospectuses and this Statement of Additional Information. Variable rate instruments provide for periodic adjustments in the interest rate. Floating rate instruments provide for automatic adjustment of the interest rate whenever some other specified interest rate changes. Some variable and floating rate obligations are direct lending arrangements between the purchaser and the issuer and these may be no active secondary market. However, in the case of variable and floating rate obligations with a demand feature, a Fund may demand payment of principal and accrued interest at a time specified in the instrument or may resell the instrument to a third party. In the event an issuer of a variable or floating rate obligation defaulted on its payment obligation, a Fund might be unable to dispose of the note because of the absence of a secondary market and could, for this or other reasons, suffer a loss to the extent of the default. Variable or floating rate instruments issued or guaranteed by the U.S. Government or its agencies or instrumentalities are similar in form but may have a more active secondary market. Substantial holdings of variable and floating rate instruments could reduce portfolio liquidity.

         If a variable or floating rate instrument is not rated, Fleet must determine that such instrument is comparable to rated instruments eligible for purchase by the Funds and will consider the earning power, cash flows and other liquidity ratios of the issuers and guarantors of such instruments and will continuously monitor their financial status in order to meet payment on demand. In determining average weighted portfolio maturity of each of these Funds, a variable or floating rate instrument issued or guaranteed by the U.S. Government or an agency or instrumentality thereof will be deemed to have a maturity equal to the period remaining until the obligation's next interest rate adjustment. Variable and floating rate obligations with a demand feature will be deemed to have a maturity equal to the longer of the period remaining to the next interest rate adjustment or the demand notice period.

MUNICIPAL SECURITIES

         The Funds may invest in municipal securities when such investments are deemed appropriate by Fleet in light of the Funds' investment objectives. As a result of the favorable tax treatment afforded such obligations under the Internal Revenue Code of 1986, as amended (the "Code"), yields on municipal obligations can generally be expected under normal market conditions to be lower than yields on corporate and U.S. Government obligations, although from time to time municipal securities have outperformed, on a total return basis, comparable corporate and U.S. Government debt obligations as a result of prevailing economic, regulatory or other circumstances.

         Municipal securities acquired by the Funds include debt obligations issued by governmental entities to obtain funds for various public purposes, including the construction of a wide range of public facilities, the refunding of outstanding obligations, the payment of general operating expenses, and the extension of loans to public institutions and facilities. Private activity bonds that are issued by or on behalf of public authorities to finance various privately operated facilities are "municipal securities" if the interest paid thereon is exempt from regular federal income tax and not treated as a specific tax preference item under the federal alternative minimum tax.

         The two principal classifications of municipal securities which may be held by the Funds are "general obligation" securities and "revenue" securities. General obligation securities are secured by the issuer's pledge of its full faith, credit and taxing power for the payment of principal and interest. Revenue securities are payable only from the revenues derived from a particular facility or class of facilities or, in some cases, from the proceeds of a special excise tax or other specific revenue source such as the user of the facility being financed. Private activity bonds held by the Funds are in most cases revenue securities and are not payable from the unrestricted revenues of the issuer. Consequently, the credit quality of such private activity bonds is usually directly related to the credit standing of the corporate user of the facility involved.

         Each Fund's portfolio may also include "moral obligation" securities, which are normally issued by special purpose public authorities. If the issuer of moral obligation securities is unable to meet its debt service obligations from current revenues, it may draw on a reserve fund, the restoration of which is a moral commitment but not a legal obligation of the state or municipality which created the issuer.

         There are, of course, variations in the quality of municipal securities, both within a particular category and between categories, and the yields on municipal securities depend upon a variety of factors, including general market conditions, the financial condition of the issuer, general conditions of the municipal bond market, the size of a particular offering, the maturity of the obligation, and the rating of the issue. The ratings of a nationally recognized statistical rating organization ("NRSRO"), such as Moody's and S&P, represent such NRSRO's opinion as to the quality of municipal securities. It should be emphasized that these ratings are general and are not absolute standards of quality. Municipal securities with the same maturity, interest rate and rating may have different yields. Municipal securities of the same maturity and interest rate with different ratings may have the same yield.

         The payment of principal and interest on most municipal securities purchased by the Funds will depend upon the ability of the issuers to meet their obligations. Each state, the District of Columbia, each of their political subdivisions, agencies, instrumentalities and authorities and each multistate agency of which a state is a member is a separate "issuer" as that term is used in this Statement of Additional Information. The non-governmental user of facilities financed by private activity bonds is also considered to be an "issuer." An issuer's obligations under its municipal securities are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors, such as the federal Bankruptcy Code and laws, if any, which may be enacted by federal or state legislatures extending the time for payment of principal or interest, or both, or imposing other constraints upon enforcement of such obligations or upon the ability of municipalities to levy taxes. The power or ability of an issuer to meet its obligations for the payment of interest on and principal of its municipal securities may be materially adversely affected by litigation or other conditions.

         Among other instruments, the Funds may purchase short-term general obligation notes, tax anticipation notes, bond anticipation notes, revenue anticipation notes, tax-exempt commercial paper, construction loan notes and other forms of short-term loans. Such instruments are issued with a short-term maturity in anticipation of the receipt of tax funds, the proceeds of bond placements or other revenues. In addition, the Funds may invest in long-term tax-exempt instruments, such as municipal bonds and private activity bonds, to the extent consistent with the limitations set forth for each Fund.

         Private activity bonds are or have been issued to obtain funds to provide, among other things, privately operated housing facilities, pollution control facilities, convention or trade show facilities, mass transit, airport, port or parking facilities and certain local facilities for water supply, gas, electricity or sewage or solid waste disposal. Private activity bonds are also issued to privately held or publicly owned corporations in the financing of commercial or industrial facilities. State and local governments are authorized in most states to issue private activity bonds for such purposes in order to encourage corporations to locate within their communities. The principal and interest on these obligations may be payable from the general revenues of the users of such facilities.

         Opinions relating to the validity of municipal securities and to the exemption of interest thereon from regular federal income tax are rendered by bond counsel to the respective issuers at the time of issuance. Neither the Funds nor Fleet will review the proceedings relating to the issuance of municipal securities or the bases for such opinions.

STAND-BY COMMITMENTS

         Each Fund may acquire "stand-by commitments" with respect to municipal securities held by it. Under a stand-by commitment, a dealer agrees to purchase, at a Fund's option, specified municipal securities at a specified price. The Funds will acquire stand-by commitments solely to facilitate portfolio liquidity and do not intend to exercise their rights thereunder for trading purposes. The Funds expect that stand-by commitments will generally be available without the payment of any direct or indirect consideration. However, if necessary or advisable, a Fund may pay for a stand-by commitment either separately in cash or by paying a higher price for municipal securities which are acquired subject to the commitment (thus reducing the yield otherwise available for the same securities). Where a Fund pays any consideration directly or indirectly for a stand-by commitment, its cost will be reflected as unrealized depreciation for the period during which the commitment is held by the Fund. Stand-by commitments acquired by a Fund would be valued at zero in determining the Fund's net asset value.

         Stand-by commitments are exercisable by a Fund at any time before the maturity of the underlying municipal security, and may be sold, transferred or assigned by the Fund only with respect to the underlying instruments. The default or bankruptcy of a securities dealer giving such a commitment would not affect the quality of the municipal securities purchased by a Fund. However, without a stand-by commitment, these securities could be more difficult to sell. A Fund will enter into stand-by commitments only with banks and broker/dealers that present minimal credit risks. In evaluating the creditworthiness of the issuer of a stand-by commitment, Fleet will review periodically the issuer's assets, liabilities, contingent claims and other relevant financial information.

REPURCHASE AND REVERSE REPURCHASE AGREEMENTS

         Each Fund may purchase portfolio securities subject to the seller's agreement to repurchase them at a mutually specified date and price ("repurchase agreements"). Repurchase agreements will be entered into only with financial institutions such as banks and broker/dealers which are deemed to be creditworthy by Fleet. No Fund will enter into repurchase agreements with Fleet or any of its affiliates. Unless a repurchase agreement has a remaining maturity of seven days or less or may be terminated on demand upon notice of seven days or less, the repurchase agreement will be considered an illiquid security and will be subject to the 15% limit described in Investment Limitation No. 8 under "Investment Limitations" below.

         The seller under a repurchase agreement will be required to maintain the value of the securities which are subject to the agreement and held by a Fund at not less than the agreed upon repurchase price. If the seller defaulted on its repurchase obligation, the Fund holding such obligation would suffer a loss to the extent that the proceeds from a sale of the underlying securities (including accrued interest) were less than the repurchase price (including accrued interest) under the agreement. In the event that such a defaulting seller filed for bankruptcy or became insolvent, disposition of such securities by the Fund might be delayed pending court action.

         The repurchase price under a repurchase agreement generally equals the price paid by a Fund plus interest negotiated on the basis of current short-term rates (which may be more or less than the rate on the securities underlying the repurchase agreement). Securities subject to repurchase agreements will be held by a Fund's custodian or sub-custodian in a segregated account or in the Federal Reserve/Treasury book-entry system. Repurchase agreements are considered to be loans by a Fund under the 1940 Act.

         Each Fund may also borrow funds for temporary purposes by selling portfolio securities to financial institutions such as banks and broker/dealers and agreeing to repurchase them at a mutually specified date and price ("reverse repurchase agreements"). Reverse repurchase agreements involve the risk that the market value of the securities sold by a Fund may decline below the repurchase price. A Fund would pay interest on amounts obtained pursuant to a reverse repurchase agreement. Whenever a Fund enters into a reverse repurchase agreement, it will place in a segregated custodial account liquid assets such as cash or liquid portfolio securities equal to the repurchase price (including accrued interest). The Fund will monitor the account to ensure such equivalent value is maintained. Reverse repurchase agreements are considered to be borrowings by a Fund under the 1940 Act.

SECURITIES LENDING

         Each Fund may lend its portfolio securities to financial institutions such as banks and broker/dealers in accordance with the investment limitations described below. Such loans would involve risks of delay in receiving additional collateral or in recovering the securities loaned or even loss of rights in the collateral, should the borrower of the securities fail financially. Any portfolio securities purchased with cash collateral would also be subject to possible depreciation. A Fund that loans portfolio securities would continue to accrue interest on the securities loaned and would also earn income on the loans. Any cash collateral received by a Fund would be invested in high quality, short-term money market instruments. Loans will generally be short-term, will be made only to borrowers deemed by Fleet to be of good standing and only when, in Fleet's judgment, the income to be earned from the loan justifies the attendant risks. The Funds currently intend to limit the lending of their portfolio securities so that, at any given time, securities loaned by a Fund represent not more than one-third of the value of its total assets.

INVESTMENT COMPANY SECURITIES

         The Funds may invest in securities issued by other investment companies which invest in high quality, short-term debt securities and which determine their net asset value per share based on the amortized cost or penny-rounding method. The Funds will invest in other investment companies primarily for the purpose of investing their short-term cash which has not yet been invested in other portfolio instruments.

         Investments in other investment companies will cause a Fund (and, indirectly, the Fund's shareholders) to bear proportionately the costs incurred in connection with the investment companies' operations. Securities of other investment companies will be acquired by the Funds within the limits prescribed by the 1940 Act. Each Fund currently intends to limit its investments so that, as determined immediately after a securities purchase is made: (a) not more than 5% of the value of its total assets will be invested in the securities of any one investment company; (b) not more than 10% of the value of its total assets will be invested in the aggregate in securities of other investment companies as a group; (c) not more than 3% of the outstanding voting stock of any one investment company will be owned by the Fund; and (d) not more than 10% of the outstanding voting stock of any one closed-end investment company will be owned in the aggregate by the Funds, other investment portfolios of Galaxy, or any other investment companies advised by Fleet.

DERIVATIVE SECURITIES

         The Funds may from time to time, in accordance with their respective investment policies, purchase certain "derivative" securities. Derivative securities are instruments that derive their value from the performance of underlying assets, interest or currency exchange rates, or indices, and include, but are not limited to, interest rate futures, certain asset-backed and mortgage-backed securities, certain zero coupon bonds and currency forward contracts.

         Derivative securities present, to varying degrees, market risk that the performance of the underlying assets, interest or exchange rates or indices will decline; credit risk that the dealer or other counterparty to the transaction will fail to pay its obligations; volatility and leveraging risk that, if interest or exchange rates change adversely, the value of the derivative security will decline more than the assets, rates or indices on which it is based; liquidity risk that a Fund will be unable to sell a derivative security when it wants to because of lack of market depth or market disruption; pricing risk that the value of a derivative security will not correlate exactly to the value of the underlying assets, rates or indices on which it is based; and operations risk that loss will occur as a result of inadequate systems and controls, human error or otherwise. Some derivative securities are more complex than others, and for those instruments that have been developed recently, data are lacking regarding their actual performance over complete market cycles.

         Fleet will evaluate the risks presented by the derivative securities purchased by the Funds, and will determine, in connection with its day-to-day management of the Funds, how they will be used in furtherance of the Funds' investment objectives. It is possible, however, that Fleet's evaluations will prove to be inaccurate or incomplete and, even when accurate and complete, it is possible that the Funds will, because of the risks discussed above, incur loss as a result of their investments in derivative securities.

         INTEREST RATE FUTURES CONTRACTS. The Funds may enter into contracts (both purchase and sales) which provide for the future delivery of fixed income securities (commonly known as interest rate futures contracts). The Funds will not engage in futures transactions for speculation, but only to hedge against changes in the market values of securities which the Funds hold or intend to purchase or, in the case of the Intermediate Government Income and High Quality Bond Funds, in an effort to manage the impact to the Fund of changes in interest rates. The Funds will engage in futures transactions only to the extent permitted by the Commodity Futures Trading Commission ("CFTC") and the Securities and Exchange

Commission ("SEC"). The purchase of futures instruments in connection with securities which a Fund intends to purchase will require an amount of cash and/or liquid assets, equal to the market value of the outstanding futures contracts, to be deposited in a segregated account to collateralize the position and thereby insure that the use of such futures is unleveraged. Each Fund will limit its hedging transactions in futures contracts so that, immediately after any such transaction, the aggregate initial margin that is required to be posted by the Fund under the rules of the exchange on which the futures contract is traded does not exceed 5% of the Fund's total assets after taking into account any unrealized profits and unrealized losses on the Fund's open contracts. In addition, no more than one-third of each Fund's total assets may be covered by such contracts.

         Transactions in futures as a hedging device may subject the Funds to a number of risks. Successful use of futures by the Funds is subject to the ability of Fleet to predict correctly movements in the direction of the market. In addition, there may be an imperfect correlation, or no correlation at all, between movements in the price of futures contracts and movements in the price of the instruments being hedged. There is no assurance that a liquid market will exist for any particular futures contract at any particular time. Consequently, a Fund may realize a loss on a futures transaction that is not offset by a favorable movement in the price of securities which it holds or intends to purchase or a Fund may be unable to close a futures position in the event of adverse price movements. Additional information concerning futures transactions is contained in Appendix B to this Statement of Additional Information.

         FOREIGN CURRENCY EXCHANGE TRANSACTIONS - SHORT-TERM BOND AND CORPORATE BOND FUNDS. Because the Short-Term Bond and Corporate Bond Funds may buy and sell securities denominated in currencies other than the U.S. dollar, and may receive interest, dividends and sale proceeds in currencies other than the U.S. dollar, the Funds from time to time may enter into foreign currency exchange transactions to convert the U.S. dollar to foreign currencies and foreign currencies to the U.S. dollar as well as to convert foreign currencies to other foreign currencies. A Fund either enters into these transactions on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market, or uses forward contracts to purchase or sell foreign currencies.

         A forward foreign currency exchange contract is an obligation by a Fund to purchase or sell a specific currency at a specified price and future date, which may be any fixed number of days from the date of the contract. Forward foreign currency exchange contracts establish an exchange rate at a future date. These contracts are transferable in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers. A forward foreign currency exchange contract generally has no deposit requirement and is traded at a net price without commission. Neither spot transactions nor forward foreign currency exchange contracts eliminate fluctuations in the prices of a Fund's portfolio securities or in foreign exchange rates, or prevent loss if the prices of these securities should decline.

         The Short-Term Bond and Corporate Bond Funds may enter into foreign currency hedging transactions in an attempt to protect against changes in foreign currency exchange rates between the trade and settlement dates of specific securities transactions or changes in foreign currency exchange rates that would adversely affect a portfolio position or an anticipated portfolio position. Since consideration of the prospect for currency parities will be incorporated into a Fund's long-term investment decisions, neither Fund will routinely enter into foreign currency hedging transactions with respect to portfolio security transactions; however, it is important to have the flexibility to enter into foreign currency hedging transactions when it is determined that the transactions would be in a Fund's best interest. Although these transactions tend to minimize the risk of loss due to a decline in the value of the hedged currency, at the same time they tend to limit any potential gain that might be realized should the value of the hedged currency increase. The precise matching of the forward contract amounts and the value of the securities involved will not generally be possible because the future value of these securities in foreign currencies will change as a consequence of market movements in the value of those securities between the date the forward contract is entered into and the date it matures. The projection of currency market movements is extremely difficult, and the successful execution of a hedging strategy is highly uncertain.

AMERICAN, EUROPEAN AND CONTINENTAL DEPOSITARY RECEIPTS

         The Short-Term Bond Fund and Corporate Bond Fund may invest in American Depositary Receipts ("ADRs") and European Depositary Receipts ("EDRs"). ADRs are receipts issued in registered form by a U.S. bank or trust company evidencing ownership of underlying securities issued by a foreign issuer. EDRs, which are sometimes referred to as Continental Depositary Receipts ("CDRs"), are receipts issued in Europe typically by non-U.S. banks or trust companies and foreign branches of U.S. banks that evidence ownership of foreign or U.S. securities. ADRs may be listed on a national securities exchange or may be traded in the over-the-counter market. EDRs and CDRs are designed for use in European exchange and over-the-counter markets. ADRs, EDRs and CDRs traded in the over-the-counter market which do not have an active or substantial secondary market will be considered illiquid and therefore will be subject to the Funds' respective limitations with respect to such securities. If a Fund invests in an unsponsored ADR, EDR or CDR, there may be less information available to the Fund concerning the issuer of the securities underlying the unsponsored ADR, EDR or CDR than is available for an issuer of securities underlying a sponsored ADR, EDR or CDR. ADR prices are denominated in U.S. dollars although the underlying securities are denominated in a foreign currency. Investments in ADRs, EDRs or CDRs involve risks similar to those accompanying direct investments in foreign securities. Certain of these risks are described above under "Special Risk Considerations -- Foreign Securities."

WHEN-ISSUED, FORWARD COMMITMENT AND DELAYED SETTLEMENT TRANSACTIONS

         Each Fund may purchase eligible securities on a "when-issued" basis and may purchase or sell securities on a "forward commitment" basis. Each Fund may also purchase or sell eligible securities on a "delayed settlement" basis. When-issued and forward commitment transactions, which involve a commitment by a Fund to purchase or sell particular securities with payment and delivery taking place at a future date (perhaps one or two months later), permit the Fund to lock in a price or yield on a security it owns or intends to purchase, regardless of future changes in interest rates. Delayed settlement describes settlement of a securities transaction in the secondary market which will occur sometime in the future. When-issued, forward commitment and delayed settlement transactions involve the risk, however, that the yield or price obtained in a transaction may be less favorable than the yield or price available in the market when the security delivery takes place. It is expected that forward commitments, when-issued purchases and delayed settlements will not exceed 25% of the value of a Fund's total assets absent unusual market conditions. In the event a Fund's forward commitments, when-issued purchases and delayed settlements ever exceeded 25% of the value of its total assets, the Fund's liquidity and the ability of Fleet to manage the Fund might be adversely affected. The Funds do not intend to engage in when-issued purchases, forward commitments and delayed settlements for speculative purposes, but only in furtherance of their investment objectives.

         A Fund may dispose of a commitment prior to settlement if Fleet deems it appropriate to do so. In addition, a Fund may enter into transactions to sell its purchase commitments to third parties at current market values and simultaneously acquire other commitments to purchase similar securities at later dates. The Funds may realize short-term profits or losses upon the sale of such commitments.

         When a Fund agrees to purchase securities on a when-issued, forward commitment or delayed settlement basis, the Fund's custodian will set aside cash or liquid portfolio securities equal to the amount of the commitment in a separate account. In the event of a decline in the value of the securities that the custodian has set aside, the Fund may be required to place additional assets in the separate account in order to ensure that the value of the account remains equal to the amount of the Fund's commitment. A Fund's net assets may fluctuate to a greater degree if it sets aside portfolio securities to cover such purchase commitments than if it sets aside cash. Because a Fund sets aside liquid assets to satisfy its purchase commitments in the manner described, its liquidity and ability to manage its portfolio might be adversely affected in the event its forward commitments, when-issued purchases and delayed settlements exceeded 25% of the value of its total assets.

         When a Fund engages in when-issued, forward commitment or delayed settlement transactions, it relies on the seller to consummate the trade. Failure of the seller to do so may result in the Fund's incurring a loss or missing an opportunity to obtain a price considered to be advantageous for a security. For purposes of determining the average weighted maturity of a Fund's portfolio, the maturity of when-issued securities is calculated from the date of settlement of the purchase to the maturity date.

ASSET-BACKED SECURITIES

         Each Fund may purchase asset-backed securities, which represent a participation in, or are secured by and payable from, a stream of payments generated by particular assets, most often a pool of assets similar to one another. Assets generating such payments will consist of such instruments as motor vehicle installment purchase obligations, credit card receivables and home equity loans. Payment of principal and interest may be guaranteed up to certain amounts and for a certain time period by a letter of credit issued by a financial institution unaffiliated with entities issuing the securities. The estimated life of an asset-backed security varies with the prepayment experience with respect to the underlying debt instruments. The rate of such prepayments, and hence the life of the asset-backed security, will be primarily a function of current market rates, although other economic and demographic factors will be involved.

         Asset-backed securities are generally issued as pass-through certificates, which represent undivided fractional ownership interests in an underlying pool of assets, or as debt instruments, which are also known as collateralized obligations, and are generally issued as the debt of a special purpose entity organized solely for the purpose of owning such assets and issuing such debt. Asset-backed securities are often backed by a pool of assets representing the obligations of a number of different parties.

         The yield characteristics of asset-backed securities differ from traditional debt securities. A major difference is that the principal amount of the obligations may be prepaid at any time because the underlying assets (i.e., loans) generally may be prepaid at any time. As a result, if an asset-backed security is purchased at a premium, a prepayment rate that is faster than expected will reduce yield to maturity, while a prepayment rate that is slower than expected will have the opposite effect of increasing yield to maturity. Conversely, if an asset-backed security is purchased at a discount, faster than expected prepayments will increase, while slower than expected prepayments, will decrease, yield to maturity.

         Prepayments on asset-backed securities generally increase with falling interest rates and decrease with rising interest rates; furthermore prepayment rates are influenced by a variety of economic and social factors. In general, the collateral supporting non-mortgage asset-backed securities is of shorter maturity than mortgage loans and is less likely to experience substantial prepayments. Like other fixed income securities, when interest rates rise, the value of an asset-backed security generally will decline; however, when interest rates decline, the value of an asset-backed security with prepayment features may not increase as much as that of other fixed income securities.

         Asset-backed securities are subject to greater risk of default during periods of economic downturn. Also, the secondary market for certain asset-backed securities may not be as liquid as the market for other types of securities, which could result in a Fund's experiencing difficulty in valuing or liquidating such securities. For these reasons, under certain circumstances, asset-backed securities may be considered illiquid securities.

MORTGAGE-BACKED SECURITIES

         Each Fund may invest in mortgage-backed securities (including collateralized mortgage obligations) that represent pools of mortgage loans assembled for sale to investors by various governmental agencies and government-related organizations, such as the Government National Mortgage Association, the Federal National Mortgage Association, and the Federal Home Loan Mortgage Corporation. Mortgage-backed securities provide a monthly payment consisting of interest and principal payments. Additional payments may be made out of unscheduled repayments of principal resulting from the sale of the underlying residential property, refinancing or foreclosure, net of fees or costs that may be incurred. Prepayments of principal on mortgage-backed securities may tend to increase due to refinancing of mortgages as interest rates decline.

To the extent that the Fund purchases mortgage-backed securities at a premium, mortgage foreclosures and prepayments of principal by mortgagors (which may be made at any time without penalty) may result in some loss of the Fund's principal investment to the extent of the premium paid. The yield of a Fund that invests in mortgage-backed securities may be affected by reinvestment of prepayments at higher or lower rates than the original investment.

         Other mortgage-backed securities are issued by private issuers, generally originators of and investors in mortgage loans, including savings associations, mortgage bankers, commercial banks, investment bankers and special purpose entities. These private mortgage-backed securities may be supported by U.S. Government mortgage-backed securities or some form of non-government credit enhancement. Mortgage-backed securities have either fixed or adjustable interest rates. The rate of return on mortgage-backed securities may be affected by prepayments of principal on the underlying loans, which generally increase as interest rates decline; as a result, when interest rates decline, holders of these securities normally do not benefit from appreciation in market value to the same extent as holders of other non-callable debt securities. In addition, like other debt securities, the value of mortgage-related securities, including government and government-related mortgage pools, generally will fluctuate in response to market interest rates.

MORTGAGE DOLLAR ROLLS

         Each Fund may enter into mortgage "dollar rolls" in which a Fund sells securities for delivery in the current month and simultaneously contracts with the same counterparty to repurchase similar (same type, coupon and maturity) but not identical securities on a specified future date not exceeding 120 days. During the roll period, a Fund loses the right to receive principal and interest paid on the securities sold. However, the Fund would benefit to the extent of any difference between the price received for the securities sold and the lower forward price for the future purchase (often referred to as the "drop") or fee income plus the interest earned on the cash proceeds of the securities sold until the settlement date of the forward purchase. Unless such benefits exceed the income, capital appreciation and gain or loss due to mortgage prepayments that would have been realized on the securities sold as part of the mortgage dollar roll, the use of this technique will diminish the investment performance of a Fund compared with what such performance would have been without the use of mortgage dollar rolls. All cash proceeds will be invested in instruments that are permissible investments for each Fund. The Funds will hold and maintain in a segregated account until the settlement date cash or other liquid assets in an amount equal to the forward purchase price.

         For financial reporting and tax purposes, the Funds propose to treat mortgage dollar rolls as two separate transactions, one involving the purchase of a security and a separate transaction involving a sale. The Funds do not currently intend to enter into mortgage dollar rolls that are accounted for as a financing.

         Mortgage dollar rolls involve certain risks. If the broker-dealer to whom a Fund sells the security becomes insolvent, the Fund's right to purchase or repurchase the mortgage-related securities may be restricted and the instrument which the Fund is required to repurchase may be worth less than the instrument which the Fund originally held. Successful use of mortgage dollar rolls may depend upon Fleet's ability to predict correctly interest rates and mortgage prepayments. For these reasons, there is no assurance that mortgage dollar rolls can be successfully employed.

U.S. TREASURY ROLLS

         Each Fund may hold certain investments in connection with U.S. Treasury rolls. In U.S. Treasury rolls, a Fund sells outstanding U.S. Treasury securities and buys back on a delayed settlement basis the same U.S. Treasury securities. During the period prior to the delayed settlement date, the assets from the sale of the U.S. Treasury securities are invested in certain cash equivalent instruments. U.S. Treasury rolls entail the risk that a Fund could suffer an opportunity loss if the counterparty to the roll failed to perform its obligations on the settlement date, and if market conditions changed adversely. Each Fund intends, however, to enter into U.S. Treasury rolls only with U.S. Government securities dealers recognized by the Federal Reserve Bank or with member banks of the Federal Reserve System. Each Fund will hold and maintain in a segregated account until the settlement date cash or other liquid assets in an amount equal to the forward purchase price.

         For financial reporting and tax purposes, the Funds propose to treat U.S. Treasury rolls as two separate transactions, one involving the purchase of a security and a separate transaction involving a sale. The Funds do not currently intend to enter into U.S. Treasury rolls that are accounted for as a financing.

STRIPPED OBLIGATIONS

         To the extent consistent with its investment objective, each Fund may purchase U.S. Treasury receipts and other "stripped" securities that evidence ownership in either the future interest payments or the future principal payments on U.S. Government and other obligations. These participations, which may be issued by the U.S. Government or by private issuers, such as banks and other institutions, are issued at their "face value," and may include stripped mortgage-backed securities ("SMBS"), which are derivative multi-class mortgage securities. Stripped securities, particularly SMBS, may exhibit greater price volatility than ordinary debt securities because of the manner in which their principal and interest are returned to investors.

         SMBS are usually structured with two or more classes that receive different proportions of the interest and principal distributions from a pool of mortgage-backed obligations. A common type of SMBS will have one class receiving all of the interest, while the other class will receive all of the principal. However, in some instances, one class will receive some of the interest and most of the principal while the other class will receive most of the interest and the remainder of the principal. If the underlying obligations experience greater than anticipated prepayments of principal, the Fund may fail to fully recoup its initial investment in these securities. The market value of the class consisting entirely of principal payments generally is extremely volatile in response to changes in interest rates. The yields on a class of SMBS that receives all or most of the interest are generally higher than prevailing market yields on other mortgage-backed obligations because their cash flow patterns are more volatile and there is a greater risk that the initial investment will not be fully recouped. SMBS which are not issued by the U.S. Government (or a U.S. Government agency or instrumentality) are considered illiquid by the Funds. Obligations issued by the U.S. Government may be considered liquid under guidelines established by Galaxy's Board of Trustees if they can be disposed of promptly in the ordinary course of business at a value reasonably close to that used in the calculation of net asset value per share.

GUARANTEED INVESTMENT CONTRACTS

         Each Fund, except the Corporate Bond Fund, may invest in guaranteed investment contracts ("GICs") issued by U.S. and Canadian insurance companies. Pursuant to GICs, a Fund makes cash contributions to a deposit fund of the insurance company's general account. The insurance company then credits to the Fund payments at negotiated, floating or fixed interest rates. A GIC is a general obligation of the issuing insurance company and not a separate account. The purchase price paid for a GIC becomes part of the general assets of the insurance company, and the contract is paid from the company's general assets. The Funds will only purchase GICs that are issued or guaranteed by insurance companies that at the time of purchase are rated at least AA by S&P or receive a similar high quality rating from a nationally recognized service which provides ratings of insurance companies. GICs are considered illiquid securities and will be subject to the Funds' 15% limitation on such investments, unless there is an active and substantial secondary market for the particular instrument and market quotations are readily available.

BANK INVESTMENT CONTRACTS

         Each Fund may invest in bank investment contracts ("BICs") issued by banks that meet the quality and asset size requirements for banks described above under "U.S. Government Obligations and Money Market Instruments." Pursuant to BICs, cash contributions are made to a deposit account at the bank in exchange for payments at negotiated, floating or fixed interest rates. A BIC is a general obligation of the issuing bank. BICs are considered illiquid securities and will be subject to the Funds' 15% limitation on such investments, unless there is an active and substantial secondary market for the particular instrument and market quotations are readily available.

ZERO COUPON BONDS

         The Corporate Bond Fund may invest in zero coupon bonds. Zero coupon bonds do not make interest payments; instead, they are sold at a deep discount from their face value and are redeemed at face value when they mature. Because zero coupon bonds do not pay current income, their prices can be very volatile when interest rates change. In calculating its daily dividend, the Fund takes into account as income a portion of the difference between a zero coupon bond's purchase price and its face value.

         A broker/dealer creates a derivative zero by separating the interest and principal components of a U.S. Treasury security and selling them as two individual securities. CATS

(Certificates of Accrual on Treasury Securities), TIGRs (Treasury Investment Growth Receipts), TRs (Treasury Receipts), and STRIPS (Separate Trading of Registered Interest and Principal of Securities, are examples of derivative zeros. Bonds issued by the Resolution Funding Corporation (REFCORP) and the Financing Corporation (FICO) can also be separated in this fashion. Original issue zeros are zero coupon securities originally issued by the U.S. Government, a U.S. Government agency or a corporation in zero coupon form.

PORTFOLIO TURNOVER

         Each Fund may sell a portfolio investment soon after its acquisition if Fleet believes that such a disposition is consistent with the Fund's investment objective. Portfolio investments may be sold for a variety of reasons, such as a more favorable investment opportunity or other circumstances bearing on the desirability of continuing to hold such investments. A portfolio turnover rate of 100% or more is considered high, although the rate of portfolio turnover will not be a limiting factor in making portfolio decisions. A high rate of portfolio turnover may result in the realization of substantial capital gains and involves correspondingly greater transaction costs.


                             INVESTMENT LIMITATIONS

         In addition to each Fund's investment objective as stated in its Prospectus(es), the following investment limitations are matters of fundamental policy and may not be changed with respect to any Fund without the affirmative vote of the holders of a majority of its outstanding shares. A "vote of the holders of a majority of the outstanding shares" of a particular Fund means the affirmative vote of the holders of the lesser of (a) more than 50% of the outstanding shares of such Fund, or (b) 67% or more of the shares of such Fund present at a meeting if more than 50% of the outstanding shares of such Fund are represented at the meeting in person or by proxy.

         No Fund may:

         1. Borrow money, issue senior securities or mortgage, pledge or hypothecate its assets except to the extent permitted by the 1940 Act.

         2. Make any investment inconsistent with the Fund's classification as a diversified series of an open-end investment company under the 1940 Act.

         3. Concentrate its investments in the securities of one or more issuers conducting their principal business activities in the same industry (other than securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities).

         4.    Make loans except to the extent permitted by the 1940 Act.

         5. Underwrite securities of other issuers, except insofar as the Fund technically may be deemed to be an underwriter under the Securities Act of 1933 in connection with the purchase and sale of its portfolio securities.

         6. Purchase or sell real estate, except that the Fund may purchase securities of issuers which deal or invest in real estate and may purchase securities which are secured by real estate or interests in real estate.

         7. Purchase or sell commodities or commodity contracts except that the Fund may, to the extent consistent with its investment objective and policies, purchase and sell financial futures contracts and related options and foreign currency forward contracts, futures contracts and related options.

         The following investment limitations with respect to the Funds may be changed by Galaxy's Board of Trustees without shareholder approval:

         8. A Fund may not invest more than 15% of its net assets in illiquid securities.

         9. Each of the Intermediate Government Income and High Quality Bond Funds may invest up to 35% of its total assets in securities of foreign issuers and may also invest in U.S. dollar-denominated obligations of U.S. corporations issued outside the United States.

         10. A Fund may not sell securities short, maintain a short position, or purchase securities on margin, except for such short-term credits as are necessary for the clearance of transactions.

         11. A Fund may not write or sell put options, call options, straddles, spreads or any combination thereof, except that a Fund may, to the extent consistent with its investment objective and policies, write covered call options and purchase and sell other options.

         12. A Fund may not purchase securities of other companies for the purpose of exercising control.

         13. A Fund may not purchase securities of other investment companies except as permitted by the 1940 Act.

         With respect to Investment Limitation No. 1 above, the 1940 Act permits a Fund to borrow from any bank, provided that immediately after any such borrowing, there is an asset coverage of at least 300% for all borrowings of the Fund. In addition, a Fund may engage in certain securities trading practices, such as reverse repurchase agreements, that are deemed to be borrowings under the 1940 Act, provided that the Fund maintains in a segregated custodial account liquid assets equal to the repurchase price (including accrued interest). Mortgage dollar rolls and U.S. Treasury rolls entered into by a Fund that are not accounted for as financings shall not constitute borrowings.

         With respect to Investment Limitation No. 2 above, the 1940 Act prohibits a diversified Fund from purchasing the securities of any one issuer if immediately after such purchase more than 5% of the value of its total assets would be invested in the securities of such issuer or the Fund would own more than 10% of the outstanding voting securities of such issuer, except that (a) up to 25% of the value of the Fund's total assets may be invested without regard to these limitations and (b) the Fund may invest in U.S. Government obligations without regard to these limitations.

         With respect to Investment Limitation No. 4 above, the 1940 Act permits a Fund to lend its portfolio securities against collateral having a value equal at all times to at least 100% of the value of the securities loaned. However, no portfolio securities loan shall be made on behalf of a Fund if, as a result, the aggregate value of all securities loaned by the Fund would exceed 33-1/3% of the value of its total assets (including the value of the collateral for the loans) at the time of the loan. In addition, a Fund may engage in certain securities trading practices, such as repurchase agreements, that are deemed to be loans under the 1940 Act.

         With respect to Investment Limitation No. 13 above, the 1940 Act prohibits a Fund, subject to certain exceptions, from acquiring the securities of other investment companies if, as a result of such acquisition, (a) the Fund owns more than 3% of the total outstanding voting stock of the investment company; (b) securities issued by any one investment company represent more than 5% of the total assets of the Fund; or (c) securities (other than treasury stock) issued by all investment companies represent more than 10% of the total assets of the Fund.

         Each Fund may purchase restricted securities, which are any securities in which the Fund may otherwise invest pursuant to its investment objective and policies but which are subject to restrictions on resale under the federal securities laws. Certain restricted securities may be considered liquid pursuant to guidelines established by the Board of Trustees. To the extent restricted securities are deemed illiquid, each Fund will limit its purchase, together with other securities considered to be illiquid, to 15% of its net assets.

         Except as stated otherwise, if a percentage limitation is satisfied at the time of investment, a later increase in such percentage resulting from a change in the value of a Fund's portfolio securities generally will not constitute a violation of the limitation. If the value of a Fund's holdings of illiquid securities at any time exceeds the percentage limitation applicable at the time of acquisition due to subsequent fluctuations in value or other reasons, the Board of Trustees will consider what actions, if any, are appropriate to maintain adequate liquidity. With respect to borrowings, if a Fund's asset coverage at any time falls below that required by the 1940 Act, the Fund will reduce the amount of its borrowings in the manner required by the 1940 Act to the extent necessary to satisfy the asset coverage requirement.

         Each Fund may follow non-fundamental operating policies that are more restrictive than its fundamental investment limitations, as set forth in the Prospectuses and this Statement of

Additional Information, in order to comply with applicable laws and regulations, including the provisions of and regulations under the 1940 Act.

         Rule 144A under the 1933 Act allows for a broader institutional trading market for securities otherwise subject to restrictions on resale to the general public. Rule 144A establishes a "safe harbor" from the registration requirements of the 1933 Act for resales of certain securities to qualified institutional buyers. A Fund's investment in Rule 144A securities could have the effect of increasing the level of illiquidity of the Fund during any period that qualified institutional buyers were no longer interested in purchasing these securities. For purposes of each Fund's 15% limitation on purchases of illiquid securities described above, Rule 144A securities will not be considered to be illiquid if Fleet has determined, in accordance with guidelines established by the Board of Trustees, that an adequate trading market exists for such securities.

                        VALUATION OF PORTFOLIO SECURITIES

         The Funds' assets are valued for purposes of pricing sales and redemptions by an independent pricing service ("Service") approved by Galaxy's Board of Trustees. When, in the judgment of the Service, quoted bid prices for portfolio securities are readily available and are representative of the bid side of the market, these investments are valued at the mean between quoted bid prices (as obtained by the Service from dealers in such securities) and asked prices (as calculated by the Service based upon its evaluation of the market for such securities). Other investments are carried at fair value as determined by the Service, based on methods which include consideration of yields or prices of bonds of comparable quality, coupon, maturity and type; indications as to values from dealers; and general market conditions. The Service may also employ electronic data processing techniques and matrix systems to determine value. Short-term securities are valued at amortized cost, which approximates market value. The amortized cost method involves valuing a security at its cost on the date of purchase and thereafter assuming a constant amortization to maturity of the difference between the principal amount due at maturity and cost.

         Portfolio securities of the Funds which are primarily traded on foreign securities exchanges are generally valued at the preceding closing values of such securities on their respective exchanges, except when an occurrence subsequent to the time a value was so established is likely to have changed such value, then the fair value of those securities may be determined through consideration of other factors by or under the direction of Galaxy's Board of Trustees. Certain of the securities acquired by the Funds may be traded on foreign exchanges or over-the-counter markets on days on which a Fund's net asset value is not calculated. In such cases, the net asset value a Fund's shares may be significantly affected on days when investors can neither purchase nor redeem shares of the Fund.

                 ADDITIONAL PURCHASE AND REDEMPTION INFORMATION

         Shares in each Fund are sold on a continuous basis by Galaxy's distributor, PFPC Distributors, Inc. ("PFPC Distributors"). PFPC Distributors is a registered broker/dealer with its principal offices at 400 Bellevue Parkway, Wilmington, Delaware 19809. PFPC Distributors has agreed to use appropriate efforts to solicit all purchase orders.

         This Statement of Additional Information provides additional purchase and redemption information for Trust Shares of the Funds and Retail A Shares and Retail B Shares of the Short-Term Bond, Intermediate Government Income and High Quality Bond Funds. Purchase and redemption information for Prime A Shares and Prime B Shares of the Short-Term Bond, Intermediate Government Income and High Quality Bond Funds is provided in separate prospectuses and statements of additional information.

                   PURCHASES OF RETAIL SHARES AND TRUST SHARES

GENERAL

         Investments in Retail A Shares of the Short-Term Bond, Intermediate Government Income and High Quality Bond Funds are subject to a front-end sales charge. Investments in Retail B Shares of such Funds are subject to a back-end sales charge. This back-end sales charge declines over time and is known as a "contingent deferred sales charge." Investors should read "Characteristics of Retail A Shares and Retail B Shares" and "Factors to Consider When Selecting Retail A Shares or Retail B Shares" below before deciding between the two.

         PFPC Distributors has established several procedures to enable different types of investors to purchase Retail A Shares and Retail B Shares of the Short-Term Bond, Intermediate Government Income and High Quality Bond Funds (collectively, "Retail Shares"). These procedures also apply to purchases of Trust Shares of the Corporate Bond Fund, in addition to the purchase information described below under "Purchases of Trust Shares." Retail Shares, as well as Trust Shares of the Corporate Bond Fund, may be purchased by individuals or corporations who submit a purchase application to Galaxy, purchasing directly either for their own accounts or for the accounts of others. Retail Shares, as well as Trust Shares of the Corporate Bond Fund, may also be purchased by FIS Securities, Inc., Fleet Securities, Inc., Fleet Enterprises, Inc., FleetBoston Financial Corporation, its affiliates, their correspondent banks and other qualified banks, savings and loan associations and broker/dealers on behalf of their customers. Purchases may take place only on days on which the New York Stock Exchange (the "Exchange"), the Federal Reserve Bank of New York and the principal bond markets (as recommended by the Bond Market Association) are open ("Business Days"). If an institution accepts a purchase order from a customer on a non-Business Day, the order will not be executed until it is received and accepted by PFPC Distributors on a Business Day in accordance with PFPC Distributor's procedures.

         Galaxy has authorized certain brokers to accept purchase, exchange and redemption orders on behalf of Galaxy with respect to Retail A Shares of the Short-Term Bond, Intermediate

Government Income and High Quality Bond Funds. Such brokers are authorized to designate other intermediaries to accept purchase, exchange and redemption orders on behalf of Galaxy. Galaxy will be deemed to have received a purchase, exchange or redemption order when such an authorized broker or designated intermediary accepts the order. Orders for purchase, exchange or redemption of Retail A Shares of the Short-Term Bond, Intermediate Government Income and High Quality Bond Funds accepted by any such authorized broker or designated intermediary will be effected at the Funds' respective net asset values per share next determined after acceptance of such order and will not be subject to the front-end sales charge with respect to Retail A Shares described in the applicable Prospectus and in this Statement of Additional Information.

CUSTOMERS OF INSTITUTIONS

         Retail Shares, as well as Trust Shares of the Corporate Bond Funds purchased by institutions on behalf of their customers will normally be held of record by the institution and beneficial ownership of Retail Shares, as well as Trust Shares of the Corporate Bond Fund, will be recorded by the institution and reflected in the account statements provided to its customers. Galaxy's transfer agent may establish an account of record for each customer of an institution reflecting beneficial ownership of Retail Shares, as well as Trust Shares of the Corporate Bond Fund. Depending on the terms of the arrangement between a particular institution and Galaxy's transfer agent, confirmations of purchases and redemptions of Retail Shares, as well as Trust Shares of the Corporate Bond Fund, and pertinent account statements will either be sent by Galaxy's transfer agent directly to a customer with a copy to the institution, or will be furnished directly to the customer by the institution. Other procedures for the purchase of Retail Shares, as well as Trust Shares of the Corporate Bond Fund, established by institutions in connection with the requirements of their customer accounts may apply. Customers wishing to purchase Retail Shares, or Trust Shares of the Corporate Bond Fund through their institution should contact such entity directly for appropriate purchase instructions.

APPLICABLE SALES CHARGE -- RETAIL A SHARES

         The public offering price for Retail A Shares of the Funds is the sum of the net asset value of the Retail A Shares purchased plus any applicable front-end sales charge as described in the applicable Prospectus. A deferred sales charge of up to 1.00% is assessed on certain redemptions of Retail A Shares that are purchased with no initial sales charge as part of an investment of $1,000,000 or more. A portion of the front-end sales charge may be reallowed to broker-dealers as follows:

                                                     REALLOWANCE TO DEALERS
                                                       AS A % OF OFFERING
             AMOUNT OF TRANSACTION                       PRICE PER SHARE
             ---------------------                       ---------------
         Less than $50,000                                    4.25
         $50,000 but less than $100,000                       3.75
         $100,000 but less than $250,000                      2.75
         $250,000 but less than $500,000                      2.00
         $500,000 but less than $1,000,000                    1.75
         $1,000,000 and over                                  0.00

         The appropriate reallowance to dealers will be paid by PFPC Distributors to broker-dealer organizations which have entered into agreements with PFPC Distributors. The reallowance to dealers may be changed from time to time.

         Certain affiliates of Fleet may, at their own expense, provide additional compensation to broker-dealer affiliates of Fleet and to unaffiliated broker-dealers, whose customers purchase significant amounts of Retail A Shares of the Funds. Such compensation will not represent an additional expense to the Funds or their shareholders, since it will be paid from the assets of Fleet's affiliates.

         In certain situations or for certain individuals, the front-end sales charge for Retail A Shares of the Funds may be waived either because of the nature of the investor or the reduced sales effort required to attract such investments. In order to receive the sales charge waiver, an investor must explain the status of his or her investment at the time of purchase. In addition to the sales charge waivers described in the applicable Prospectus, no sales charge is assessed on purchases of Retail A Shares of the Funds by the following categories of investors or in the following types of transactions:

         - purchases by directors, officers and employees of broker-dealers having agreements with PFPC Distributors pertaining to the sale of Retail A Shares to the extent permitted by such organizations;

         - purchases by current and retired members of Galaxy's Board of Trustees and members of their immediate families;

         - purchases by officers, directors, employees and retirees of FleetBoston Financial Corporation, and any of its affiliates and members of their immediate families;

         - purchases by officers, directors, employees and retirees of PFPC Inc. and members of their immediate families;

         - purchases by persons who are also plan participants in any employee benefit plan which is the record or beneficial holder of Trust Shares of the Funds or any of the other portfolios offered by Galaxy;

         - purchases by institutional investors, including but not limited to bank trust departments and registered investment advisers;

         - purchases by clients of investment advisers or financial planners who place trades for their own accounts if such accounts are linked to the master accounts of such investment advisers or financial planners on the books of the broker-dealer through whom Retail A Shares are purchased;

         - purchases by institutional clients of broker-dealers, including retirement and deferred compensation plans and the trusts used to fund these plans, which place trades through an omnibus account maintained with Galaxy by the broker-dealer.

COMPUTATION OF OFFERING PRICE - RETAIL A SHARES

         An illustration of the computation of the offering price per share of Retail A Shares of the Funds, using the value of each Fund's net assets attributable to such Shares and the number of outstanding Retail A Shares of each Fund at the close of business on October 31, 2001 and the maximum front-end sales charge of 4.75%, is as follows:

                                                 INTERMEDIATE
                                  SHORT-TERM      GOVERNMENT       HIGH QUALITY
                                  BOND FUND       INCOME FUND      INCOME FUND
                                  ---------       -----------      -----------
Net Assets                       $36,191,557      $61,223,862      $48,275,668

Outstanding Shares                 3,522,761        5,712,503        4,297,737
Net Asset Value Per Share        $     10.27      $     10.72      $     11.23

Sales Charge (4.75% of the
  offering price)                $      0.51      $      0.53      $      0.56

Offering Price to Public         $     10.78      $     11.25      $     11.79

QUANTITY DISCOUNTS

         Investors may be entitled to reduced sales charges through Rights of Accumulation, a Letter of Intent or a combination of investments, as described below, even if the investor does not wish to make an investment of a size that would normally qualify for a quantity discount.

         In order to obtain quantity discount benefits, an investor must notify PFPC Distributors at the time of purchase that he or she would like to take advantage of any of the discount plans described below. Upon such notification, the investor will receive the lowest applicable sales charge. Quantity discounts may be modified or terminated at any time and are subject to confirmation of an investor's holdings through a check of appropriate records. For more information about quantity discounts, please contact PFPC Distributors or your financial institution.

         RIGHTS OF ACCUMULATION. A reduced sales charge applies to any purchase of Retail A Shares of any portfolio of Galaxy that is sold with a sales charge ("Eligible Fund") where an investor's then current aggregate investment in Retail A Shares is $50,000 or more. "Aggregate investment" means the total of:
(a) the dollar amount of the then current purchase of shares of an Eligible Fund; and (b) the value (based on current net asset value) of previously purchased and beneficially owned shares of any Eligible Fund on which a sales charge has been paid. If, for example, an investor beneficially owns shares of one or more Eligible Funds with an aggregate current value of $49,000 on which a sales charge has been paid and subsequently purchases shares of an Eligible Fund having a current value of $1,000, the sales charge applicable to the subsequent purchase would be reduced to 3.50% of the offering price. Similarly, with respect to each subsequent investment, all shares of Eligible Funds that are beneficially owned by the investor at the time of investment may be combined to determine the applicable sales charge.

         LETTER OF INTENT. By completing the Letter of Intent included as part of the Account Application, an investor becomes eligible for the reduced sales charge applicable to the total number of Eligible Fund Retail A Shares purchased in a 13-month period pursuant to the terms and under the conditions set forth below and in the Letter of Intent. To compute the applicable sales charge, the offering price of Retail A Shares of an Eligible Fund on which a sales charge has been paid and that are beneficially owned by an investor on the date of submission of the Letter of Intent may be used as a credit toward completion of the Letter of Intent. However, the reduced sales charge will be applied only to new purchases.

         PFPC Inc. ("PFPC"), Galaxy's administrator, will hold in escrow Retail A Shares equal to 5% of the amount indicated in the Letter of Intent for payment of a higher sales charge if an investor does not purchase the full amount indicated in the Letter of Intent. The escrow will be released when the investor fulfills the terms of the Letter of Intent by purchasing the specified amount. If purchases qualify for a further sales charge reduction, the sales charge will be adjusted to reflect the investor's total purchases. If total purchases are less than the amount specified, the investor will be requested to remit an amount equal to the difference between the sales charge actually paid and the sales charge applicable to the total purchases. If such remittance is not received within 20 days, PFPC, as attorney-in-fact pursuant to the terms of the Letter of Intent and at PFPC Distributor's direction, will redeem an appropriate number of Retail A Shares held in escrow to realize the difference. Signing a Letter of Intent does not bind an investor to purchase the full amount indicated at the sales charge in effect at the time of signing, but an investor must complete the intended purchase in accordance with the terms of the Letter of Intent to obtain the reduced sales charge. To apply, an investor must indicate his or her intention to do so under a Letter of Intent at the time of purchase.

         QUALIFICATION FOR DISCOUNTS. For purposes of applying the Rights of Accumulation and Letter of Intent privileges described above, the scale of sales charges applies to the combined purchases made by any individual and/or spouse purchasing securities for his, her or their own account or for the account of any minor children, or the aggregate investments of a trustee or custodian of any qualified pension or profit-sharing plan established (or the aggregate investment of a trustee or other fiduciary) for the benefit of the persons listed above.

         REINSTATEMENT PRIVILEGE. Investors may reinvest all or any portion of their redemption proceeds in Retail A Shares of the Funds or in Retail A Shares of another portfolio of Galaxy within 90 days of the redemption trade date without paying a sales load. Retail A Shares so reinvested will be purchased at a price equal to the net asset value next determined after Galaxy's transfer agent receives a reinstatement request and payment in proper form.

         Investors wishing to exercise this Privilege must submit a written reinstatement request to PFPC as transfer agent stating that the investor is eligible to use the Privilege. The reinstatement request and payment must be received within 90 days of the trade date of the redemption. Currently, there are no restrictions on the number of times an investor may use this Privilege.

         Generally, exercising the Reinstatement Privilege will not affect the character of any gain or loss realized on redemptions for federal income tax purposes. However, if a redemption results in a loss, the reinstatement may result in the loss being disallowed under the Code's "wash sale" rules.

         GROUP SALES. Members of qualified groups may purchase Retail A Shares of the Funds at the following group sales rates:


                                                                 TOTAL SALES CHARGE                    REALLOWANCE
                                                       -------------------------------------           TO DEALERS
                                                         AS A % OF              AS A % OF               AS A % OF
NUMBER OF QUALIFIED                                    OFFERING PRICE        NET ASSET VALUE         OFFERING PRICE
GROUP MEMBERS                                            PER SHARE              PER SHARE               PER SHARE
---------------------                                    ---------              ---------               ---------
50,000 but less than 250,000                                3.00                   3.09                   3.00
250,000 but less than 500,000                               2.75                   2.83                   2.75
500,000 but less than 750,000                               2.50                   2.56                   2.50
750,000 and over                                            2.00                   2.04                   2.00

         To be eligible for the discount, a group must meet the requirements set forth below and be approved in advance as a qualified group by PFPC Distributors. To receive the group sales charge rate, group members must purchase Retail A Shares directly from PFPC Distributors in accordance with any of the procedures described in the applicable Prospectus. Group members must also ensure that their qualified group affiliation is identified on the purchase application.

         A qualified group is a group that (i) has at least 50,000 members,
(ii) was not formed for the purpose of buying Fund shares at a reduced sales charge, (iii) within one year of the initial member purchase, has at least 1% of its members invested in the Funds or any of the other investment portfolios offered by Galaxy, (iv) agrees to include Galaxy sales material in publications and mailings to members at a reduced cost or no cost, and (v) meets certain other uniform criteria. PFPC Distributors may request periodic certification of group and member eligibility. PFPC Distributors reserves the right to determine whether a group qualifies for a quantity discount and to suspend this offer at any time.

APPLICABLE SALES CHARGE - RETAIL B SHARES

         The public offering price for Retail B Shares of the Funds is the net asset value of the Retail B Shares purchased. Although investors pay no front-end sales charge on purchases of Retail B Shares, such Shares are subject to a contingent deferred sales charge at the rates set forth in the applicable Prospectus if they are redeemed (i) within six years of purchase with respect to Retail B Shares purchased prior to January 1, 2001, (ii) within seven years of purchase with respect to Retail B Shares purchased on or after January 1, 2001 or (iii) with respect to Retail B Shares of the High Quality Bond Fund issued in connection with the reorganization of The Pillar Funds into Galaxy, within six years of purchase of the Class B Shares of the corresponding Pillar Fund held prior to the reorganization. Securities dealers, brokers, financial institutions and other industry professionals will receive commissions from PFPC Distributors in connection with sales of Retail B Shares. These commissions may be different than the reallowances or placement fees paid to dealers in connection with sales of Retail A Shares. Certain affiliates of Fleet may, at their own expense, provide additional compensation to broker-dealer affiliates of Fleet and to unaffiliated broker-dealers, whose customers purchase significant amounts of Retail B Shares of a Fund. See "Applicable Sales Charge -- Retail A Shares." The contingent deferred sales charge on Retail B Shares is based on the lesser of the net asset value of the Shares on the redemption date or the original cost of the Shares being redeemed. As a result, no sales charge is imposed on any increase in the principal value of an investor's Retail B Shares. In addition, a contingent deferred sales charge will not be assessed on Retail B Shares purchased through reinvestment of dividends or capital gains distributions.

         The proceeds from the contingent deferred sales charge that an investor may pay upon redemption go to PFPC Distributors, which may use such amounts to defray the expenses associated with the distribution-related services involved in selling Retail B Shares.

         EXEMPTIONS FROM THE CONTINGENT DEFERRED SALES CHARGE. Certain types of redemptions may also qualify for an exemption from the contingent deferred sales charge. In addition to the sales charge exemptions described in the applicable Prospectus, the contingent deferred sales charge with respect to Retail B Shares is not assessed on: (i) redemptions in connection with required (or, in some cases, discretionary) distributions to participants or beneficiaries of an employee pension, profit-sharing or other trust or qualified retirement or Keogh plan, individual retirement account or custodial account maintained pursuant to
Section 403(b)(7) of the Code; (ii) redemptions in connection with required (or, in some cases, discretionary) distributions to participants in qualified retirement or Keogh plans, individual retirement accounts or custodial accounts maintained pursuant to Section 403(b)(7) of the Code due to death, disability or the attainment of a specified age; (iii) redemptions effected pursuant to a Fund's right to liquidate a shareholder's account if the aggregate net asset value of Retail B Shares held in the account is less than the minimum account size; (iv) redemptions in connection with the combination of a Fund with any other investment company registered under the 1940 Act by merger, acquisition of assets, or by any other transaction; (v) redemptions resulting from a tax-free return of an excess contribution pursuant to Section 408(d)(4) or (5) of the Code; or (vi) any redemption of Retail B Shares held by an investor, provided the investor was the beneficial owner of shares of a Fund (or any of the other portfolios offered by Galaxy or otherwise advised by Fleet or its affiliates) before December 1, 1995. In addition to the foregoing exemptions, no contingent deferred sales charge will be imposed on redemptions made pursuant to the Systematic Withdrawal Plan, subject to the limitations set forth under "Investor Programs - Retail A Shares and Retail B Shares - Automatic Investment Program and Systematic Withdrawal Plan" below.

CHARACTERISTICS OF RETAIL A SHARES AND RETAIL B SHARES

         The primary difference between Retail A Shares and Retail B Shares lies in their sales charge structures and shareholder servicing/distribution expenses. An investor should understand that the purpose and function of the sales charge structures and shareholder servicing/distribution arrangements for both Retail A Shares and Retail B Shares are the same.

         Retail A Shares of the Funds are sold at their net asset value plus a front-end sales charge of up to 4.75%. This front-end sales charge may be reduced or waived in some cases. See the applicable Prospectus and "Applicable Sales Charges -- Retail A Shares" and "Quantity Discounts" above. Retail A Shares of a Fund are currently subject to ongoing shareholder servicing fees at an annual rate of up to .15% of the Fund's average daily net assets attributable to its Retail A Shares.

         Retail B Shares of the Funds are sold at net asset value without an initial sales charge. Normally, however, a deferred sales charge is paid if the Shares are redeemed (i) within six years of purchase if the Retail B Shares were purchased prior to January 1, 2001, (ii) within seven years of purchase if the Retail B Shares were purchased on or after January 1, 2001 or (iii) with respect to Retail B Shares issued in connection with the reorganization of The Pillar Funds into Galaxy, within six years of purchase of the Class B Shares of the corresponding Pillar Fund held prior to the reorganization. See the applicable Prospectus and "Applicable Sales Charges -- Retail B Shares" above. Retail B Shares of a Fund are currently subject to ongoing shareholder servicing and distribution fees at an annual rate of up to .80% of the Fund's average daily net assets attributable to its Retail B Shares. These ongoing fees, which are higher than those charged on Retail A Shares, will cause Retail B Shares to have a higher expense ratio and pay lower dividends than Retail A Shares.

         Retail B Shares of a Fund purchased prior to January 1, 2001 will convert automatically to Retail A Shares of the Fund six years after purchase. Retail B Shares of a Fund purchased on or after January 1, 2001 will convert automatically to Retail A Shares eight years after purchase. Retail B Shares of the High Quality Bond Fund acquired in connection with the reorganization of The Pillar Funds into Galaxy will convert automatically to Retail A Shares eight years after purchase of the Class B Shares of the corresponding Pillar Fund held prior to the reorganization. The purpose of the conversion is to relieve a holder of Retail B Shares of the higher ongoing expenses charged to those shares, after enough time has passed to allow PFPC Distributors to recover approximately the amount it would have received if the applicable front-end sales charge had been charged. The conversion from Retail B Shares to Retail A Shares takes place at net asset value, as a result of which an investor receives dollar-for-dollar the same value of Retail A Shares as he or she had of Retail B Shares. The conversion occurs six years or eight years, as the case may be, after the beginning of the calendar month in which the Shares are purchased. Upon conversion, the converted shares will be relieved of the distribution and shareholder servicing fees borne by Retail B Shares, although they will be subject to the shareholder servicing fees borne by Retail A Shares.

         Retail B Shares acquired through a reinvestment of dividends or distributions (as discussed under "Applicable Sales Charge -- Retail B Shares") are also converted at the earlier of two dates -- (i) six years after the beginning of the calendar month in which the reinvestment occurred if the reinvestment is attributable to dividends or distributions on Retail B Shares purchased prior to January 1, 2001 or eight years after the beginning of the calendar month in which the reinvestment occurred if the reinvestment is attributable to Retail B Shares purchased on or after January 1, 2001 or Retail B Shares issued in connection with the reorganization of The Pillar Funds into Galaxy or (ii) the date of conversion of the most recently purchased Retail B Shares that were not acquired through reinvestment of dividends or distributions. For example, if an investor makes a one-time purchase of Retail B Shares of a Fund, and subsequently acquires additional Retail B Shares of the Fund only through reinvestment of dividends and/or distributions, all of such investor's Retail B Shares in the Fund, including those acquired through reinvestment, will convert to Retail A Shares of the Fund on the same date.

FACTORS TO CONSIDER WHEN SELECTING RETAIL A SHARES OR RETAIL B SHARES

         Investors deciding whether to purchase Retail A Shares or Retail B Shares of the Funds, should consider whether, during the anticipated periods of their investments in a Fund, the accumulated distribution and shareholder servicing fees and potential contingent deferred sales charge on Retail B Shares prior to conversion would be less than the initial sales charge and accumulated shareholder servicing fees on Retail A Shares purchased at the same time, and to what extent such differential would be offset by the higher yield of Retail A Shares. In this regard, to the extent that the sales charge for Retail A Shares is waived or reduced by one of the methods described above, investments in Retail A Shares become more desirable. An investment of $250,000 or more in Retail B Shares would not be in most shareholders' best interest. Shareholders should consult their financial advisers and/or brokers with respect to the advisability of purchasing Retail B Shares in amounts exceeding $250,000.

         Although Retail A Shares are subject to a shareholder servicing fee, they are not subject to the higher distribution and shareholder servicing fee applicable to Retail B Shares. For this reason, Retail A Shares can be expected to pay correspondingly higher dividends per Share. However, because initial sales charges are deducted at the time of purchase, purchasers of Retail A Shares (that do not qualify for exemptions from or reductions in the initial sales charge) would have less of their purchase price initially invested in a Fund than purchasers of Retail B Shares in the Fund.

         As described above, purchasers of Retail B Shares will have more of their initial purchase price invested. Any positive investment return on this additional invested amount would partially or wholly offset the expected higher annual expenses borne by Retail B Shares. Because a Fund's future returns cannot be predicted, there can be no assurance that this will be the case. Holders of Retail B Shares would, however, own shares that are subject to a contingent deferred sales charge of up to 5.00% (5.50% with respect to Retail B Shares issued in connection with The Pillar Funds reorganization) upon redemption, depending upon the year of redemption. Investors expecting to redeem during the applicable period should compare the cost of the contingent deferred sales charge plus the aggregate distribution and shareholder servicing fees on Retail B Shares to the cost of the initial sales charge and shareholder servicing fees on the Retail A Shares. Over time, the expense of the annual distribution and shareholder servicing fees on the Retail B Shares may equal or exceed the initial sales charge and annual shareholder servicing fee applicable to Retail A Shares. For example, if net asset value remains constant, the aggregate distribution and shareholder servicing fees with respect to Retail B Shares of a Fund purchased on or after January 1, 2001 would equal or exceed the initial sales charge and aggregate shareholder servicing fees of Retail A Shares approximately eight years after the purchase. In order to reduce such fees for investors that hold Retail B Shares purchased on or after January 1, 2001 for more than eight years, Retail B Shares will be automatically converted to Retail A Shares as described above at the end of such eight-year period.

                            PURCHASES OF TRUST SHARES

         Trust Shares of the Funds are sold to investors maintaining qualified accounts at bank and trust institutions, including subsidiaries of FleetBoston Financial Corporation, and to participants in employer-sponsored defined contribution plans (such institutions and plans referred to herein collectively as "Institutions"). Trust Shares sold to such investors ("Customers") will be held of record by Institutions. Purchases of Trust Shares will be effected only on days on which the Exchange, the Federal Reserve Bank of New York, the principal bond markets (as recommended by the Bond Market Association) and the purchasing Institution are open ("Trust Business Days"). If an Institution accepts a purchase order from its Customer on a non-Trust Business Day, the order will not be executed until it is received and accepted by PFPC Distributors on a Trust Business Day in accordance with the foregoing procedures.

                           OTHER PURCHASE INFORMATION

         On a Business Day or a Trust Business Day when the Exchange closes early due to a partial holiday or otherwise, Galaxy will advance the time at which purchase orders must be received in order to be processed on that Business Day or Trust Business Day.

         REDEMPTION OF RETAIL A SHARES, RETAIL B SHARES AND TRUST SHARES

         Redemption orders are effected at the net asset value per share next determined after receipt of the order by PFPC Distributors. On a Business Day or Trust Business Day when the Exchange closes early due to a partial holiday or otherwise, Galaxy will advance the time at which redemption orders must be received in order to be processed on that Business Day or Trust Business Day. Galaxy may require any information reasonably necessary to ensure that a redemption has been duly authorized. Proceeds from the redemptions of Retail B Shares of the Funds will be reduced by the amount of any applicable contingent deferred sales charge. Galaxy reserves the right to transmit redemption proceeds within seven days after receiving the redemption order if, in its judgment, an earlier payment could adversely affect a Fund.

         Galaxy may suspend the right of redemption or postpone the date of payment for shares for more than seven days during any period when (a) trading in the markets the Funds normally utilize is restricted, or an emergency, as defined by the rules and regulations of the Securities and Exchange Commission ("SEC") exists making disposal of a Fund's investments or determination of its net asset value not reasonably practicable; (b) the Exchange is closed (other than customary weekend and holiday closings); or (c) the SEC by order has permitted such suspension.

         If the Board of Trustees determines that conditions exist which make payment of redemption proceeds wholly in cash unwise or undesirable, Galaxy may make payment wholly or partly in securities or other property. Such redemptions will only be made in "readily marketable" securities. In such an event, a shareholder would incur transaction costs in selling the securities or other property. However, Galaxy has filed an election with the SEC to pay in cash all redemptions requested by a shareholder of record limited in amount during any 90-day period to the lesser of $250,000 or 1% of the net assets of a Fund at the beginning of such period. Such commitment cannot be revoked without the prior approval of the SEC.

             INVESTOR PROGRAMS - RETAIL A SHARES AND RETAIL B SHARES

         The following information supplements the description in the applicable Prospectus as to the various Investor Programs available to holders of Retail A Shares and Retail B Shares (collectively, "Retail Shares") of the Funds.

EXCHANGE PRIVILEGE

         Generally, the minimum initial investment to establish an account in another Fund or portfolio by exchange is $2,500, unless (i) the Retail Shares being redeemed were purchased through a registered representative who is a Fleet Bank employee, in which event there is no minimum investment requirement, or
(ii) at the time of the exchange the investor elects, with respect to the Fund or portfolio into which the exchange is being made, to participate in the Automatic Investment Program described below, in which event there is no minimum initial investment requirement, or in the College Investment Program described below, in which event the minimum initial investment is generally $100.

         An exchange involves a redemption of all or a portion of the Retail Shares of a Fund and the investment of the redemption proceeds in Retail Shares of another Fund or portfolio offered by Galaxy or, with respect to Retail A Shares, otherwise advised by Fleet or its affiliates. The redemption will be made at the per share net asset value next determined after the exchange request is received. The Retail Shares of a Fund or portfolio to be acquired will be purchased at the per share net asset value next determined after acceptance of the exchange request, plus any applicable sales charge.

         Investors may find the exchange privilege useful if their investment objectives or market outlook should change after they invest in any of the Funds. For further information regarding Galaxy's exchange privilege, investors should call PFPC at 1-877-289-4252. Customers of institutions should call their institution for such information. Investors exercising the exchange privilege into other portfolios should request and review these portfolios' prospectuses prior to making an exchange. Telephone 1-877-289-4252 for a prospectus or to make an exchange.

         In order to prevent abuse of this privilege to the disadvantage of other shareholders, Galaxy reserves the right to terminate the exchange privilege of any shareholder who requests more than three exchanges a year. Galaxy will determine whether to do so based on a consideration of both the number of exchanges that any particular shareholder or group of shareholders has requested and the time period over which their exchange requests have been made, together with the level of expense to Galaxy which will result from effecting additional exchange requests. The exchange privilege may be modified or terminated at any time. At least 60 days' notice of any material modification or termination will be given to shareholders except where notice is not required under the regulations of the SEC.

         For federal income tax purposes, an exchange of shares is a taxable event and, accordingly, a capital gain or loss may be realized by an investor. Before making an exchange request, an investor should consult a tax or other financial adviser to determine the tax consequences.

RETIREMENT PLANS

         Retail Shares of the Funds are available for purchase in connection with the following tax-deferred prototype retirement plans:

         INDIVIDUAL RETIREMENT ARRANGEMENTS ("IRAS") (including traditional, Roth and Education IRAs and "roll-overs" from existing retirement plans), a retirement-savings vehicle for qualifying individuals. The minimum initial investment for an IRA account is $500 (including a spousal account).

         SIMPLIFIED EMPLOYEE PENSION PLANS ("SEPS"), a form of retirement plan for sole proprietors, partnerships and corporations. The minimum initial investment for a SEP account is $500.

         MULTI-EMPLOYEE RETIREMENT PLANS ("MERPS"), a retirement vehicle established by employers for their employees which is qualified under Section 401(k) and 403(b) of the Code. The minimum initial investment for a MERP is $500.

         KEOGH PLANS, a retirement vehicle for self-employed individuals. The minimum initial investment for a Keogh Plan is $500.

         Detailed information concerning eligibility and other matters related to these plans and the form of application is available from PFPC (call 1-877-289-4252) with respect to IRAs, SEPs and Keogh Plans and from Fleet Securities, Inc. (call 1-800-221-8210) with respect to MERPs.

AUTOMATIC INVESTMENT PROGRAM AND SYSTEMATIC WITHDRAWAL PLAN

         The Automatic Investment Program permits an investor to purchase Retail Shares of a Fund each month or each quarter. Provided an investor's financial institution allows automatic withdrawals, Retail Shares are purchased by transferring funds from the investor's checking, bank money market, NOW or savings account designated by the investor. The account designated will be debited in the specified amount, and Retail Shares will be purchased, on a monthly or quarterly basis, on any Business Day designated by an investor. If the designated day falls on a weekend or holiday, the purchase will be made on the Business Day closest to the designated day. Only an account maintained at a domestic financial institution which is an Automated Clearing House ("ACH") member may be so designated.

         The Systematic Withdrawal Plan permits an investor to automatically redeem Retail Shares on a monthly, quarterly, semi-annual, or annual basis on any Business Day designated by an investor, if the account has a starting value of at least $10,000. If the designated day falls on a weekend or holiday, the redemption will be made on the Business Day closest to the designated day. Proceeds of the redemption will be sent to the shareholder's address of record or financial institution within three Business Days of the redemption. If redemptions exceed purchases and dividends, the number of shares in the account will be reduced. Investors may terminate the Systematic Withdrawal Plan at any time upon written notice to PFPC, Galaxy's transfer agent, (but not less than five days before a payment date). There is no charge for this service. Purchases of additional Retail A Shares concurrently with withdrawals are ordinarily not advantageous because of the sales charge involved in the additional purchases. No contingent deferred sales charge will be assessed on redemptions of Retail B Shares made through the Systematic Withdrawal Plan that do not exceed 12% of an account's net asset value on an annualized basis. For example, monthly, quarterly and semi-annual Systematic Withdrawal Plan redemptions of Retail B Shares will not be subject to the contingent deferred sales charge if they do not exceed 1%, 3% and 6%, respectively, of an account's net asset value on the redemption date. Systematic Withdrawal Plan redemptions of Retail B Shares in excess of this limit are still subject to the applicable contingent deferred sales charge.

PAYROLL DEDUCTION PROGRAM

         To be eligible for the Payroll Deduction Program, the payroll department of an investor's employer must have the capability to forward transactions directly through the ACH, or indirectly through a third party payroll processing company that has access to the ACH. An investor must complete and submit a Galaxy Payroll Deduction Application to his or her employer's payroll department, which will arrange for the specified amount to be debited from an investor's paycheck each pay period. Retail Shares of Galaxy will be purchased within three days after the debit occurred. If the designated day falls on a weekend or non-Business Day, the purchase will be made on the Business Day closest to the designated day. An investor should allow between two to four weeks for the Payroll Deduction Program to be established after submitting an application to the employer's payroll department.

COLLEGE INVESTMENT PROGRAM

         Galaxy reserves the right to redeem accounts participating in the College Investment Program involuntarily, upon 60 days' written notice, if the account's net asset value falls below the applicable minimum initial investment as a result of redemptions. Investors participating in the College Investment Program will receive consolidated monthly statements of their accounts. Detailed information concerning College Investment Program accounts and applications may be obtained from PDI (call 1-877-289-4252).

DIRECT DEPOSIT PROGRAM

         Death or legal incapacity will terminate an investor's participation in the Direct Deposit Program. An investor may elect at any time to terminate his or her participation by notifying in writing the Social Security Administration. Further, Galaxy may terminate an investor's participation upon 30 days' notice to the investor.

                                      TAXES

         Each Fund qualified during its last taxable year and intends to continue to qualify as a regulated investment company under Subchapter M of the Code, and to distribute out its income to shareholders each year, so that each Fund itself generally will be relieved of federal income and excise taxes. If a Fund were to fail to so qualify: (1) the Fund would be taxed at regular corporate rates without any deduction for distributions to shareholders; and (2) shareholders would be taxed as if they received ordinary dividends, although corporate shareholders could be eligible for the dividends received deduction.

         A 4% non-deductible excise tax is imposed on regulated investment companies that fail to currently distribute specified percentages of their ordinary taxable income and capital gain net income (excess of capital gains over capital losses). Each Fund intends to make sufficient distributions or deemed distributions of its ordinary taxable income and any capital gain net income prior to the end of each calendar year to avoid liability for this excise tax.

         The Funds will be required in certain cases to withhold and remit to the United States Treasury at least 30% of taxable dividends or gross sale proceeds paid to any shareholder who (i) has failed to provide a correct tax identification number, (ii) is subject to back-up withholding due to prior failure to properly include on his or her return payments of taxable interest or dividends, or (iii) has failed to certify to the Funds that he or she is not subject to back-up withholding when required to do so or that he or she is an "exempt recipient."

         Dividends declared in October, November or December of any year that are payable to shareholders of record on a specified date in such months will be deemed to have been received by shareholders and paid by a Fund on December 31 of such year if such dividends are actually paid during January of the following year.

TAXATION OF CERTAIN FINANCIAL INSTRUMENTS

         The tax principles applicable to certain financial instruments and futures contracts and options that may be acquired by a Fund are complex and, in some cases, uncertain. Such investments may cause a Fund to recognize taxable income prior to the receipt of cash, thereby requiring the Fund to liquidate other positions, or to borrow money, so as to make sufficient distributions to shareholders to avoid corporate-level tax. Moreover, some or all of the taxable income recognized may be ordinary income or short-term capital gain, so that the distributions may be taxable to shareholders as ordinary income.

                              TRUSTEES AND OFFICERS

         The business and affairs of the Funds are managed under the direction of Galaxy's Board of Trustees in accordance with the laws of the Commonwealth of Massachusetts and the Trust's Declaration of Trust. Information pertaining to the trustees and officers of Galaxy is set forth below. Trustees who are not deemed to be "interested persons" of Galaxy as defined in the 1940 Act are referred to as "Independent Trustees." Trustees who are deemed to be "interested persons" of Galaxy are referred to as "Interested Trustees."

                                                                                             NUMBER OF
                                                                                            PORTFOLIOS
                                                 TERM OF                                      IN FUND
                             POSITION(S)       OFFICE AND                                    COMPLEX(3)
                              HELD WITH         LENGTH OF      PRINCIPAL OCCUPATION(S)      OVERSEEN BY          OTHER DIRECTORSHIPS
NAME, ADDRESS AND AGE(1)       GALAXY         TIME SERVED(2)     DURING PAST 5 YEARS          TRUSTEE             HELD BY TRUSTEE(4)
------------------------------------------------------------------------------------------------------------------------------------

INDEPENDENT TRUSTEES

Dwight E. Vicks, Jr.          Chairman &         4/2/86       Chairman & Director,              53         Director, Utica First
Age 68                         Trustee                        Vicks Lithograph &                           Insurance Company;
                                                              Printing Corporation                         Director, SBU Bank;
                                                              (book manufacturing and                      Director, Partners Trust
                                                              commercial printing).                        Financial Group;
                                                                                                           Director, Monitor Life
                                                                                                           Insurance Company;
                                                                                                           Director, Commercial
                                                                                                           Travelers Mutual
                                                                                                           Insurance Company.

Louis DeThomasis               Trustee           8/10/86      President,                        53                      None
Age 61                                                        Saint Mary's University
                                                              of Minnesota.

Kenneth A Froot(5)             Trustee           12/5/00      Professor of Finance,             53                      None
Age 44                                                        Harvard University.

James M. Seed                  Trustee           5/26/88      President, The Astra              53         Chairman and Director,
Age 60                                                        Ventures, Incorporated                       Fischer-Watt Gold Co.;
                                                              (oil and gas exploration;                    Director, XSCI, Inc.
                                                              private equity).


INTERESTED TRUSTEE

John T. O'Neill(6)             Trustee,          2/25/88      Private Investor;                 53                      None
Age 57                       President &                      Executive Vice President
                              Treasurer                       and Chief Financial
                                                              Officer, Hasbro, Inc.
                                                              (toy and game
                                                              manufacturer) until
                                                              December 1999.

                                                                                             NUMBER OF
                                                                                            PORTFOLIOS
                                                 TERM OF                                      IN FUND
                             POSITION(S)       OFFICE AND                                    COMPLEX(3)
                              HELD WITH         LENGTH OF      PRINCIPAL OCCUPATION(S)      OVERSEEN BY          OTHER DIRECTORSHIPS
NAME, ADDRESS AND AGE(1)       GALAXY         TIME SERVED(2)     DURING PAST 5 YEARS          TRUSTEE             HELD BY TRUSTEE(4)
------------------------------------------------------------------------------------------------------------------------------------
OFFICERS


William Greilich(7)              Vice            9/10/98      Vice President and                N/A                      N/A
PFPC Inc.                     President                       Division Manager, PFPC
4400 Computer Drive                                           Inc., 1996 to present;
Westborough, MA 01581-5108                                    Vice President, PFPC
Age 47                                                        Inc., 1991-1996.


W. Bruce McConnel(7)          Secretary          4/03/86      Partner of the law firm           N/A                      N/A
One Logan Square                                              Drinker Biddle &
18th & Cherry Streets                                         Reath LLP, Philadelphia,
Philadelphia, PA 19103                                        Pennsylvania.
Age 59

Gregory Sackos(7)             Assistant          9/6/01       Director, Fund Accounting         N/A                      N/A
PFPC Inc.                     Secretary                       and Administration, PFPC
4400 Computer Drive                                           Inc., 1998 to present;
Westborough, MA 01581-5108                                    Second Vice President,
Age 37                                                        Chase Global Financial
                                                              Services, 1996-1998.

--------------

(1.) Each trustee may be contacted by writing to the trustee, c/o
The Galaxy Fund, 4400 Computer Drive, Westborough, Massachusetts 01581-5108,
Attn: William Greilich.

(2.) Each trustee holds offices for an indefinite term until the earliest of:
(a) the election of his successor; (b) the date a trustee dies, resigns or is removed or adjudged incompetent by the Board of Trustees in accordance with Galaxy's Declaration of Trust; (c) in accordance with the current resolutions of the Board of Trustees (which may be changed by the trustees without shareholder approval) at the end of the calendar year during which the trustee attains the age of 70 years (75 years with respect to each current trustee except Mr. Froot); or (d) Galaxy terminates. Each officer holds office for an indefinite term until the earliest of: (a) the election of his successor; (b) the date an officer dies, resigns or is removed by the Board of Trustees in accordance with Galaxy's Code of Regulations; or (c) Galaxy terminates.

(3.) The "Fund Complex" consisting of all registered investment companies for which Fleet or any of its affiliates serves as investment adviser, including Galaxy, The Galaxy VIP Fund and Galaxy Fund II. In addition to Galaxy (40 portfolios), each trustee also serves as a trustee of The Galaxy VIP Fund (8 portfolios) and Galaxy Fund II (5 portfolios). In addition to Galaxy, Mr. Vicks and Mr. O'Neill serve as Chairman and President and Treasurer, respectively, of The Galaxy VIP Fund and Galaxy Fund II.

(4.) Directorships of companies required to report to the Securities and Exchange Commission under the Securities Exchange Act of 1934 (i.e., "public companies") or other investment companies registered under the 1940 Act.

(5.) Prior to June 26, 2000, Mr. Froot was a trustee of the Boston 1784 Funds, which was advised by Fleet National Bank, an affiliate of Fleet. On June 26, 2000, the Boston 1784 Funds were reorganized into Galaxy.

(6.) Mr. O'Neill is considered to be an Interested Trustee because (i) he owns securities issued by FleetBoston Financial Corporation and (ii) he serves as an officer of Galaxy.

(7.) Mr. Greilich, Mr. McConnel and Mr. Sackos also serve as Vice President, Secretary and Assistant Secretary, respectively, of The Galaxy VIP Fund and Galaxy Fund II.

STANDING BOARD COMMITTEES

         The Board of Trustees has established three committees, i.e., Audit, Nominating and Valuation.

         The Audit Committee annually considers the engagement and compensation of Galaxy's independent auditors, oversees the audit process and reviews with the auditors the scope and results of the audit of Galaxy's financial statements. The Audit Committee is a "committee of the whole" in that all of the trustees serve on the Committee. The Audit Committee met four times during the fiscal year ended October 31, 2001.

         The Nominating Committee is responsible for the selection and nomination of candidates for appointment or election to serve as trustees. The Nominating Committee consists of three Independent Trustees (Messrs. DeThomasis, Seed and Vicks). There were no formal meetings of the Nominating Committee during the fiscal year ended October 31, 2001. The Nominating Committee will consider nominees recommended by shareholders. Recommendations should be submitted to the Committee in care of Galaxy's Secretary.

         The Valuation Committee is responsible for the review of pricing and valuation issues as needed. The Valuation Committee consists of two Independent Trustees (Messrs. Seed and Vicks). There were no formal meetings of the Valuation Committee during the fiscal year ended October 31, 2001.

TRUSTEE OWNERSHIP OF FUND SHARES

         The following table shows the dollar range of shares beneficially owned by each trustee in the Funds and other portfolios of Galaxy, The Galaxy VIP Fund and Galaxy Fund II.

                                                                       AGGREGATE DOLLAR RANGE OF
                                                                      EQUITY SECURITIES IN ALL
                               DOLLAR RANGE OF                    PORTFOLIOS IN GALAXY COMPLEX(2)
NAME OF TRUSTEE          EQUITY SECURITIES IN THE FUNDS(1)               OVERSEEN BY TRUSTEE
---------------          ---------------------------------               -------------------
INDEPENDENT TRUSTEES
Dwight E. Vicks, Jr.     None                                               over $100,000
Kenneth A. Froot         None                                               over $100,000
Louis DeThomasis         None                                               over $100,000
James M. Seed            None                                               over $100,000

INTERESTED TRUSTEE
John T. O'Neill          None                                               over $100,000

--------------
(1) Includes the value of shares beneficially owned by each trustee in each Fund as of December 31, 2001.

(2) Includes Galaxy, The Galaxy VIP Fund, and Galaxy Fund II. As of December 31, 2001, Galaxy consisted of 40 portfolios, The Galaxy VIP Fund consisted of 8 portfolios and Galaxy Fund II consisted of 5 portfolios.

         As of February 5, 2002, the trustees and officers of Galaxy owned less than 1% of its outstanding shares.

BOARD COMPENSATION

         Effective September 8, 2000, each trustee receives an annual aggregate fee of $54,000 for his services as a trustee of Galaxy, The Galaxy VIP Fund ("Galaxy VIP") and Galaxy Fund II ("Galaxy II") (collectively, the "Trusts"), plus an additional $4,000 for each in-person Galaxy Board meeting attended and $1,500 for each in-person Galaxy VIP or Galaxy II Board meeting attended not held concurrently with an in-person Galaxy meeting, and is reimbursed for expenses incurred in attending all meetings. Each trustee also receives $750 for each telephone Board meeting in which the trustee participates, $1,000 for each in-person Board committee meeting attended and $500 for each telephone Board committee meeting in which the trustee participates. The Chairman of the Boards of the Trusts is entitled to an additional annual aggregate fee in the amount of $4,000, and the President and Treasurer of the Trusts is entitled to an additional annual aggregate fee of $2,500 for their services in these respective capacities. The foregoing trustees' and officers' fees are allocated among the portfolios of the Trusts based on their relative net assets. Prior to September 8, 2000, each trustee was entitled to receive an annual aggregate fee of $45,000 for his services as a trustee of the Trusts plus an additional $3,500 for each in-person Galaxy Board meeting attended, with all other fees being the same as those currently in effect.

         Effective March 1, 1996, each trustee became entitled to participate in The Galaxy Fund, The Galaxy VIP Fund and Galaxy Fund II Deferred Compensation Plans (the "Original Plans"). Effective January 1, 1997, the Original Plans were merged into The Galaxy Fund/The Galaxy VIP Fund/Galaxy Fund II Deferred Compensation Plan (together with the Original Plans, the "Plan"). Under the Plan, a trustee may elect to have his deferred fees treated as if they had been invested by the Trusts in the shares of one or more portfolios in the Trusts, or other types of investment options, and the amount paid to the trustees under the Plan will be determined based upon the performance of such investments. Deferral of trustees' fees will have no effect on a portfolio's assets, liabilities, and net income per share, and will not obligate the Trusts to retain the services of any trustee or obligate a portfolio to any level of compensation to the trustee. The Trusts may invest in underlying securities without shareholder approval.

         No employee of PFPC receives any compensation from Galaxy for acting as an officer. No person who is an officer, director or employee of Fleet or any of its affiliates serves as a trustee, officer or employee of Galaxy.

         The following chart provides certain information about the fees received by Galaxy's trustees during the fiscal year ended October 31, 2001.

                                                                     PENSION OR             TOTAL COMPENSATION
                                                                  RETIREMENT BENEFITS         FROM GALAXY AND
                                      AGGREGATE COMPENSATION      ACCRUED AS PART OF           FUND COMPLEX(1)
 NAME OF PERSON/POSITION                    FROM GALAXY              FUND EXPENSES            PAID TO TRUSTEES
 -----------------------                    -----------              -------------            ----------------
INDEPENDENT TRUSTEES
Dwight E. Vicks, Jr.
Chairman and Trustee                          $72,717                    None                     $77,000

Donald B. Miller(2,4)
Trustee                                       $68,940                    None                     $73,000

Rev. Louis DeThomasis
Trustee                                       $68,940                    None                     $73,000

James M. Seed(4)
Trustee                                       $68,940                    None                     $73,000

Kenneth A. Froot(3,4)
Trustee                                       $51,074                    None                     $54,000

INTERESTED TRUSTEES
Bradford S. Wellman                           $29,929                    None                     $31,750
Trustee(2)

John T. O'Neill(4)                            $71,300                    None                     $75,500
President, Treasurer
and Trustee

--------------
(1) The "Fund Complex" consists of all registered investment companies for which Fleet or any of its affiliates serves as investment adviser, including Galaxy, The Galaxy VIP Fund and Galaxy Fund II. In addition to Galaxy, each trustee also serves as a trustee of The Galaxy VIP Fund and Galaxy Fund II and receives compensation for such services.

(2) Mr. Wellman resigned as a trustee of Galaxy, The Galaxy VIP Fund and Galaxy Fund II on December 14, 2000 and Mr. Miller retired as a trustee of Galaxy, The Galaxy VIP Fund and Galaxy Fund II on December 31, 2001. Each currently serves as an emeritus trustee of Galaxy, The Galaxy VIP Fund and Galaxy Fund II and receives the same meeting fees as the trustees and reimbursement for expenses incurred in attending meetings.

(3) Mr. Froot was appointed a trustee of Galaxy, The Galaxy VIP Fund and Galaxy Fund II on December 15, 2000.

(4) Deferred compensation (including interest) in the amounts of $68,418, $54,704, ($32,206) and $52,599 accrued during Galaxy's fiscal year ended October 31, 2001 for Messrs. Miller, O'Neill, Seed and Froot, respectively.

SHAREHOLDER AND TRUSTEE LIABILITY

         Under Massachusetts law, shareholders of a business trust may, under certain circumstances, be held personally liable as partners for the obligations of the trust. However, Galaxy's Declaration of Trust provides that shareholders shall not be subject to any personal liability for the acts or obligations of Galaxy, and that every note, bond, contract, order or other undertaking made by Galaxy shall contain a provision to the effect that the shareholders are not personally liable thereunder. The Declaration of Trust provides for indemnification out of the trust property of any shareholder held personally liable solely by reason of his or her being or having been a shareholder and not because of his or her acts or omissions outside such capacity or some other reason. The Declaration of Trust also provides that Galaxy shall, upon request, assume the defense of any claim made against any shareholder for any act or obligation of Galaxy, and shall satisfy any judgment thereon. Thus, the risk of shareholder liability is limited to circumstances in which Galaxy itself would be unable to meet its obligations.

         The Declaration of Trust states further that no trustee, officer or agent of Galaxy shall be personally liable for or on account of any contract, debt, claim, damage, judgment or decree arising out of or connected with the administration or preservation of the trust estate or the conduct of any business of Galaxy; nor shall any trustee be personally liable to any person for any action or failure to act except by reason of his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties as trustee. The Declaration of Trust also provides that all persons having any claim against the trustees or Galaxy shall look solely to the trust property for payment.

         With the exceptions stated, the Declaration of Trust provides that a trustee is entitled to be indemnified against all liabilities and expenses reasonably incurred by him in connection with the defense or disposition of any proceeding in which he may be involved or with which he may be threatened by reason of his being or having been a trustee, and that the Board of Trustees shall indemnify representatives and employees of Galaxy to the same extent to which they themselves are entitled to indemnification.

                               INVESTMENT ADVISER

         Fleet, an indirect wholly-owned subsidiary of FleetBoston Financial Corporation, serves as investment adviser to the Funds. In its advisory agreement, Fleet has agreed to provide investment advisory services to the Funds as described in the Prospectuses. Fleet has also agreed to pay all expenses incurred by it in connection with its activities under the advisory agreement other than the cost of securities (including brokerage commissions) purchased for the Funds. See "Expenses" below.

         For the services provided and expenses assumed with respect to the Funds, Fleet is entitled to receive advisory fees, computed daily and paid monthly, at an annual rate of 0.75% of the average daily net assets of each Fund. The Funds have been advised by Fleet that, effective August 1, 2001 and until further notice to Galaxy's Board of Trustees, it intends to waive advisory fees payable by the Funds so that advisory fees payable by the Funds would be as follows: 0.55% of the first $500 million of average daily net assets, plus 0.50% of the next $500 million of average daily net assets, plus 0.45% of the next $500 million of average daily net assets, plus 0.40% of the next $500 million of average daily net assets, plus 0.35% of average daily net assets in excess of $2 billion. During the last three fiscal years, the following Funds paid advisory fees (net of fee waivers) to Fleet as set forth below:

                                        FOR THE FISCAL YEARS ENDED OCTOBER 31:
FUND                                     2001           2000           1999
----                                     ----           ----           ----
Short-Term Bond                       $  624,305      $418,685       $335,221
Intermediate Government Income        $2,895,104    $2,054,829     $1,674,194
High Quality Bond                     $3,727,694    $2,237,789     $1,544,510
Corporate Bond                        $  579,715      $471,532       $454,347

         During the last three fiscal years, Fleet waived advisory fees with respect to such Funds as set forth below:

                                        FOR THE FISCAL YEARS ENDED OCTOBER 31:
FUND                                      2001          2000            1999
----                                      ----          ----            ----
Short-Term Bond                       $  289,169      $192,389       $121,931
Intermediate Government Income        $1,060,738      $747,211       $608,798
High Quality Bond                     $1,411,667      $813,741       $561,640
Corporate Bond                        $  210,806      $171,466       $165,217

         The advisory agreement provides that Fleet shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Funds in connection with the performance of its duties under the advisory agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of Fleet in the performance of its duties or from reckless disregard by it of its duties and obligations thereunder. Unless sooner terminated, the advisory agreement will continue in effect with respect to a particular Fund from year to year as long as such continuance is approved at least annually (i) by the vote of a majority of trustees who are not parties to such advisory agreement or interested persons (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval; and (ii) by Galaxy's Board of Trustees, or by a vote of a majority of the outstanding shares of such Fund. The term "majority of the outstanding shares of such Fund" means, with respect to approval of an advisory agreement, the vote of the lesser of (i) 67% or more of the shares of the Fund present at a meeting, if the holders of more than 50% of the outstanding shares of the Fund are present or represented by proxy, or (ii) more than 50% of the outstanding shares of the Fund. The advisory agreement may be terminated by Galaxy or by Fleet on sixty days' written notice and will terminate immediately in the event of its assignment.

ANNUAL BOARD APPROVAL OF INVESTMENT ADVISORY AGREEMENT

         At a meeting held on May 31, 2001, the Board of Trustees of Galaxy, including the Independent Trustees, approved the continuation of Galaxy's investment advisory agreement with Fleet with respect to each Fund for an additional one-year period. In connection with such approval, the trustees considered, with the assistance of independent counsel, their legal responsibilities and reviewed the nature and quality of Fleet's services provided to each Fund and Fleet's experience and qualifications. Among other items, the trustees also reviewed and considered: (1) a Lipper report comparing the advisory fees and total expense ratio of each class of shares of each Fund to Lipper data on investment objective peer group averages, industry peer group averages and bank peer group averages; (2) a report on Galaxy's advisory fee structure, which included the proposed implementation of new breakpoints in the advisory fees for certain of Galaxy's equity and bond portfolios and a comparison of the proposed fees (after implementation of the breakpoints) to Lipper data describing the median advisory fees for funds with similar investment objectives; (3) a report on the assets, advisory fees, advisory fee waivers and expense reimbursements for each Fund; (4) a Lipper report comparing:
(i) the performance of each class of shares of each Fund to the applicable Lipper average and performance universe (e.g. all large cap core equity funds) average, (ii) the contractual management fee for each Fund with that of funds with the same investment classification, (iii) the expenses for each class of shares of each Fund to bank group and non-bank group averages, and (iv) the expense ratio components (such as contractual management fees and actual administrative fees) for each class of shares of each Fund to bank groups and non-bank groups; and (5) a report on Fleet's profitability related to providing advisory services to Galaxy after taking into account (i) advisory fees and any other benefits realized by Fleet or any of its affiliates as a result of Fleet's role as advisor to Galaxy, and (ii) the direct and indirect expenses incurred by Fleet in providing such advisory services to Galaxy. The Board also considered a report on soft dollar commissions which included information on brokers and total commissions paid for each Fund for the fiscal year ended October 31, 2000, as well as information on the types of research and services obtained by Fleet in connection with soft dollar commissions.

         After discussion, the Board of Trustees concluded that Fleet had the capabilities, resources and personnel necessary to manage Galaxy. The Board of Trustees also concluded that based on the services that Fleet would provide to Galaxy under the investment advisory agreement and the expenses incurred by Fleet in the performance of such services, the compensation to be paid to Fleet was fair and equitable with respect to each Fund. Based upon such information as it considered necessary to the exercise of its reasonable business judgment, the Board of Trustees concluded unanimously that it was in the best interests of the Funds to continue the investment advisory agreement with Fleet for an additional one-year period.

                                  ADMINISTRATOR

         PFPC Inc. ("PFPC") (formerly known as First Data Investor Services Group, Inc.), located at 4400 Computer Drive, Westborough, Massachusetts 01581-5108, serves as the Funds' administrator. PFPC is an indirect majority-owned subsidiary of PNC Financial Services Group.

         PFPC generally assists the Funds in their administration and operation. PFPC also serves as administrator to the other portfolios of Galaxy. For the services provided to the Funds, PFPC is entitled to receive administration fees based on the combined average daily net assets of the Funds and the other portfolios offered by Galaxy, computed daily and paid monthly, at the following annual rates, effective May 31, 2001:

               COMBINED AVERAGE DAILY NET ASSETS          ANNUAL RATE
               ---------------------------------          -----------

               Up to $2.5 billion                             0.090%
               From $2.5 to $5 billion                        0.085%
               From $5 to $12 billion                         0.075%
               From $12 to $15 billion                        0.065%
               From $15 to $18 billion                        0.060%
               From $18 to $21 billion                       0.0575%
               From $21 to $30 billion                       0.0525%
               Over $30 billion                               0.050%

         For the period from June 26, 2000 through May 30, 2001, Galaxy paid PFPC administration fees based on the combined average daily net assets of the Funds and the other portfolios offered by Galaxy, computed daily and paid monthly, at the following annual rates:

               COMBINED AVERAGE DAILY NET ASSETS          ANNUAL RATE
               ---------------------------------          -----------

               Up to $2.5 billion                             0.090%
               From $2.5 to $5 billion                        0.085%
               From $5 to $12 billion                         0.075%
               From $12 to $15 billion                        0.065%
               From $15 to $18 billion                        0.060%
               From $18 to $21 billion                       0.0575%
               Over $21 billion                              0.0525%

         Prior to June 26, 2000, Galaxy paid PFPC administration fees based on the combined average daily net assets of the Funds and the other portfolios offered by Galaxy at the following rates:

               COMBINED AVERAGE DAILY NET ASSETS          ANNUAL RATE
               ---------------------------------          -----------

               Up to $2.5 billion                             0.090%
               From $2.5 to $5 billion                        0.085%
               From $5 to $12 billion                         0.075%
               From $12 to $15 billion                        0.065%
               From $15 to $18 billion                        0.060%
               Over $18 billion                              0.0575%

         PFPC also receives a separate annual fee from each Galaxy portfolio for certain fund accounting services. From time to time, PFPC may waive voluntarily all or a portion of the administration fee payable to it by the Funds.

         For the fiscal year ended October 31, 2001, PFPC received administration fees at the effective annual rate of 0.07% of each Fund's average daily net assets.

         During the last three fiscal years, the Funds paid administration fees (net of fee waivers) to PFPC as set forth below:

                                        FOR THE FISCAL YEARS ENDED OCTOBER 31:
FUND                                      2001          2000            1999
----                                      ----          ----            ----
Short-Term Bond                          $79,900       $56,947        $45,886
Intermediate Government Income          $347,297      $262,655       $229,022
High Quality Bond                       $450,700      $284,931       $211,269
Corporate Bond                           $70,048      $642,998        $61,835

         Under the administration agreement between Galaxy and PFPC (the "Administration Agreement"), PFPC has agreed to maintain office facilities for Galaxy, furnish Galaxy with statistical and research data, clerical, accounting, and bookkeeping services, provide certain other services such as internal auditing services required by Galaxy, and compute the net asset value and net income of the Funds. PFPC prepares the Funds' annual and semi-annual reports to the SEC, federal and state tax returns, and filings with state securities commissions, arranges for and bears the cost of processing share purchase and redemption orders, maintains the Funds' financial accounts and records, and generally assists in all aspects of Galaxy's operations. Unless otherwise terminated, the Administration Agreement will remain in effect with respect to each Fund until May 31, 2004 and thereafter will continue for additional terms of one-year each, provided such continuance is specifically reviewed and approved at least annually (i) by vote of a majority of Galaxy's Board of Trustees or by vote of a majority of the outstanding shares of such Fund and
(ii) by a majority of Galaxy's Trustees who are not parties to the Administration Agreement or interested persons (as defined in the 1940 Act) of any party to the Agreement.

                          CUSTODIAN AND TRANSFER AGENT

         The Chase Manhattan Bank ("Chase Manhattan"), located at One Chase Manhattan Plaza, New York, New York 10081, a wholly-owned subsidiary of J.P. Morgan Chase Co., serves as the custodian of the Funds' assets pursuant to a Global Custody Agreement. Chase Manhattan may employ sub-custodians for the Short-Term Bond and Corporate Bond Funds for the purpose of providing custodial services for the Funds' foreign assets held outside the United States.

         Under the Global Custody Agreement, Chase Manhattan has agreed to: (i) maintain a separate account or accounts in the name of each Fund; (ii) hold and disburse portfolio securities on account of each Fund; (iii) collect and make disbursements of money on behalf of each Fund; (iv) collect and receive all income and other payments and distributions on account of each Fund's portfolio securities; (v) respond to correspondence from security brokers and others relating to its duties; and (vi) make periodic reports to the Board of Trustees concerning the Funds' operations. Chase Manhattan is authorized to select one or more banks or trust companies to serve as sub-custodian for the Funds, provided that Chase Manhattan shall remain responsible for the performance of all of its duties under the custodian agreement and shall be liable to the Funds for any loss which shall occur as a result of the failure of a sub-custodian to exercise reasonable care with respect to the safekeeping of the Funds' assets. In addition, Chase Manhattan also serves as Galaxy's "foreign custody manager" (as that term is defined in Rule 17f-5 under the 1940 Act) and in such capacity employs sub-custodians for the Funds for the purpose of providing custodial services for the foreign assets of those Funds held outside the U.S. The assets of the Funds are held under bank custodianship in compliance with the 1940 Act.

         PFPC serves as the Funds' transfer and dividend disbursing agent pursuant to a Transfer Agency and Services Agreement (the "Transfer Agency Agreement"). Communications to PFPC should be directed to PFPC at P.O. Box 5108, 4400 Computer Drive, Westborough, Massachusetts 01581. Under the Transfer Agency Agreement, PFPC has agreed to: (i) issue and redeem shares of each Fund; (ii) transmit all communications by each Fund to its shareholders of record, including reports to shareholders, dividend and distribution notices and proxy materials for meetings of shareholders; (iii) respond to correspondence by security brokers and others relating to its duties; (iv) maintain shareholder accounts; and (v) make periodic reports to the Board of Trustees concerning Galaxy's operations.

         PFPC may enter into agreements with one or more entities, including affiliates of Fleet, pursuant to which such entities agree to perform certain sub-accounting and administrative functions ("Sub-Account Services") on a per account basis with respect to Trust Shares of each Fund held by defined contribution plans, including maintaining records reflecting separately with respect to each plan participant's sub-account all purchases and redemptions of Trust Shares and the dollar value of Trust Shares in each sub-account; crediting to each participant's sub-account all dividends and distributions with respect to that sub-account; and transmitting to each participant a periodic statement regarding the sub-account as well as any proxy materials, reports and other material Fund communications. Such entities are compensated by PFPC for the Sub-Account Services and in connection therewith the transfer agency fees payable by Trust Shares of the Funds to PFPC have been increased by an amount equal to these fees. In substance, therefore, the holders of Trust Shares of these Funds indirectly bear these fees.

         Fleet Bank, an affiliate of Fleet, is paid a fee for Sub-Account Services performed with respect to Trust Shares of the Funds held by defined contribution plans. Pursuant to an agreement between Fleet Bank and PFPC, Fleet Bank will be paid $21.00 per year for each defined contribution plan participant sub-account. For the fiscal year ended October 31, 2001, Fleet Bank received $449,194 from the Funds for Sub-Account Services. PFPC bears this expense directly, and shareholders of Trust Shares of the Funds bear this expense indirectly through fees paid to PFPC for transfer agency services.

                                    EXPENSES

         Fleet and PFPC bear all expenses in connection with the performance of their services for the Funds, except that Galaxy bears the expenses incurred in the Funds' operations including: taxes; interest; fees (including fees paid to its trustees and officers who are not affiliated with PFPC); SEC fees; state securities fees; costs of preparing and printing prospectuses for regulatory purposes and for distribution to existing shareholders; advisory, administration, shareholder servicing, Rule 12b-1 distribution (if applicable), fund accounting and custody fees; charges of the transfer agent and dividend disbursing agent; certain insurance premiums; outside auditing and legal expenses; costs of independent pricing services; costs of shareholder reports and meetings; and any extraordinary expenses. The Funds also pay for brokerage fees and commissions in connection with the purchase of portfolio securities.

                             PORTFOLIO TRANSACTIONS

         Debt securities purchased or sold by the Funds are generally traded in the over-the-counter market on a net basis (i.e., without commission) through dealers, or otherwise involve transactions directly with the issuer of an instrument. The cost of securities purchased from underwriters includes an underwriting commission or concession, and the prices at which securities are purchased from and sold to dealers include a dealer's mark-up or mark-down.

         The Funds may engage in short-term trading to achieve their investment objectives. Portfolio turnover may vary greatly from year to year as well as within a particular year. In purchasing or selling securities for the Funds, Fleet will seek to obtain the best net price and the most favorable execution of orders. To the extent that the execution and price offered by more than one broker/dealer are comparable, Fleet may effect transactions in portfolio securities with broker/dealers who provide research, advice or other services such as market investment literature.

         Except as permitted by the SEC or applicable law, the Funds will not acquire portfolio securities from, make savings deposits in, enter into repurchase or reverse repurchase agreements with, or sell securities to, Fleet, PFPC, or their affiliates, and will not give preference to affiliates and correspondent banks of Fleet with respect to such transactions.

         Galaxy is required to identify any securities of its "regular brokers or dealers" that the Funds have acquired during Galaxy's most recent fiscal year. At October 31, 2001, the Funds held securities of their regular brokers or dealers as set forth below:

                     FUND                                    BROKER/DEALER                     VALUE
                     ----                                    -------------                     -----
Short-Term Bond                                  Credit Suisse First Boston Corp.           $46,535,000
Intermediate Government Income Bond              Credit Suisse First Boston Corp.           $ 7,330,000
High Quality Bond                                Credit Suisse First Boston Corp.           $13,062,000
High Quality Bond                                Lehman Brothers Holdings, Inc.             $ 2,128,688
High Quality Bond                                Lehman Brothers Holdings, Inc.             $ 1,831,301
High Quality Bond                                Merrill Lynch & Co., Inc.                  $ 2,742,532
Corporate Bond                                   Credit Suisse First Boston Corp.           $ 2,332,000

         Investment decisions for each Fund are made independently from those for the other Funds and portfolios of Galaxy and for any other investment companies and accounts advised or managed by Fleet. When a purchase or sale of the same security is made at substantially the same time on behalf of a Fund, another portfolio of Galaxy and/or another investment company or account, the transaction will be averaged as to price, and available investments allocated as to amount, in a manner which Fleet believes to be equitable to the Fund and such other portfolio, investment company or account. In some instances, this investment procedure may adversely affect the price paid or received by a Fund or the size of the position obtained or sold by such Fund. To the extent permitted by law, Fleet may aggregate the securities to be sold or purchased for a Fund with those to be sold or purchased for Galaxy's other Funds and portfolios, or other investment companies or accounts in order to obtain best execution.

                            SHAREHOLDER SERVICES PLAN

         Galaxy has adopted a Shareholder Services Plan (the "Services Plan") pursuant to which it intends to enter into servicing agreements with institutions (including Fleet Bank and its affiliates). Pursuant to these servicing agreements, institutions render certain administrative and support services to customers who are the beneficial owners of Retail A Shares. Such services are provided to customers who are the beneficial owners of Retail A Shares and are intended to supplement the services provided by PFPC as administrator and transfer agent to the shareholders of record of the Retail A Shares. The Services Plan provides that Galaxy will pay fees for such services at an annual rate of up to 0.50% of the average daily net asset value of Retail A Shares owned beneficially by customers. Institutions may receive up to one-half of this fee for providing one or more of the following services to such customers: aggregating and processing purchase and redemption requests and placing net purchase and redemption orders with PFPC Distributors; processing dividend payments from a Fund; providing sub-accounting with respect to Retail A Shares or the information necessary for sub-accounting; and providing periodic mailings to customers. Institutions may also receive up to one-half of this fee for providing one or more of these additional services to such customers: providing customers with information as to their positions in Retail A Shares; responding to customer inquiries; and providing a service to invest the assets of customers in Retail A Shares.

         Although the Services Plan has been approved with respect to both Retail A Shares and Trust Shares of the Funds, as of the date of this Statement of Additional Information, Galaxy has entered into servicing agreements under the Services Plan only with respect to Retail A Shares of the Short-Term Bond, Intermediate Government Income and High Quality Bond Funds, and to limit the payment under these servicing agreements for each Fund to an aggregate fee of not more than 0.15% (on an annualized basis) of the average daily net asset value of the Retail A Shares of the Fund beneficially owned by customers of institutions. Galaxy understands that institutions may charge fees to their customers who are the beneficial owners of Retail A Shares in connection with their accounts with such institutions. Any such fees would be in addition to any amounts which may be received by an institution under the Shareholder Services Plan. Under the terms of each servicing agreement entered into with Galaxy, institutions are required to provide to their customers a schedule of any fees that they may charge in connection with customer investments in Retail A Shares. As of October 31, 2001, Galaxy had entered into servicing agreements only with Fleet Bank and affiliates.

         Each servicing agreement between Galaxy and an institution ("Service Organization") relating to the Services Plan requires that, with respect to those Funds which declare dividends on a daily basis, the Service Organization agrees to waive a portion of the servicing fee payable to it under the Services Plan to the extent necessary to ensure that the fees required to be accrued with respect to the Retail A Shares of such Funds on any day do not exceed the income to be accrued to such Retail A Shares on that day.

         During the last three fiscal years, Galaxy made payments to Service Organizations (net of expense reimbursements) with respect to Retail A Shares as shown in the table below:

                                        FOR THE FISCAL YEARS ENDED OCTOBER 31:
FUND                                      2001          2000            1999
----                                      ----          ----            ----
Short-Term Bond                          $37,741       $30,165        $37,626
Intermediate Government Income(1)        $72,351       $66,775        $87,475
High Quality Bond(1)                     $52,592       $50,775        $59,319

--------------

(1) For the fiscal years ended October 31, 2001, 2000 and 1999, Fleet and its affiliates reimbursed fees of $0, $4,826 and $6,771, respectively, with respect to the High Quality Bond Fund. For the fiscal years ended October 31, 2001 and 2000, Fleet and its affiliates reimbursed fees of $0 and $3,405, respectively, with respect to the Intermediate Government Income Fund.

         Galaxy's servicing agreements are governed by the Services Plan that has been adopted by Galaxy's Board of Trustees in connection with the offering of Retail A Shares of each Fund. Pursuant to the Services Plan, the Board of Trustees reviews, at least quarterly, a written report of the amounts paid under the servicing agreements and the purposes for which the expenditures were made. In addition, the arrangements with Service Organizations must be approved annually by a majority of Galaxy's trustees, including a majority of the trustees who are not "interested persons" of Galaxy as defined in the 1940 Act and who have no direct or indirect financial interest in such arrangements (the "Disinterested Trustees").

         The Board of Trustees has approved Galaxy's arrangements with Service Organizations based on information provided by Galaxy's service contractors that there is a reasonable likelihood that the arrangements will benefit the Funds and their shareholders by affording Galaxy greater flexibility in connection with the efficient servicing of the accounts of the beneficial owners of Retail A Shares of the Funds. Any material amendment to Galaxy's arrangements with Service Organizations must be approved by a majority of Galaxy's Board of Trustees (including a majority of the Disinterested Trustees). So long as Galaxy's arrangements with Service Organizations are in effect, the selection and nomination of the members of Galaxy's Board of Trustees who are not "interested persons" (as defined in the 1940 Act) of Galaxy will be committed to the discretion of such Disinterested Trustees.

                         DISTRIBUTION AND SERVICES PLAN

         Galaxy has adopted a Distribution and Services Plan pursuant to Rule 12b-1 under the 1940 Act (the "Rule") with respect to Retail B Shares of the Short-Term Bond, Intermediate Government Income and High Quality Bond Funds (the "12b-1 Plan"). Under the 12b-1 Plan, Galaxy may pay (a) PFPC Distributors or another person for expenses and activities intended to result in the sale of Retail B Shares, including the payment of commissions to broker-dealers and other industry professionals who sell Retail B Shares and the direct or indirect cost of financing such payments, (b) institutions for shareholder liaison services, which means personal services for holders of Retail B Shares and/or the maintenance of shareholder accounts, such as responding to customer inquiries and providing information on accounts, and (c) institutions for administrative support services, which include but are not limited to (i) transfer agent and sub-transfer agent services for beneficial owners of Retail B Shares; (ii) aggregating and processing purchase and redemption orders; (iii) providing beneficial owners with statements showing their positions in Retail B Shares; (iv) processing dividend payments; (v) providing sub-accounting services for Retail B Shares held beneficially; (vi) forwarding shareholder communications, such as proxies, shareholder reports, dividend and tax notices, and updating prospectuses to beneficial owners; and (vii) receiving, translating and transmitting proxies executed by beneficial owners.

         Under the 12b-1 Plan, payments by Galaxy (i) for distribution expenses may not exceed the annualized rate of 0.65% of the average daily net assets attributable to a Fund's outstanding Retail B Shares, and (ii) to an institution for shareholder liaison services and/or administrative support services may not exceed the annual rates of 0.25% and 0.25%, respectively, of the average daily net assets attributable to the Fund's outstanding Retail B Shares which are owned of record or beneficially by that institution's customers for whom the institution is the dealer of record or shareholder of record or with whom it has a servicing relationship. As of the date of this Statement of Additional Information, Galaxy intends to limit each Fund's payments for shareholder liaison and administrative support services under the 12b-1 Plan to an aggregate fee of not more than 0.15% (on an annualized basis) of the average daily net asset value of Retail B Shares owned of record or beneficially by customers of institutions.

         Payments for distribution expenses under the 12b-1 Plan are subject to the Rule. The Rule defines distribution expenses to include the cost of "any activity which is primarily intended to result in the sale of shares issued by" Galaxy. The Rule provides, among other things, that an investment company may bear such expenses only pursuant to a plan adopted in accordance with the Rule. In accordance with the Rule, the 12b-1 Plan provides that a report of the amounts expended under the 12b-1 Plan, and the purposes for which such expenditures were incurred, will be made to the Board of Trustees for its review at least quarterly. The 12b-1 Plan provides that it may not be amended to increase materially the costs which Retail B Shares of a Fund may bear for distribution pursuant to the 12b-1 Plan without shareholder approval, and that any other type of material amendment must be approved by a majority of the Board of Trustees, and by a majority of the trustees who are neither "interested persons" (as defined in the 1940 Act) of Galaxy nor have any direct or indirect financial interest in the operation of the 12b-1 Plan or in any related agreements (the "12b-1 Trustees"), by vote cast in person at a meeting called for the purpose of considering such amendments.

         During the last three fiscal years, Retail B Shares of the Funds paid the following distribution fees under the 12b-1 Plan:

                                        FOR THE FISCAL YEARS ENDED OCTOBER 31:
FUND                                      2001          2000            1999
----                                      ----          ----            ----
Short-Term Bond                          $ 7,622       $ 5,986        $ 5,699
Intermediate Government Income           $16,758       $ 9,075        $ 3,865
High Quality Bond                        $50,794       $38,817        $43,211

         During the last three fiscal years, Retail B Shares of the Funds paid the following shareholder servicing fees (net of expense reimbursements) under the 12b-1 Plan:

                                        FOR THE FISCAL YEARS ENDED OCTOBER 31:
FUND                                      2001(1)       2000(2)         1999(3)
----                                      ----          ----            ----
Short-Term Bond                          $ 1,751        $1,088         $  415
Intermediate Government Income           $ 3,308        $  237         $  --
High Quality Bond                        $11,394        $4,423         $3,218

(1) For the fiscal year ended October 31, 2001, Fleet and its affiliates reimbursed shareholder servicing fees of $0 for the Short-Term Bond Fund, $519 for the Intermediate Government Income Fund and $0 for the High Quality Bond Fund.

(2) For the fiscal year ended October 31, 2000, Fleet and its affiliates reimbursed shareholder servicing fees of $191 for the Short-Term Bond Fund, $1,834 for the Intermediate Government Income Fund and $3,989 for the High Quality Bond Fund.

(3) For the fiscal year ended October 31, 1999, Fleet and its affiliates reimbursed shareholder servicing fees of $786 for the Short-Term Bond Fund, $874 for the Intermediate Government Income Fund and $5,766 for the High Quality Bond Fund.

         All amounts paid under the 12b-1 Plan for these periods were attributable to payments to broker-dealers.

         Galaxy's Board of Trustees has concluded that there is a reasonable likelihood that the 12b-1 Plan will benefit the Funds and holders of Retail B Shares. The 12b-1 Plan is subject to annual reapproval by a majority of the 12b-1 Trustees and is terminable at any time with respect to any Fund by a vote of a majority of the 12b-1 Trustees or by vote of the holders of a majority of the Retail B Shares of the Fund involved. Any agreement entered into pursuant to the 12b-1 Plan with a Service Organization is terminable with respect to any Fund without penalty, at any time, by vote of a majority of the 12b-1 Trustees, by vote of the holders of a majority of the Retail B Shares of such Fund, by PFPC Distributors or by the Service Organization. An agreement will also terminate automatically in the event of its assignment.

         As long as the 12b-1 Plan is in effect, the nomination of the trustees who are not interested persons of Galaxy (as defined in the 1940 Act) must be committed to the discretion of the 12b-1 Trustees.

                                   DISTRIBUTOR

         PFPC Distributors serves as Galaxy's distributor. PFPC Distributors, an indirect wholly owned subsidiary of PNC Financial Services Group, is a registered broker-dealer with principal offices located at 400 Bellevue Parkway, Wilmington, Delaware 19809.

         Unless otherwise terminated, the Distribution Agreement between Galaxy and PFPC Distributors remains in effect until January 1, 2003, and thereafter will continue from year to year upon annual approval by Galaxy's Board of Trustees, or by the vote of a majority of the outstanding shares of Galaxy and by the vote of a majority of the Board of Trustees of Galaxy who are not parties to the Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. The Agreement will terminate in the event of its assignment, as defined in the 1940 Act.

         PFPC Distributors is entitled to the payment of a front-end sales charge on the sale of Retail A Shares of the Short-Term Bond, Intermediate Government Income and High Quality Bond Funds as described in the applicable Prospectus and this Statement of Additional Information. Prior to January 2, 2001, Provident Distributors, Inc. ("PDI") served as Galaxy's distributor and was entitled to the payment of the front-end sales charge on Retail A Shares of the Funds.

         Prior to December 1, 1999, First Data Distributors, Inc. ("FD Distributors"), a wholly-owned subsidiary of PFPC, served as Galaxy's distributor and was entitled to the payment of the front-end sales charges on the sale of Retail A Shares of the Short-Term Bond, Intermediate Government Income and High Quality Bond Funds. During the last three fiscal years, PFPC Distributors, PDI and/or FD Distributors received front-end sales charges in connection with Retail A Share purchases as follows:

                                        FOR THE FISCAL YEARS ENDED OCTOBER 31:
FUND                                      2001          2000            1999
----                                      ----          ----            ----
Short-Term Bond                         $ 25,256       $ 9,852        $17,651
Intermediate Government Income          $ 54,276       $17,221        $56,921
High Quality Bond                       $102,692       $25,545        $84,657

PFPC Distributors, PDI and/or FD Distributors retained none of the amounts shown in the table above.

         PFPC Distributors is also entitled to the payment of contingent deferred sales charges upon the redemption of Retail B Shares of the Funds. Prior to January 1, 2001, PDI was entitled to the payment of such contingent deferred sales charges. Prior to December 1, 1999, FD Distributors was entitled to the payment of such contingent deferred sales charges. During the last three fiscal years, PFPC Distributors, PDI and/or FD Distributors received contingent deferred sales charges in connection with Retail B Share redemptions as follows:

                                        FOR THE FISCAL YEARS ENDED OCTOBER 31:
FUND                                      2001          2000            1999
----                                      ----          ----            ----
Short-Term Bond                          $ 2,071       $ 1,978        $ 7,495
Intermediate Government Income           $10,580       $ 7,110        $ 2,953
High Quality Bond                        $36,787       $37,634        $47,278

PFPC Distributors, PDI and/or FD Distributors retained none of the amounts shown in the table above.

         The following table shows all sales charges, commissions and other compensation received by PFPC Distributors and/or PDI directly or indirectly from the Funds during the fiscal year ended October 31, 2001:

                                 NET                                  BROKERAGE COMMISSIONS
                             UNDERWRITING         COMPENSATION ON         IN CONNECTION
                            DISCOUNTS AND         REDEMPTION AND           WITH FUND                    OTHER
FUND                       COMMISSIONS(1)          REPURCHASE(2)         TRANSACTIONS              COMPENSATION(3)
----                       --------------          -------------         ------------              ---------------
Short-Term                     $27,327                  $2,071               $  0                    $43,937
  Bond

Intermediate
  Government                   $64,856                 $10,580               $  0                    $90,051
  Income

High Quality                  $139,479                 $36,787               $  0                   $107,249
  Bond

Corporate Bond                   $   0                     N/A               $  0                      $   0

--------------
(1) Represents amounts received from front-end sales charges on Retail A Shares and commissions received in connection with sales of Retail B Shares.

(2) Represents amounts received from contingent deferred sales charges on Retail B Shares. The basis on which such sales charges are paid is described in the Prospectus relating to Retail B Shares. All such amounts were paid to affiliates of Fleet.

(3) Represents payments made under the Shareholder Services Plan and Distribution and Services Plan during the fiscal year ended October 31, 2001, which includes fees accrued in the fiscal year ended October 31, 2000 which were paid in 2001 (see "Shareholder Services Plan" and "Distribution and Services Plan" above).

                                    AUDITORS

         Ernst & Young LLP, independent auditors, with offices at 200 Clarendon Street, Boston, Massachusetts 02116, currently serve as auditors for Galaxy. The financial highlights for the respective Funds included in the Prospectuses and the information for the Funds contained in the Annual Report for the fiscal years ended on or before October 31, 1998 were audited by Galaxy's former auditors.

                                     COUNSEL

         Drinker Biddle & Reath LLP (of which W. Bruce McConnel, Secretary of Galaxy, is a partner), One Logan Square, 18th & Cherry Streets, Philadelphia, Pennsylvania 19103, are counsel to Galaxy and will pass upon certain legal matters on its behalf.

                                 CODES OF ETHICS

         Galaxy and Fleet have adopted Codes of Ethics pursuant to Rule 17j-l under the 1940 Act that permit investment personnel subject to the particular Code of Ethics to invest in securities, including securities that may be purchased or held by the Funds, for their own accounts. The Codes of Ethics are on public file with, and are available from, the SEC's Public Reference Room in Washington, D.C.

                        PERFORMANCE AND YIELD INFORMATION

         Investment returns and principal values will vary with market conditions so that an investor's shares, when redeemed, may be worth more or less than their original cost. Past performance is no guarantee of future results. Unless otherwise indicated, total return figures include changes in share price, deduction of any applicable sales charge, and reinvestment of dividends and capital gains distributions, if any.

         The Funds' 30-day (or one month) standard yields are calculated separately for each series of shares in each Fund in accordance with the method prescribed by the SEC for mutual funds:

                                                6
                           YIELD = 2[(a-b)/cd+1)  - 1]

Where:    a = dividends and interest earned by a Fund during the period;

          b = expenses accrued for the period (net of reimbursements);

          c = average daily number of shares outstanding during the period, entitled to receive dividends; and

          d = maximum offering price per share on the last day of the period.

For the purpose of determining net investment income earned during the period (variable "a" in the formula), dividend income on equity securities held by a Fund is recognized by accruing 1/360 of the stated dividend rate of the security each day that the security is in the Fund. Except as noted below, interest earned on debt obligations held by a Fund is calculated by computing the yield to maturity of each obligation based on the market value of the obligation (including actual accrued interest) at the close of business on the last business day of each month, or, with respect to obligations purchased during the month, the purchase price (plus actual accrued interest) and dividing the result by 360 and multiplying the quotient by the market value of the obligation (including actual accrued interest) in order to determine the interest income on the obligation for each day of the subsequent month that the obligation is held by the Fund. For purposes of this calculation, it is assumed that each month contains 30 days. The maturity of an obligation with a call provision is the next call date on which the obligation reasonably may be expected to be called or, if none, the maturity date. With respect to debt obligations purchased at a discount or premium, the formula generally calls for amortization of the discount or premium. The amortization schedule will be adjusted monthly to reflect changes in the market value of such debt obligations. Expenses accrued for the period (variable "b" in the formula) include all recurring fees charged by a Fund to all shareholder accounts in proportion to the length of the base period and the Fund's mean (or median) account size. Undeclared earned income will be subtracted from the offering price per share (variable "d" in the formula).

         Interest earned on tax-exempt obligations that are issued without original issue discount and have a current market discount is calculated by using the coupon rate of interest instead of the yield to maturity. In the case of tax-exempt obligations that are issued with original issue discount but which have discounts based on current market value that exceed the then-remaining portion of the original issue discount (market discount), the yield to maturity is the imputed rate based on the original issue discount calculation. On the other hand, in the case of tax-exempt obligations that are issued with original issue discount but which have discounts based on current market value that are less than the then-remaining portion of the original issue discount (market premium), the yield to maturity is based on the market value.

         With respect to mortgage or other receivables-backed obligations that are expected to be subject to monthly payments of principal and interest ("pay-downs"), (i) gain or loss attributable to actual monthly pay-downs are accounted for as an increase or decrease to interest income during the period, and (ii) each Fund may elect either (a) to amortize the discount and premium on the remaining security, based on the cost of the security, to the weighted average maturity date, if such information is available, or to the remaining term of the security, if any, if the weighted average date is not available or (b) not to amortize discount or premium on the remaining security.

         Based on the foregoing calculation, the standard yields for Retail A Shares, Retail B Shares and Trust Shares (as applicable) of the Funds for the 30-day period ended October 31, 2001 were as set forth below:

FUND                                  RETAIL A         RETAIL B           TRUST
----                                  --------         --------           -----
Short-Term Bond                        3.34%             2.91%            3.79%
Intermediate Government Income         3.70%             3.10%            4.16%
High Quality Bond                      4.07%             3.63%            4.50%
Corporate Bond                          N/A               N/A             4.19%

--------------
* The Corporate Bond Fund does not offer Retail A Shares or Retail B Shares.

         Each Fund that advertises its "average annual total return (before taxes)" computes such return separately for each series of shares by determining the average annual compounded rate of return during specified periods that equates the initial amount invested to the ending redeemable value of such investment according to the following formula:

                                              1/n
                               T = [(ERV/P)-1]

         Where: T = average annual total return;

              ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the l, 5 or 10 year (or other) periods at the end of the applicable period (or a fractional portion thereof);

                P = hypothetical initial payment of $1,000; and

                n = period covered by the computation, expressed in years.

         Each Fund that advertises its "aggregate total return" computes such returns separately for each series of shares by determining the aggregate compounded rates of return during specified periods that likewise equate the initial amount invested to the ending redeemable value of such investment. Aggregate total returns do not reflect the effect of taxes paid by shareholders on Fund distributions or redemption of Fund shares. The formula for calculating aggregate total return is as follows:

         Aggregate Total Return =   [(ERV/P) - l]

         The calculations are made assuming that (1) all dividends and capital gain distributions are reinvested on the reinvestment dates at the price per share existing on the reinvestment date, (2) all recurring fees charged to all shareholder accounts are included, and (3) for any account fees that vary with the size of the account, a mean (or median) account size in the Fund during the periods is reflected. The ending redeemable value (variable "ERV" in the formula) is determined by assuming complete redemption of the hypothetical investment after deduction of all nonrecurring charges at the end of the measuring period. In addition, the Funds' Retail Shares average annual return and aggregate total return quotations will reflect the deduction of the maximum sales load charged in connection with purchases of Retail A Shares or redemptions of Retail B Shares, as the case may be.

         The aggregate total returns for Retail A Shares, Retail B Shares and Trust Shares (as applicable) of the Funds from the date of initial public offering to October 31, 2001 are set forth below:

FUND                                  RETAIL A        RETAIL B         TRUST
----                                  --------        --------         -----
Short-Term Bond                       62.50%(1)       29.86%(2)       73.47%(1)
Intermediate Government Income       140.96%(3)       13.51%(4)      156.97%(3)
High Quality Bond                    115.53%(5)       37.72%(2)      128.96%(5)
Corporate Bond                         *                *             67.07%(6)

----------------------
*    The Corporate Bond Fund does not offer Retail A Shares or Retail B Shares.
(1) For the period from December 30, 1991 (initial public offering date) through October 31, 2001.
(2) For the period from March 4, 1996 (initial public offering date) through October 31, 2001.
(3) For the period from September 1, 1988 (initial public offering date) through October 31, 2001.
(4) For the period November 1, 1998 (initial public offering date) through October 31, 2001.
(5) For the period from December 14, 1990 (initial public offering date) through October 31, 2001.
(6) For the period from December 12, 1994 (initial public offering date) through October 31, 2001.

         The average annual total returns (before taxes) for Retail A Shares, Retail B Shares and Trust Shares (as applicable) of the Funds for the one-year, five-year and ten-year periods (as applicable) are as set forth below:

                                       RETAIL A                      RETAIL B                       TRUST
                                       --------                      --------                       -----
FUND                         ONE-YEAR  FIVE-YEAR TEN-YEAR  ONE-YEAR  FIVE-YEAR TEN-YEAR  ONE-YEAR  FIVE-YEAR TEN-YEAR
----                         --------  --------- --------  --------  --------- --------  --------  --------- --------
Short-Term Bond               4.43%     4.92%      N/A      3.88%     4.75%      N/A      9.89%     6.18%      N/A
Intermediate Government
Income                        8.09%     6.05%     5.98%     7.64%      N/A       N/A      13.84%    7.38%     6.66%
High Quality Bond             8.97%     6.29%     6.94%     8.70%     6.21%      N/A      14.73%    7.51%     7.60%
Corporate Bond                  *         *         *         *         *         *       13.99%    6.97%      N/A

--------------
* The Corporate Bond Fund does not offer Retail A Shares or Retail B Shares.

         The "average annual total return (after taxes on distributions)" and "average annual total return (after taxes on distributions and redemptions)" for each Fund are included in the Prospectuses.

         "Average annual total return (after taxes on distributions)" for a specified period is derived by calculating the actual dollar amount of the investment return on a $1,000 investment made at the maximum public offering price applicable to the relevant class at the beginning of the period, and then calculating the annual compounded rate of return (after federal income taxes on distributions but not redemptions) which would produce that amount, assuming a redemption at the end of the period. This calculation assumes a complete redemption of the investment but further assumes that the redemption has no federal income tax consequences. This calculation also assumes that all dividends and distributions, less the federal income taxes due on such distributions, are reinvested at net asset value on the reinvestment dates during the period. In calculating the impact of federal income taxes due on distributions, the federal income taxes rates used correspond to the tax character of each component of the distributions (e.g., ordinary income rate for ordinary income distributions, short-term capital gain rate for short-term capital gains distributions and long-term capital gain rate for long-term capital gain distributions). The highest individual marginal federal income tax rate in effect on the reinvestment date is applied to each component of the distributions on the reinvestment date. Note that these tax rates may vary over the measurement period. The effect of applicable tax credits, such as the foreign tax credit, is also taken into account in accordance with federal tax law. The calculation disregards (i) the effect of phase-outs of certain exemptions, deductions and credits at various income levels, (ii) the impact of the federal alternative minimum tax and (iii) the potential tax liabilities other than federal tax liabilities (e.g., state and local taxes).

         "Average annual total return (after taxes on distributions and redemptions)" for a specified period is derived by calculating the actual dollar amount of the investment return on a $1,000 investment made at the maximum public offering price applicable to the relevant class at the beginning of the period, and then calculating the annual compounded rate of return (after federal income taxes on distributions and redemptions) which would produce that amount, assuming a redemption at the end of the period. This calculation assumes a complete redemption of the investment. This calculation also assumes that all dividends and distributions, less the federal income taxes due on such distributions, are reinvested at net asset value on the reinvestment dates during the period. In calculating the federal income taxes due on distributions, the federal income tax rates used correspond to the tax character of each component of the distributions (e.g., ordinary income rate for ordinary income distributions, short-term capital gain rate for short-term capital gains distributions and long-term capital gain rate for long-term capital gain distributions). The highest individual marginal federal income tax rate in effect on the reinvestment date is applied to each component of the distributions on the reinvestment date. Note that these tax rates may vary over the measurement period. The effect of applicable tax credits, such as the foreign tax credit, is taken into account in accordance with federal tax law. The calculation disregards the (i) effect of phase-outs of certain exemptions, deductions and credits at various income levels, (ii) the impact of the federal alternative minimum tax and (iii) the potential tax liabilities other than federal tax liabilities (e.g., state and local taxes). In calculating the federal income taxes due on redemptions, capital gains taxes resulting from a redemption are subtracted from the redemption proceeds and the tax benefits from capital losses resulting from the redemption are added to the redemption proceeds. The highest federal individual capital gains tax rate in effect on the redemption date is used in such calculation. The federal income tax rates used correspond to the tax character of any gains or losses (e.g., short-term or long-term).

PERFORMANCE REPORTING

         From time to time, in advertisements or in reports to shareholders, the performance of the Funds may be quoted and compared to that of other mutual funds with similar investment objectives and to stock or other relevant indices or to rankings prepared by independent services or other financial or industry publications that monitor the performance of mutual funds. For example, the performance of the Funds may be compared to data prepared by Lipper Analytical Services, Inc., a widely recognized independent service which monitors the performance of mutual funds.

         Performance data as reported in national financial publications including, but not limited to, MONEY MAGAZINE, FORBES, BARRON'S, THE WALL STREET JOURNAL and THE NEW YORK TIMES, or publications of a local or regional nature may also be used in comparing the performance of the Funds. Performance data will be calculated separately for Trust Shares, Retail A Shares, Retail B Shares, Prime A Shares and Prime B Shares of the Funds.

         The standard yield is computed as described above. Each Fund may also advertise its "effective yield" which is calculated similarly but, when annualized, the income earned by an investment in the Fund is assumed to be reinvested.

         The Funds may also advertise their performance using "average annual total return (before taxes)" figures over various periods of time. Such total return figures reflect the average percentage change in the value of an investment in a Fund from the beginning date of the measuring period to the end of the measuring period and are calculated as described above. Average total return figures will be given for the most recent one-, five- and ten-year periods (if applicable), and may be given for other periods as well, such as from the commencement of a Fund's operations, or on a year-by-year basis. Each Fund may also use "aggregate total return" figures for various periods, representing the cumulative change in the value of an investment in a Fund for the specified period. Both methods of calculating total return reflect the maximum front-end sales load for Retail A Shares of the Funds and the applicable contingent deferred sales charge for Retail B Shares of the Funds and assume that dividends and capital gain distributions made by a Fund during the period are reinvested in Fund shares.

         The Funds may also advertise total return data without reflecting the sales charges imposed on the purchase of Retail A Shares or the redemption of Retail B Shares in accordance with the rules of the SEC. Quotations that do not reflect the sales charges will be higher than quotations that do reflect the sales charges.

         The performance of the Funds will fluctuate and any quotation of performance should not be considered as representative of the future performance of the Funds. Since yields fluctuate, yield data cannot necessarily be used to compare an investment in a Fund's shares with bank deposits, savings accounts and similar investment alternatives which often provide an agreed or guaranteed fixed yield for a stated period of time. Shareholders should remember that performance data are generally functions of the kind and quality of the instruments held in a portfolio, portfolio maturity, operating expenses, and market conditions. Any additional fees charged by institutions with respect to accounts of customers that have invested in shares of a Fund will not be included in performance calculations.

         The portfolio managers of the Funds and other investment professionals may from time to time discuss in advertising, sales literature or other material, including periodic publications, various topics of interest to shareholders and prospective investors. The topics may include but are not limited to the advantages and disadvantages of investing in tax-deferred and taxable investments; Fund performance and how such performance may compare to various market indices; shareholder profiles and hypothetical investor scenarios; the economy; the financial and capital markets; investment strategies and techniques; investment products; and tax, retirement and investment planning.

                                  MISCELLANEOUS

         As used in this Statement of Additional Information, "assets belonging to" a particular Fund or series of a Fund means the consideration received by Galaxy upon the issuance of shares in that particular Fund or series of the Fund, together with all income, earnings, profits, and proceeds derived from the investment thereof, including any proceeds from the sale of such investments, any funds or payments derived from any reinvestment of such proceeds and a portion of any general assets of Galaxy not belonging to a particular series or Fund. In determining the net asset value of a particular series of a Fund, assets belonging to the particular series of the Fund are charged with the direct liabilities in respect of that series and with a share of the general liabilities of Galaxy, which are allocated in proportion to the relative asset values of the respective series and Funds at the time of allocation. Subject to the provisions of Galaxy's Declaration of Trust, determinations by the Board of Trustees as to the direct and allocable liabilities, and the allocable portion of any general assets with respect to a particular series or Fund, are conclusive.

         Shareholders will receive unaudited semi-annual reports describing the Funds' investment operations and annual financial statements audited by independent certified public accountants.

         A "vote of the holders of a majority of the outstanding shares" of a particular Fund or a particular series of shares in a Fund means, with respect to the approval of an investment advisory agreement, a distribution plan or a change in an investment objective or fundamental investment policy, the affirmative vote of the holders of the lesser of (a) more than 50% of the outstanding shares of such Fund or such series of shares, or (b) 67% or more of the shares of such Fund or such series of shares present at a meeting if more than 50% of the outstanding shares of such Fund or such series of shares are represented at the meeting in person or by proxy.

         As of February 5, 2002, the name, address and percentage ownership of the entities or persons that held of record or beneficially 5% or more of the outstanding shares of each class of Galaxy's investment portfolios were as follows:

                                      PERCENT
REGISTRATION NAME                     OWNERSHIP
-----------------                     ---------
MONEY MARKET FUND
      TRUST SHARES
      Fleet National Bank             97.94%
      P.O. Box 92800
      Rochester, NY  14692-8900

TAX-EXEMPT MONEY MARKET FUND
      TRUST SHARES
      Fleet National Bank             94.09%
      P.O. Box 92800
      Rochester, NY  14692-8900

GOVERNMENT MONEY MARKET FUND
      TRUST SHARES
      Fleet National Bank             96.42%
      P.O. Box 92800
      Rochester, NY  14692-8900

U.S. TREASURY MONEY MARKET FUND
      TRUST SHARES
      Fleet National Bank             94.49%
      P.O. Box 92800
      Rochester, NY  14692-8900

INSTITUTIONAL GOVERNMENT MONEY MARKET FUND
      TRUST SHARES
      Fleet National Bank             93.06%
      P.O. Box 92800
      Rochester, NY  14692-8900

MASSACHUSETTS MUNICIPAL MONEY MARKET FUND
      RETAIL A SHARES
      Fleet National Bank             35.92%
      P.O. Box 92800
      Rochester, NY  14692-8900

      U.S. Clearing A Division of Fleet
      Securities Inc.                 26.40%
      26 Broadway
      New York, NY  10004-1703

CONNECTICUT MUNICIPAL MONEY MARKET FUND
      RETAIL A SHARES
      Fleet National Bank             49.46%
      P.O. Box 92800
      Rochester, NY  14692-8900

INSTITUTIONAL TREASURY MONEY MARKET FUND
      CLASS I SHARES
      Fleet National Bank             16.57%
      P.O. Box 92800
      Rochester, NY  14692-8900

      Bob & Co.                       12.99%
      Treasury Attn: A.J. Ferullo
      100 Federal Street
      Mailstop MADE10013E
      Boston, MA  02110-1802

      Fleet Bank Omnibus              67.09%
      20 Church Street, 8th Floor
      Mailstop CT/EH/40608F
      CAS Operations
      Hartford, CT  06103

                                      PERCENT
REGISTRATION NAME                     OWNERSHIP
-----------------                     ---------
      CLASS II SHARES
      FIM Funding, Inc.               100.00%
      Attn: Glen Martin
      150 Federal Street, 4th Floor
      Boston, MA  02110

      CLASS III SHARES
      Bob & Co.                       97.33%
      Treasury Attn: A.J. Ferullo
      100 Federal Street
      Mailstop MADE10013E
      Boston, MA  02110-1802

INSTITUTIONAL PRIME MONEY MARKET FUND
      CLASS I SHARES
      Fleet National Bank             62.64%
      P.O. Box 92800
      Rochester, NY 14692-8900

      U.S. Clearing Corp.             8.53%
      26 Broadway
      New York, NY  10004-1703

      Bob & Co.                       21.30%
      Treasury Attn: A.J. Ferullo
      100 Federal Street
      Mailstop MADE10013E
      Boston, MA  02110-1802

      PFPC Inc.                       5.64%
      As Agent for the Benefit of TA Clients
      Kim Croston Auth. Officer
      4400 Computer Drive
      Westboro, MA  01581

      CLASS II SHARES
      FIM Funding, Inc.               100.00%
      Attn: Glen Martin
      150 Federal Street
      4th Floor
      Boston, MA  02110

      CLASS III SHARES
      FIM Funding, Inc.               10.69%
      Attn: Glen Martin
      150 Federal Street
      4th Floor
      Boston, MA  02110

      Bob & Co.                       89.31%
      Treasury Attn: A.J. Ferullo
      100 Federal Street
      Mailstop MADE10013E
      Boston, MA  02110-1802

EQUITY VALUE FUND
      TRUST SHARES
      Gales & Co.                     28.79%
      Fleet Investment Services
      Mutual Funds Unit- NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                     21.39%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                     24.17%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Amvescap National Trust
      Company                         5.44%
      Agent for Fleet National Bank FBO
      Leviton Manufacturing Savings Plan
      P.O. Box 4054
      Concord, CA  94524

                                      PERCENT
REGISTRATION NAME                     OWNERSHIP
-----------------                     ---------

EQUITY GROWTH FUND
      TRUST SHARES
      Gales & Co.                     52.09%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                     18.81%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                     17.41%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      PRIME A SHARES
      U.S. Clearing Corp.             6.83%
      FBO 104-32732-16
      Hilda Brandt
      Roland Park Place
      830 W. 40th Street Apt. 359
      Baltimore, MD  21211-2176

      NH Bragg & Sons                 89.34%
      401(K) Profit Sharing Plan
      Lawrence S. Cronkite & John Bragg
      TTEES
      92 Perry Road
      P.O. Box 927
      Bangor, ME  04402-0927

      PRIME B SHARES
      U.S. Clearing Corp.             19.54%
      FBO 111-98315-17
      Thomas J. Bernfeld
      185 West End Avenue, Apt. 21D
      New York, NY  10023-5548

      U.S. Clearing Corp.             12.26%
      FBO 150-90636-14
      Lynn C. Sherrie
      245 Lake Street
      Wilson, NY  14172-9659

      U.S. Clearing Corp.             10.58%
      FBO 221-00085-18
      Walter M. Swiecicki & Cathleen
      Swiecicki
      JT WROS
      119 Old Beekman Road
      Monmouth Junction,  NJ 08852-3114

      U.S. Clearing Corp.             5.81%
      FBO 195-90734-10
      W.P. Fleming
      66500 E. 253 Road
      Grove, OK  74344-6163

      U.S. Clearing Corp.             5.71%
      FBO 131-98122-18
      Elaine B. Odessa
      9 Newman Road
      Pawtucket, RI  02860-6183

      U.S. Clearing Corp.             12.63%
      FBO 166-31108-21
      Frank Catanho, Trustee of the Frank
      Catanho
      1996 Trust - Dated 10/22/96
      22315 Main Street
      Hayward, NY  94541-4006

GROWTH FUND II
      TRUST SHARES
      Gales & Co.                     18.32%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

                                      PERCENT
REGISTRATION NAME                     OWNERSHIP
-----------------                     ---------
      Gales & Co.                     13.31%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                     58.71%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

  EQUITY INCOME FUND
      TRUST SHARES
      Gales & Co.                     58.08%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                     22.51%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                     14.86%
      Fleet Investment Services
      Mutual Funds Unit- NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

INTERNATIONAL EQUITY FUND
      TRUST SHARES
      Gales & Co.                     23.92%
      Fleet Investment Services
      Mutual Funds Unit- NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                     31.38%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                     35.53%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      PRIME A SHARES
      U.S. Clearing Corp.             76.73%
      FBO 125-98055-11
      Albert F. Twanmo
      6508 81st Street
      Cabin John, MD  20818-1203

      U.S. Clearing Corp.             14.11%
      FBO 136-99157-13
      Jon-Paul Dadaian
      178 Clarken Drive
      West Orange, NJ  07052-3441

      U.S. Clearing Corp.             8.76%
      FBO 200-80589-15
      Mark A Rydell
      Quick & Reilly 401k Plan
      40 Bethesda Park Circle
      Boynton Beach, FL  33435-6613

      PRIME B SHARES
      U.S. Clearing Corp.             72.44%
      FBO 102-59241-17
      Church & Friary of St. Francis of Assisi
      c/o Fr. Peter Brophy, OFM
      135 West 31st Street
      New York, NY  10001-3405

                                      PERCENT
REGISTRATION NAME                     OWNERSHIP
-----------------                     ---------
      U.S. Clearing Corp.             5.35%
      FBO 195-90025-13
      Guido Guinasso
      418 College Avenue
      San Francisco, CA  94112-1114

GROWTH & INCOME FUND
      TRUST SHARES
      Gales & Co.                     56.96%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                     32.78%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      PRIME A SHARES
      U.S. Clearing Corp.             59.43%
      FBO 113-27816-16
      Pamela M. Fein
      68 Oak Ridge Drive
      Bethany, CT  06524-3118

      U.S. Clearing Corp.             17.98%
      FBO 175-97327-10
      Margaret Ann Gillenwater
      2525 E. Prince Road #23
      Tucson, AZ  85716-1146

      U.S. Clearing Corp.             6.14%
      FBO 114-97798-19
      Dona Schneid
      7909 Venture Center Way #9104
      Boynton Beach, FL  33437-7412

      U.S. Clearing Corp.             8.83%
      FBO 134-93669-12
      Krzysztof Mizura
      26 Perron Road
      Plainville, CT  06062-1100

      PRIME B SHARES
      U.S. Clearing Corp.             29.63%
      FBO 147-97497-13
      Martin Allen Sante
      8858 Moanalua Way
      Diamondhead, MS  39525-3760

      U.S. Clearing Corp.             17.37%
      FBO 103-31744-16
      Irwin Luftig & Elaine Luftig
      6119 Bear Creek Ct.
      Lake Worth, FL  33467-6812

      U.S. Clearing Corp.             16.62%
      FBO 148-28677-18
      Linda M Berke &
      Michael E. Berke JT TEN
      30941 Westwood Road
      Farmington Hills, MI  48331-1466

      U.S. Clearing Corp.             16.21%
      FBO 147-29019-15
      Walter W. Quan
      2617 Skyline Drive
      Lorain, OH  44053-2243

      U.S. Clearing Corp.             6.21%
      FBO 013-90166-12
      Florence G. St. Onge
      34 Cedar Lane
      Warren, RI  02885-2236

                                      PERCENT
REGISTRATION NAME                     OWNERSHIP
-----------------                     ---------

ASSET ALLOCATION FUND
      TRUST SHARES
      Gales & Co.                     48.98%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                     6.80%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      PRIME A SHARES
      U.S. Clearing Corp.             10.96%
      FBO 155-98529-16
      Frederick B. Galt
      616 Vanderlyn Lane
      Slingerlands, NY  12159-9543

      U.S. Clearing Corp.             20.40%
      FBO 175-97327-10
      Margaret Ann Gillenwater
      2525 E. Prince Road #23
      Tucson, AZ  85716-1146

      U.S. Clearing Corp.             31.50%
      FBO 194-97099-17
      James K. Winter
      2523 Greenridge Drive
      Belden, MS  38826-9530

      U.S. Clearing Corp.             7.88%
      FBO 108-98907-17
      Linda Lecessi-Karp
      141 Norwood Avenue
      Malverne, NY  11565-1422

      U.S. Clearing Corp.             6.29%
      FBO 170-02634-19
      Albert Roselli &
      Arlene Roselli JT TEN
      57 Deerpath Lane
      Westfield, MA  01085-1133

      U.S. Clearing Corp.             11.79%
      FBO 170-02647-14
      Frederick J. Roselli &
      Carol A. Roselli JT TEN
      585 North Westfield Street
      Feeding Hills, MA  01030-1217

      U.S. Clearing Corp.             6.95%
      FBO 145-90771-19
      IRA Rollover
      Nicole A. Zielske
      1914 Grayson Ridge Ct.
      Chesterfield, MO  63017-8740

      PRIME B SHARES
      U.S. Clearing Corp.             12.16%
      FBO 138-97818-14
      Carol Y. Foster
      20270 NE Marie Avenue
      Blountstown, FL  32424-1273

      U.S. Clearing Corp.             11.87%
      FBO 102-92974-11
      Ann E. Csernica
      8 Hunter Court
      Egg Harbor Twp., NJ  08234-7390

      U.S. Clearing Corp.             7.91%
      FBO 166-98559-16
      Ann P. Sargent
      422 Los Encinos Avenue
      San Jose, CA  95134-1336

                                      PERCENT
REGISTRATION NAME                     OWNERSHIP
-----------------                     ---------

      U.S. Clearing Corp.             7.68%
      FBO 166-97970-19
      Alicia E. Schober
      10139 Ridgeway Drive
      Cupertino, CA  95014-2658

      U.S. Clearing Corp.             7.05%
      FBO 181-01324-13
      Paul R. Thornton & Karin
      Z. Thornton JT TEN
      1207 Oak Glen Lane
      Sugar Land, TX  77479-6175

      U.S. Clearing Corp.             5.85%
      FBO 013-00189-14
      David Paquin &
      Susan Paquin JT TEN
      Attn: Paul D. Nunes VP
      110 Westminister St. RI/MO/F02G
      Providence, RI  02903-2318

      SMALL COMPANY EQUITY FUND
      TRUST SHARES
      Gales & Co.                     50.00%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638

      Gales & Co.                     27.05%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638

      Gales & Co.                     11.02%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638

      SMALL CAP VALUE FUND
      TRUST SHARES
      Gales & Co.                     36.42%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                     33.50%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                     21.22%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      PRIME A SHARES
      U.S. Clearing Corp.             49.11%
      FBO 104-32732-16
      Hilda Brandt
      Roland Park Place
      830 W. 40th Street, Apt. 359
      Baltimore, MD  21211-2176

      U.S. Clearing Corp.             16.39%
      FBO 103-97564-14
      IRA Rollover Account
      Thomas X McKenna
      170 Turtle Creek Drive
      Tequesta, FL 33469-1547

      U.S. Clearing Corp.             15.12%
      FBO 103-31296-18
      Edward U. Roddy III
      109 Angler Avenue
      Palm Beach, FL  33480-3101

                                      PERCENT
REGISTRATION NAME                     OWNERSHIP
-----------------                     ---------

      PRIME B SHARES
      U.S. Clearing Corp.             12.99%
      FBO 111-98315-17
      Thomas J. Bernfeld
      185 West End Avenue, Apt. 21D
      New York, NY  10023-5548

      U.S. Clearing Corp.             6.85%
      FBO 233-97395-15
      Rufus O. Eddins
      360 Dominion Circle
      Knoxville, TN  37922-2750

      U.S. Clearing Corp.             6.01%
      FBO 138-30212-17
      Virginia Godenrath T.O.D.
      Robert Godenrath
      5925 Shore Boulevard South #104
      Gulfport, FL  33707-5904

      U.S. Clearing Corp.             5.24%
      FBO 108-98907-17
      Linda Lecessi-Karp
      141 Norwood Avenue
      Malverne, NY  11565-1422

      U.S. Clearing Corp.             6.58%
      FBO 221-97250-13
      Michael A. Veschi
      106 Exmoor Court
      Leesburg, VA  20176-2049

      U.S. Clearing Corp.             8.80%
      FBO 107-30623-23
      Andrejs Zvejnieks
      2337 Christopher Walk
      Atlanta, GA  30327-1110

      U.S. Clearing Corp.             9.63%
      FBO 134-955935-15
      Reenee L. Mayne
      285 Redwood Road
      Manchester, CT  06040-6333

      STRATEGIC EQUITY FUND
      TRUST SHARES
      Gales & Co.                     30.06%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                     52.42%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                     16.99%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      FIM Funding, Inc.               98.42%
      Attn:  Glen Martin
      150 Federal Street 4th Floor
      Boston, MA  02109

      RETAIL A SHARES

      Fleet Bank, N.A.                8.08%
      Cust For The IRA Plan FBO
      Susan A. Bird
      30 Lafayette Avenue
      Somerset, NJ  08873-2556

                                      PERCENT
REGISTRATION NAME                     OWNERSHIP
-----------------                     ---------

      Striplin Family Trust           5.44%
      Dave Striplin & Kristen
        Striplin JT
      WROS PDAA
      U/T/A DTD 1-22-2001
      1705 Vista Del Monte
      Auburn, CA  95603-6104

      US Clearing Corp.               6.27%
      FBO 210-00116-14
      Anthony P. Verrico & Antonia
      Verrico JT/TEN
      32 Susan Drive
      Saugus, MA  01906-1238

      US Clearing Corp.               39.22%
      FBO 230-05564-18
      Adelaide Donohue & Matthew
      Donohue JT/TEN
      42 Oceanview Drive
      Southhampton, NY  11968-4216

      RETAIL B SHARES
      FIM Funding, Inc.               11.83%
      Attn: Glen Martin
      150 Federal Street, 4th Floor
      Boston, MA  02109

      US Clearing Corp.               12.42%
      FBO 245-01434-13
      Anthony M. Savoy
      103 Oak Street
      Indian Orchard, MA  01151-1538

      US Clearing Corp.               28.33%
      FBO 245-94856-17
      Daniel Coletti
      465 Lexington Street
      Waltham, MA  02452

      US Clearing Corp.               11.83%
      FBO 108-04359-18
      Raheem Horton
      115 W. Fulton Avenue
      Roosevelt, NY  11575-2026

      US Clearing Corp.               33.95%
      FBO 134-08957-11
      Sergio M. Sevillano &
      Lourdes Colon JT/TEN
      23 Fairwood Farms Road
      West Hartford, CT  06107-3502

      PRIME A SHARES
      FIM Funding, Inc.               99.61%
      Attn: Glen Martin
      150 Federal Street, 4th Floor
      Boston, MA  02109

      PRIME B SHARES
      FIM Funding, Inc.               99.61%
      Attn: Glen Martin
      150 Federal Street, 4th Floor
      Boston, MA  02109

      LARGE CAP VALUE FUND
      TRUST SHARES
      Fleet National Bank             21.26%
      Attn: Daniel Berg
      P.O. Box 92800
      Rochester, NY  14692-8900

      Fleet National Bank             62.73%
      Attn: Daniel Berg
      P.O. Box 92800
      Rochester, NY  14692-8900

      BISYS BD Services Inc.          5.66%
      Fleet Conversion
      P.O. Box 4054
      Concord, CA  94524

                                      PERCENT
REGISTRATION NAME                     OWNERSHIP
-----------------                     ---------

      LARGE CAP GROWTH FUND
      TRUST SHARES
      Fleet National Bank             15.02%
      Attn: Daniel Berg
      P.O. Box 92800
      Rochester, NY  14692-8900

      Fleet National Bank             74.90%
      Attn:  Daniel Berg
      P.O. Box 92800
      Rochester, NY  14692-8900

      BISYS BD Services Inc.          5.53%
      Fleet Conversion
      P.O. Box 4054
      Concord, CA  94524

      RETAIL A SHARES
      U.S. Clearing Corp.             7.59%
      FBO 236-91311-11
      C/F Peter J. Peff IRA
      PMB 413
      1151 Aquidneck Avenue
      Middletown, RI  02842-5255

      INTERMEDIATE GOVERNMENT INCOME
        FUND
      TRUST SHARES
      Gales & Co.                     55.93%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                     26.79%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                     13.41%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      RETAIL B SHARES
      U.S. Clearing Corp.             5.03%
      FBO 209-90200-14
      Joel S. Corriveau
      28 Louise Avenue
      Methuen, MA  01844-3537

      HIGH QUALITY BOND FUND
      TRUST SHARES
      Gales & Co.                     28.05%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                     19.60%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                     45.19%
      Fleet Investment Services
      Mutual Funds Unit- NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      PRIME A SHARES
      U.S. Clearing Corp.             16.45%
      FBO 103-30971-12
      Doris G. Schack
      FBO- Doris G. Schack Living
        Trust
      9161 East Evans
      Scottsdale, AZ  85260-7575

                                      PERCENT
REGISTRATION NAME                     OWNERSHIP
-----------------                     ---------

      U.S. Clearing Corp.             43.83%
      FBO 132-90090-11
      IRA Rollover
      Virginia Holmes
      207 Adams Street
      Ithaca, NY  14850-3514

      U.S. Clearing Corp.             8.01%
      FBO 013-02964-11
      Jane L. Grayhurst
      770 Boylston St., Apt. 10G
      Boston, MA  02199-7709

      US Clearing Corp.               31.59%
      FBO 246-90802-18
      Ratimir Pavesic
      65 East India Row Apt. 26G
      Boston, MA  02110-3388

      PRIME B SHARES
      U.S. Clearing Corp.             12.30%
      FBO 119-97697-10
      Ira Zornberg
      4219 Nautilus Avenue
      Brooklyn, NY  11224-1019

      U.S. Clearing Corp.             11.15%
      FBO 147-24459-13
      Jay Robert Klein
      26800 Amhearst Circle #209
      Cleveland, OH  44122-7572

      U.S. Clearing Corp.             14.41%
      FBO 230-02116-18
      Marjorie Dion
      301 Raimond Street
      Yaphank, NY  11980-9725

      U.S. Clearing Corp.             7.85%
      FBO 157-98031-13
      Patricia Fusco
      112 E. Chapel Avenue
      Cherry Hill, NJ  08034-1204

      U.S. Clearing Corp.             6.51%
      FBO 119-11589-12
      Hilja Schein
      264 East 211 Street, Apt. 2D
      Bronx, NY  10467-1528

      U.S. Clearing Corp.             10.72%
      FBO 131-07457-14
      U/A/D 1/29/99
      Petrella Fam Rev Trust #3
      John Petrella Trustee
      39 Cydot Drive
      North Kingstown, RI  02852-5611

      U.S. Clearing Corp.             10.72%
      FBO 131-07459-12
      U/A/D 1/29/99
      Petrella Fam Rev Trust #2
      John Petrella Trustee
      39 Cydot Drive
      North Kingstown, RI  02852-5611

      U.S. Clearing Corp.             5.81%
      FBO 238-97175-19
      Marie Goftfried
      Rollover IRA Account
      6411 Grand Cypress Circle
      Lake North, FL  33463-7363

SHORT-TERM BOND FUND
      Gales & Co.                     22.83%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

                                      PERCENT
REGISTRATION NAME                     OWNERSHIP
-----------------                     ---------

      Gales & Co.                     38.30%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                     32.51%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      RETAIL B SHARES
      Chelsea Police Relief Assoc.    9.01%
      John R. Phillips Treas. &
      Michael McCona Clerk
      180 Crescent Avenue
      Chelsea, MA  02150-3017

      US Clearing Corp.               5.90%
      FBO 236-92074-16
      Willie M. Moye Sr.
      268 Mount Prospect Avenue
      Newark, NJ  07104-2008

TAX-EXEMPT BOND FUND
      TRUST SHARES
      Gales & Co.                     32.36%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                     26.76%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                     39.05%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      RETAIL B SHARES
      Sylvia Fendler                  13.36%
      72 Brinkerhoff Avenue
      Stamford, CT  06905

      U.S. Clearing Corp.             5.95%
      FBO 978-02869-11
      Carol Guy
      Ali E. Guy
      14 Thomas Street
      Scarsdale, NY  10583-1031

      U.S. Clearing Corp.             5.28%
      FBO 245-07280-15
      Alan Landman
      Box 2339
      Providence, RI  02906-0339

      FISERV Securities Inc.          5.01%
      FAO 13875955
      Attn: Mutual Funds
      One Commerce Square
      2005 Market Street, Suite 1200
      Philadelphia, PA  19103

      FISERV Securities Inc.          6.55%
      FAO 13878082
      Attn: Mutual Funds
      One Commerce Square
      2005 Market Street, Suite 1200
      Philadelphia, PA  19103

                                      PERCENT
REGISTRATION NAME                     OWNERSHIP
-----------------                     ---------

INTERMEDIATE TAX-EXEMPT BOND FUND
      TRUST SHARES
      Gales & Co.                     10.91%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                     85.01%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      RETAIL A SHARES
      Richard F. Messing              7.12%
      3310 South Ocean Boulevard
      Apt. 532
      Highland Beach, FL  33487

      Charles Schwab & Co. Inc.       31.61%
      Attn: Mutual Funds
      101 Montgomery Street
      San Francisco, CA  94094-4122

      RETAIL B SHARES
      FIM Funding, Inc.               36.53%
      Attn: Glen Martin
      150 Federal Street, 4th Floor
      Boston, MA  02109

      Fleet Bank NA                   32.94%
      Cust of the IRA
      FBO Michael R. Gaulin
      78 St. Joseph St. Unit 7
      Woonsocket, RI  02895

      U.S. Clearing Corp.             30.53%
      FBO 597-06940-13
      Cenelia Perez
      201 Central Avenue
      Englewood, NJ  07631-2214

CONNECTICUT MUNICIPAL BOND FUND
      TRUST SHARES
      Gales & Co.
      Fleet Investment Services       75.95%
      Mutual Funds Unit -
      NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                     23.90%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      RETAIL A SHARES
      U.S. Clearing Corp.             7.33%
      FBO 134-08973-29
      Marquis Restitution Fund
      Charles D. Gersten Trustee
      216 Main Street
      Hartford, NY  06106-1817

      RETAIL B SHARES
      U.S. Clearing Corp.             6.36%
      FBO 245-06995-13
      Hans Hoffmann & Janice Hoffman
      36 Leeway
      Madison, CT  06443-2823

      U.S. Clearing Corp.             6.18%
      FBO 113-05954-14
      Darlene Kirychuk-Francis
      425 North Main Street
      Wallingford, CT  06492-3210

      U.S. Clearing Corp.             12.35%
      FBO 142-04560-12
      Zivko Blude
      60 Colonial Drive
      Stratford, CT  06614-2226

                                      PERCENT
REGISTRATION NAME                     OWNERSHIP
-----------------                     ---------

      U.S. Clearing Corp.             14.35%
      FBO 142-04599-17
      Anthony Fiorello II & L. Ruth
        Fiorello
      20 Red Fox Road
      Stratford, CT  06614-2239

      U.S. Clearing Corp.             40.16%
      FBO 142-04600-14
      Richard L. Massey
      261 Pomperaug Woods
      Southbury, CT  06483-3501

CONNECTICUT INTERMEDIATE MUNICIPAL
  BOND FUND
      TRUST SHARES
      Gales & Co.                     5.62%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638

      Gales & Co.                     20.60%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638

      SEI Trust Company               5.62%
      c/o Webster TR CO
      Attn:  Mutual Fund Administrator
      One Freedom Valley Dr.
      Oaks, PA  19456

      RETAIL A SHARES
      Charles Schwab & Co.            22.96%
      Attn: Mutual Funds
      101 Montgomery Street
      San Francisco, CA  94104-4122

      Kelly F. Shackelford            5.96%
      P.O. Box 672
      New Canaan, CT  06840-0672

      RETAIL B SHARES
      U.S. Clearing Corp.             95.45%
      FBO 221-08330-14
      Cara Pressman
      59 Tilia Court
      Hamilton, NJ  08690-3344

FLORIDA MUNICIPAL BOND FUND
      TRUST SHARES
      Gales & Co.                     74.00%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                     25.10%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

MASSACHUSETTS MUNICIPAL BOND FUND
      TRUST SHARES
      Gales & Co.                     55.85%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                     42.44%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      RETAIL B SHARES
      U.S. Clearing Corp.             73.31%
      FBO 245-09436-14
      Thomas M. Apone
      64 Jacqueline Road #4
      Waltham, MA  02452-4973

                                      PERCENT
REGISTRATION NAME                     OWNERSHIP
-----------------                     ---------

      U.S. Clearing Corp.             7.38%
      FBO 222-00942-19
      Gary P. McGrath & Amy J. McGrath
      JT/TEN
      9 Baldwin Road
      Westford, MA  01886-2063

      U.S. Clearing Corp.             11.81%
      FBO 222-00960-16
      John W. Carroll & Carole A.
        Carroll
      JT/TEN
      14 Ames Street
      Pepperell, MA  01463

MASSACHUSETTS INTERMEDIATE MUNICIPAL
BOND FUND
      TRUST SHARES
      Gales & Co.                     76.78%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                     22.84%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      RETAIL B SHARES
      U.S. Clearing Corp.             9.82%
      FBO 210-00232-013
      Kathleen McLaughlin
      370 Charles River Road
      Watertown, MA  02472-2738

      U.S. Clearing Corp.             21.37%
      FBO 136-35267-14
      Margaret A. Geraghty
      253 Needham Street
      Dedham, MA  02026-7018

      U.S. Clearing Corp.             7.12%
      FBO 222-00665-14
      Michael Ashmore & Ann M. Evans-
      Ashmore JT/TEN
      345 Sargent Road
      Boxborough, MA  01719-1203

      US Clearing Corp.               19.05%
      FBO 222-00850-19
      Edwin M. Leung & Daphne Y. Chu
      JT/TEN
      15 Canterbury Lane
      Groton, MA  01450-4242

CORPORATE BOND FUND
      TRUST SHARES
      Gales & Co.                     24.13%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                     42.54%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                     25.25%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

RHODE ISLAND MUNICIPAL BOND FUND
      TRUST SHARES
      Gales & Co.                     78.29%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

                                      PERCENT
REGISTRATION NAME                     OWNERSHIP
-----------------                     ---------

      Gales & Co.                     21.06%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      RETAIL A SHARES
      Gales & Co.                     33.74%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                     16.61%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      James R. McCulloch              5.96%
      c/o Microfibre
      P.O. Box 1208
      Pawtucket, RI  02862-1208

      RETAIL B SHARES
      U.S. Clearing Corp.             35.82%
      FBO 247-00404-17
      Phyllis J. Silverstein
      28 Kennedy Blvd.
      Lincoln, RI  02865-3602

      U.S. Clearing Corp.             10.14%
      FBO 247-00732-10
      Jose A Severino
      22 Set-N-Sun Drive
      Hope, RI  02831-1830

      U.S. Clearing Corp.             10.12%
      FBO 131-08123-16
      Anastasia Tsonos
      12 Nevada Avenue
      Rumford, RI  02916-2407

      U.S. Clearing Corp.             25.36%
      FBO 247-00882-18
      Lillian M. Crepeau
      16 Wagon Road
      Cumberland, RI  02864

      U.S. Clearing Corp.             14.95%
      FBO 131-07752-16
      Dina N. Cote
      20 Taber Avenue
      Providence, RI  02906-4111

NEW YORK MUNICIPAL BOND FUND
      TRUST SHARES
      Gales & Co.                     63.23%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                     31.23%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      RETAIL B SHARES

      U.S. Clearing Corp.             31.43%
      FBO 978-00592-19
      Michelina Pezzulo
      Joseph Pezzulo
      249 Crescent Place
      Yonkers,  NY 10704-1628

      U.S. Clearing Corp.             41.68%
      FBO 245-01932-10
      Robert A. Miller
      130 Greenwood Street
      Canisteo, NY  14823-1234

                                      PERCENT
REGISTRATION NAME                     OWNERSHIP
-----------------                     ---------

      U.S. Clearing Corp.             8.26%
      FBO 116-02797-15
      Michael F. Mucia
      222 Manitan Road
      Cayuga, NY  13034-4117

NEW JERSEY MUNICIPAL BOND FUND
      TRUST SHARES
      Gales & Co.                     37.08%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                     52.19%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      Gales & Co.                     8.44%
      Fleet Investment Services
      Mutual Funds Unit - NY/RO/TO4A
      159 East Main Street
      Rochester, NY  14638-0001

      RETAIL A SHARES
      U.S. Clearing Corp.             15.13%
      FBO 979-10688-11
      John J. Delucca
      314 Ardmore Road
      Ho Ho Kus, NJ  07423-1110

      U.S. Clearing Corp.             9.45%
      FBO 979-14430-14
      John R. Wright & Maria N. Wright
      JTTEN
      706 Princeton Kingston Road
      Princeton, NJ  08540-4124

      RETAIL B SHARES
      FIM Funding, Inc.               14.57%
      Attn: Glen Martin
      150 Federal Street, 4th Floor
      Boston, MA  02110

      U.S. Clearing Corp.             36.40%
      FBO 597-09005-19
      Chaia-Lin Sung Lee & Diana S.
        Lee
      JT/TEN
      P.O. Box 291
      Tenafly, NJ  07670-0291

      U.S. Clearing Corp.             49.02%
      FBO 597-09212-18
      Antoun Khouri
      T.O.D. Marie Shaleesh
      358 Mountain Road
      Englewood, NJ  07631-3727

PENNSYLVANIA MUNICIPAL BOND FUND
      TRUST SHARES
      Fleet National Bank             45.40%
      Attn: Daniel Berg
      P.O. Box 92800
      Rochester, NY  14692-8900

      Fleet National Bank             36.62%
      Attn: Daniel Berg
      P.O. Box 92800
      Rochester, NY  14692-8900

      Northeast Pennsylvania
      Trust Co.                       6.55%
      William C. Kringe
      Rhoda Lescowitch & Joanne Yachera
      Auth Officers
      31 W. Broad Street
      Hazelton, PA  18201-6407

                                      PERCENT
REGISTRATION NAME                     OWNERSHIP
-----------------                     ---------

      SEI Private Trust Co.           8.13%
      c/o Philadelphia Trust Co.
      Attn: Mutual Fund Administrator
      1 Freedom Valley Dr.
      Oaks, PA  19456

      PRIME RESERVES
      U.S. Clearing Corp.             100.00%
      26 Broadway
      New York, NY  10004-1703

      GOVERNMENT RESERVES
      U.S. Clearing Corp.             100.00%
      26 Broadway
      New York, NY  10004-1703

      TAX-EXEMPT RESERVES
      U.S. Clearing Corp.             100.00%
      26 Broadway
      New York, NY  10004-1703

         As of February 5, 2002, the name, address and percentage ownership of the entities or persons that held of record or beneficially more than 5% of the outstanding Trust Shares (Class I Shares of the Institutional Money Market, Institutional Treasury Money Market and Institutional Government Money Market Funds) of each of Galaxy's investment portfolios were as follows:

                                      PERCENT
REGISTRATION NAME                     OWNERSHIP
-----------------                     ---------

MONEY MARKET FUND
      Stable Asset Fund
      c/o Norstar Trust Company
      Gales & Co.
      159 East Main
      Rochester, NY 14638             6.37%

GOVERNMENT MONEY MARKET FUND
      AMS Trust Account
      c/o Norstar Trust Co.
      Gales & Co.
      159 East Main
      Rochester, NY 14638             6.09%

U.S. TREASURY MONEY MARKET FUND
      Loring Walcott Client Sweep Acct
      c/o Norstar Trust Co.
      Gales & Co.
      159 East Main
      Rochester, NY 14638             19.34%

EQUITY GROWTH FUND
      Fleet Savings Plus-Equity Growth
      c/o Norstar Trust Co.
      Gales & Co.
      159 East Main
      Rochester, NY 14638             22.45%

      Nusco Retiree Health VEBA Trust
      c/o Norstar Trust Co.
      Gales & Co.
      159 East Main
      Rochester, NY 14638             6.97%

INTERNATIONAL EQUITY FUND
      Fleet Savings Plus-Intl Equity
      c/o Norstar Trust Co.
      Gales & Co.
      159 East Main
      Rochester, NY 14638             12.03%

STRATEGIC EQUITY FUND
      Perstorp Retirement Trust
      c/o Fleet Financial Group
      159 East Main
      Rochester, NY 14638             14.69%

HIGH QUALITY BOND FUND
      Fleet Savings Plus Plan -HQ Bond
      c/o Norstar Trust Co.
      Gales & Co.
      159 East Main
      Rochester, NY 14638             13.58%

ASSET ALLOCATION FUND
      Fleet Savings Plus-Asset
        Allocation
      c/o Norstar Trust Co.
      Gales & Co.
      159 East Main
      Rochester, NY 14638             30.67%

SMALL COMPANY EQUITY FUND
      Fleet Savings Plus-Small Company
      c/o Norstar Trust Co.
      Gales & Co.
      159 East Main
      Rochester, NY 14638             39.13%

                                      PERCENT
REGISTRATION NAME                     OWNERSHIP
-----------------                     ---------

TAX-EXEMPT BOND FUND
      Nusco Retiree Health VEBA Trust
      c/o Norstar Trust Co.
      Gales & Co.
      159 East Main
      Rochester, NY 14638             32.05%

CONNECTICUT MUNICIPAL BOND FUND
      Doris C. Bullock Trust Cust.
      c/o Norstar Trust Co.
      Gales & Co.
      159 East Main
      Rochester, NY 14638             5.38%

MASSACHUSETTS MUNICIPAL BOND FUND
      Jeffrey or Gail Press IMA
      c/o  Norstar Trust Co.
      Gales & Co.
      159 East Main
      Rochester, NY 14638             6.82%

GROWTH & INCOME FUND
      Fleet Savings Plus-Grth Income
      c/o Norstar Trust Co.
      Gales & Co.
      159 East Main
      Rochester, NY 14638             52.09%

SMALL CAP VALUE FUND
      FBF Penison Plan - Misc Assets
      c/o Norstar Trust Co.
      Gales & Co.
      159 East Main
      Rochester, NY 14638             13.73%

      CVS Inc. 401(K) P/S SCV
      c/o Norstar Trust Co.
      Gales & Co.
      159 East Main
      Rochester, NY 14638             11.50%

      CVS Inc 401(K) P/S Pln
        Aggressive
      c/o Norstar Trust Co.
      Gales & Co.
      159 East Main
      Rochester, NY 14638             5.37%

INSTITUTIONAL GOVERNMENT MONEY MARKET
  FUND
      Transwitch Cap Focus Acct
      c/o Norstar Trust Co.
      Gales & Co.
      159 East Main
      Rochester, NY 14638             8.24%

      Susan Morse-Hilles Trust
      c/o Norstar Trust Co.
      Gales & Co.
      159 East Main
      Rochester, NY 14638             7.80%

      Aeroflex Inc. Cap Focus
      c/o Norstar Trust Co.
      Gales & Co.
      159 East Main
      Rochester, NY 14638             6.47%

RHODE ISLAND MUNICIPAL BOND FUND
      CP Pritchard TR GST Non-Exempt
      c/o Norstar Trust Co.
      Gales & Co.
      159 East Main
      Rochester, NY 14638             12.95%

INSTITUTIONAL MONEY MARKET FUND
      NJ Guarantee
      c/o Norstar Trust Co.
      Gales & Co.
      159 East Main
      Rochester, NY 14638             7.28%

                                      PERCENT
REGISTRATION NAME                     OWNERSHIP
-----------------                     ---------

      Liposome I/M
      c/o Norstar Trust Co.
      Gales & Co.
      159 East Main
      Rochester, NY 14638             5.26%

      SSC Investments
      c/o Norstar Trust Co.
      Gales & Co.
      159 East Main
      Rochester, NY  14638            5.02%

FLORIDA MUNICIPAL BOND FUND
      Michael C Kent Trust Agency
      c/o Norstar Trust Co.
      Gales & Co.
      159 East Main
      Rochester, NY  14638            11.83%

      C Pritchard TR B SH LP Hess
      c/o Norstar Trust Co.
      Gales & Co.
      159 East Main
      Rochester, NY  14638            5.75%

      William M. Wood Trust
      c/o Norstar Trust Co.
      Gales & Co.
      159 East Main
      Rochester, NY  14638            5.49%

PENNSYLVANIA MUNICIPAL BOND FUND
      Morse, William Sr.
      c/o Norstar Trust Co.
      Gales & Co.
      159 East Main
      Rochester, NY  14638            5.65%

                              FINANCIAL STATEMENTS

         Galaxy's Annual Report to Shareholders with respect to the Funds for the fiscal year ended October 31, 2001 has been filed with the SEC. The financial statements contained in such Annual Report are incorporated by reference into this Statement of Additional Information. The financial statements and financial highlights for the Funds for the fiscal years ended October 31, 2001, 2000 and 1999 have been audited by Galaxy's independent auditors, Ernst & Young LLP, whose report thereon also appears in such Annual Report and is incorporated herein by reference. The financial statements in such Annual Report have been incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. The information in the Annual Report for the fiscal years ended on or before October 31, 1998 was audited by Galaxy's former auditors.

                                   APPENDIX A
                        DESCRIPTION OF SECURITIES RATINGS

SHORT-TERM CREDIT RATINGS

         A Standard & Poor's short-term issue credit rating is a current opinion of the creditworthiness of an obligor with respect to a specific financial obligation having an original maturity of no more than 365 days. The following summarizes the rating categories used by Standard & Poor's for short-term issues:

         "A-1" - Obligations are rated in the highest category and indicate that the obligor's capacity to meet its financial commitment on the obligation is strong. Within this category, certain obligations are designated with a plus sign (+). This indicates that the obligor's capacity to meet its financial commitment on these obligations is extremely strong.

         "A-2" - Obligations are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher rating categories. However, the obligor's capacity to meet its financial commitment on the obligation is satisfactory.

         "A-3" - Obligations exhibit adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

         "B" - Obligations have significant speculative characteristics. The obligor currently has the capacity to meet its financial commitment on the obligation. However, it faces major ongoing uncertainties which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

         "C" - Obligations are currently vulnerable to nonpayment and are dependent upon favorable business, financial and economic conditions for the obligor to meet its financial commitment on the obligation.

         "D" - Obligations are in payment default. The "D" rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payments will be made during such grace period. The "D" rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

         Local Currency and Foreign Currency Risks - Country risk considerations are a standard part of Standard & Poor's analysis for credit ratings on any issuer or issue. Currency of repayment is a key factor in this analysis. An obligor's capacity to repay foreign currency obligations may be lower than its capacity to repay obligations in its local currency due to the sovereign government's own relatively lower capacity to repay external versus domestic debt. These sovereign risk considerations are incorporated in the debt ratings assigned to specific issues. Foreign currency issuer ratings are also distinguished from local currency issuer ratings to identify those instances where sovereign risks make them different for the same issuer.

         Moody's short-term ratings are opinions of the ability of issuers to honor senior financial obligations and contracts. These obligations have an original maturity not exceeding one year, unless explicitly noted. The following summarizes the rating categories used by Moody's for short-term obligations:

         "Prime-1" - Issuers (or supporting institutions) have a superior ability for repayment of senior short-term debt obligations. Prime-1 repayment ability will often be evidenced by many of the following characteristics: leading market positions in well-established industries; high rates of return on funds employed; conservative capitalization structure with moderate reliance on debt and ample asset protection; broad margins in earnings coverage of fixed financial charges and high internal cash generation; and well-established access to a range of financial markets and assured sources of alternate liquidity.

         "Prime-2" - Issuers (or supporting institutions) have a strong ability to repay senior short-term debt obligations. This will normally be evidenced by many of the characteristics cited above but to a lesser degree. Earnings trends and coverage ratios, while sound, may be more subject to variation than is the case for Prime-1 securities. Capitalization characteristics, while still appropriate, may be more affected by external conditions. Ample alternate liquidity is maintained.

         "Prime-3" - Issuers (or supporting institutions) have an acceptable ability for repayment of senior short-term debt obligations. The effect of industry characteristics and market compositions may be more pronounced. Variability in earnings and profitability may result in changes in the level of debt-protection measurements and may require relatively high financial leverage. Adequate alternate liquidity is maintained.

         "Not Prime" - Issuers do not fall within any of the Prime rating categories.

         Fitch short-term ratings apply to time horizons of less than 12 months for most obligations, or up to three years for U.S. public finance securities, and thus place greater emphasis on the liquidity necessary to meet financial commitments in a timely manner. The following summarizes the rating categories used by Fitch for short-term obligations:

         "F1" - Securities possess the highest credit quality. This designation indicates the strongest capacity for timely payment of financial commitments and may have an added "+" to denote any exceptionally strong credit feature.

         "F2" - Securities possess good credit quality. This designation indicates a satisfactory capacity for timely payment of financial commitments, but the margin of safety is not as great as in the case of the higher ratings.

         "F3" - Securities possess fair credit quality. This designation indicates that the capacity for timely payment of financial commitments is adequate; however, near-term adverse changes could result in a reduction to non-investment grade.

         "B" - Securities possess speculative credit quality. This designation indicates minimal capacity for timely payment of financial commitments, plus vulnerability to near-term adverse changes in financial and economic conditions.

         "C" - Securities possess high default risk. Default is a real possibility. This designation indicates a capacity for meeting financial commitments which is solely reliant upon a sustained, favorable business and economic environment.

         "D" - Securities are in actual or imminent payment default.

LONG-TERM CREDIT RATINGS

         The following summarizes the ratings used by Standard & Poor's for long-term issues:

         "AAA" - An obligation rated "AAA" has the highest rating assigned by Standard & Poor's. The obligor's capacity to meet its financial commitment on the obligation is extremely strong.

         "AA" - An obligation rated "AA" differs from the highest rated obligations only in small degree. The obligor's capacity to meet its financial commitment on the obligation is very strong.

         "A" - An obligation rated "A" is somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than obligations in higher-rated categories. However, the obligor's capacity to meet its financial commitment on the obligation is still strong.

         "BBB" - An obligation rated "BBB" exhibits adequate protection parameters. However, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity of the obligor to meet its financial commitment on the obligation.

         Obligations rated "BB," "B," "CCC," "CC" and "C" are regarded as having significant speculative characteristics. "BB" indicates the least degree of speculation and "C" the highest. While such obligations will likely have some quality and protective characteristics, these may be outweighed by large uncertainties or major exposures to adverse conditions.

         "BB" - An obligation rated "BB" is less vulnerable to nonpayment than other speculative issues. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to the obligor's inadequate capacity to meet its financial commitment on the obligation.

         "B" - An obligation rated "B" is more vulnerable to nonpayment than obligations rated "BB," but the obligor currently has the capacity to meet its financial commitment on the obligation. Adverse business, financial or economic conditions will likely impair the obligor's capacity or willingness to meet its financial commitment on the obligation.

         "CCC" - An obligation rated "CCC" is currently vulnerable to nonpayment and is dependent upon favorable business, financial and economic conditions for the obligor to meet its financial commitment on the obligation. In the event of adverse business, financial, or economic conditions, the obligor is not likely to have the capacity to meet its financial commitment on the obligation.

         "CC" - An obligation rated "CC" is currently highly vulnerable to nonpayment.

         "C" - A subordinated debt obligation rated "C" is currently highly vulnerable to nonpayment. The "C" rating may be used to cover a situation where a bankruptcy petition has been filed or similar action taken, but payments on this obligation are being continued.

         "D" - An obligation rated "D" is in payment default. The "D" rating category is used when payments on an obligation are not made on the date due even if the applicable grace period has not expired, unless Standard & Poor's believes that such payment will be made during such grace period. The "D" rating also will be used upon the filing of a bankruptcy petition or the taking of a similar action if payments on an obligation are jeopardized.

         - PLUS (+) OR MINUS (-) - The ratings from "AA" through "CCC" may be modified by the addition of a plus or minus sign to show relative standing within the major rating categories.

         The following summarizes the ratings used by Moody's for long-term debt:

         "Aaa" - Bonds are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edged." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

         "Aa" - Bonds are judged to be of high quality by all standards. Together with the "Aaa" group they comprise what are generally known as high-grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in "Aaa" securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risk appear somewhat larger than the "Aaa" securities.

         "A" - Bonds possess many favorable investment attributes and are to be considered as upper-medium-grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.

         "Baa" - Bonds are considered as medium-grade obligations, (i.e., they are neither highly protected nor poorly secured). Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

         "Ba" - Bonds are judged to have speculative elements; their future cannot be considered as well-assured. Often the protection of interest and principal payments may be very moderate, and thereby not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

         "B" - Bonds generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

         "Caa" - Bonds are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.

         "Ca" - Bonds represent obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.

         "C" - Bonds are the lowest rated class of bonds, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

         Note: Moody's applies numerical modifiers 1, 2, and 3 in each generic rating classification from "Aa" through "Caa." The modifier 1 indicates that the obligation ranks in the higher end of its generic rating category; the modifier 2 indicates a mid-range ranking; and the modifier 3 indicates a ranking in the lower end of its generic rating category.

The following summarizes long-term ratings used by Fitch:

         "AAA" - Securities considered to be investment grade and of the highest credit quality. These ratings denote the lowest expectation of credit risk and are assigned only in case of exceptionally strong capacity for timely payment of financial commitments. This capacity is highly unlikely to be adversely affected by foreseeable events.

         "AA" - Securities considered to be investment grade and of very high credit quality. These ratings denote a very low expectation of credit risk and indicate very strong capacity for timely payment of financial commitments. This capacity is not significantly vulnerable to foreseeable events.

         "A" - Securities considered to be investment grade and of high credit quality. These ratings denote a low expectation of credit risk. The capacity for timely payment of financial commitments is considered strong. This capacity may, nevertheless, be more vulnerable to changes in circumstances or in economic conditions than is the case for higher ratings.

         "BBB" - Securities considered to be investment grade and of good credit quality. These ratings denote that there is currently a low expectation of credit risk. The capacity for timely payment of financial commitments is considered adequate, but adverse changes in circumstances and in economic conditions are more likely to impair this capacity. This is the lowest investment grade category.

         "BB" - Securities considered to be speculative. These ratings indicate that there is a possibility of credit risk developing, particularly as the result of adverse economic change over time; however, business or financial alternatives may be available to allow financial commitments to be met. Securities rated in this category are not investment grade.

         "B" - Securities considered to be highly speculative. These ratings indicate that significant credit risk is present, but a limited margin of safety remains. Financial commitments are currently being met; however, capacity for continued payment is contingent upon a sustained, favorable business and economic environment.

         "CCC," "CC" and "C" - Securities have high default risk. Default is a real possibility, and capacity for meeting financial commitments is solely reliant upon sustained, favorable business or economic developments. "CC" ratings indicate that default of some kind appears probable, and "C" ratings signal imminent default.

         "DDD," "DD" and "D" - Securities are in default. The ratings of obligations in these categories are based on their prospects for achieving partial or full recovery in a reorganization or liquidation of the obligor. While expected recovery values are highly speculative and cannot be estimated with any precision, the following serve as general guidelines. "DDD" obligations have the highest potential for recovery, around 90%-100% of outstanding amounts and accrued interest. "DD" indicates potential recoveries in the range of 50%-90%, and "D" the lowest recovery potential, i.e., below 50%.

         Entities rated in this category have defaulted on some or all of their obligations. Entities rated "DDD" have the highest prospect for resumption of performance or continued operation with or without a formal reorganization process. Entities rated "DD" and "D" are generally undergoing a formal reorganization or liquidation process; those rated "DD" are likely to satisfy a higher portion of their outstanding obligations, while entities rated "D" have a poor prospect for repaying all obligations.

         PLUS (+) or MINUS (-) may be appended to a rating to denote relative status within major rating categories. Such suffixes are not added to the "AAA" long-term rating category or to categories below "CCC".

NOTES TO SHORT-TERM AND LONG-TERM CREDIT RATINGS

STANDARD & POOR'S

       CREDITWATCH: CreditWatch highlights the potential direction of a short- or long-term rating. It focuses on identifiable events and short-term trends that cause ratings to be placed under special surveillance by Standard & Poor's analytical staff. These may include mergers, recapitalizations, voter referendums, regulatory action, or anticipated operating developments. Ratings appear on CreditWatch when such an event or a deviation from an expected trend occurs and additional information is necessary to evaluate the current rating. A listing, however, does not mean a rating change is inevitable, and whenever possible, a range of alternative ratings will be shown. CreditWatch is not intended to include all ratings under review, and rating changes may occur without the ratings having first appeared on CreditWatch. The "positive" designation means that a rating may be raised; "negative" means a rating may be lowered; and "developing" means that a rating may be raised, lowered or affirmed.

       RATING OUTLOOK: A Standard & Poor's Rating Outlook assesses the potential direction of a long-term credit rating over the intermediate to longer term. In determining a Rating Outlook, consideration is given to any changes in the economic and/or fundamental business conditions. An Outlook is not necessarily a precursor of a rating change or future CreditWatch action.

             - Positive means that a rating may be raised.
             - Negative means that a rating may be lowered.
             - Stable means that a rating is not likely to change.
             - Developing means a rating may be raised or lowered.
             - N.M. means not meaningful.

MOODY'S

        WATCHLIST: Watchlists list the names of credits whose ratings have a likelihood of changing. These names are actively under review because of developing trends or events which, in Moody's opinion, warrant a more extensive examination. Inclusion on this Watchlist is made solely at the discretion of Moody's Investors Services, and not all borrowers with ratings presently under review for possible downgrade or upgrade are included on any one Watchlist. In certain cases, names may be removed from this Watchlist without a change in rating.

FITCH

       WITHDRAWN: A rating is withdrawn when Fitch deems the amount of information available to be inadequate for rating purposes, or when an obligation matures, is called, or refinanced.

       RATING WATCH: Ratings are placed on Rating Watch to notify investors that there is a reasonable probability of a rating change and the likely direction of such change. These are designated as "Positive", indicating a potential upgrade, "Negative", for a potential downgrade, or "Evolving", if ratings may be raised, lowered or maintained. Rating Watch is typically resolved over a relatively short period.

       RATING OUTLOOK: A Rating Outlook indicates the direction a rating is likely to move over a one to two-year period. Outlooks may be positive, stable or negative. A positive or negative Rating Outlooks does not imply a rating change is inevitable. Similarly, companies whose outlooks are "stable" could be upgraded or downgraded before an outlook moves to a positive or negative if circumstances warrant such an action. Occasionally, Fitch may be unable to identify the fundamental trend. In these cases, the Rating Outlook may be described as evolving.

MUNICIPAL NOTE RATINGS

         A Standard & Poor's note rating reflects the liquidity factors and market access risks unique to notes due in three years or less. The following summarizes the ratings used by Standard & Poor's for municipal notes:

         "SP-1" - The issuers of these municipal notes exhibit a strong capacity to pay principal and interest. Those issues determined to possess a very strong capacity to pay debt service are given a plus (+) designation.

         "SP-2" - The issuers of these municipal notes exhibit a satisfactory capacity to pay principal and interest, with some vulnerability to adverse financial and economic changes over the term of the notes.

         "SP-3" - The issuers of these municipal notes exhibit speculative capacity to pay principal and interest.

         In municipal debt issuance, there are three rating categories for short-term obligations that are considered investment grade. These ratings are designated Moody's Investment Grade ("MIG") and are divided into three levels - MIG 1 through MIG 3. In the case of variable rate demand obligations, a two-component rating is assigned. The first element represents Moody's evaluation of the degree of risk associated with scheduled principal and interest payments. The second element represents Moody's evaluation of the degree of risk associated with the demand feature, using the MIG rating scale. The short-term rating assigned to the demand feature is designated as VMIG. MIG ratings expire at note maturity. By contrast, VMIG ratings expirations will be a function of each issue's specific structural or credit features. The following summarizes the ratings by Moody's for these short-term obligations:

         "MIG-1"/"VMIG-1" - This designation denotes superior credit quality. Excellent protection is afforded by established cash flows, highly reliable liquidity support or demonstrated broad-based access to the market for refinancing.

         "MIG-2"/"VMIG-2" - This designation denotes strong credit quality. Margins of protection are ample although not as large as in the preceding group.

         "MIG-3"/"VMIG-3" - This designation denotes acceptable credit quality. Liquidity and cash flow protection may be narrow and market access for refinancing is likely to be less well established.

         "SG" - This designation denotes speculative-grade credit quality. Debt instruments in this category lack sufficient margins of protection.

         Fitch uses the same ratings for municipal securities as described above for other short-term credit ratings.

ABOUT CREDIT RATINGS

A Standard & Poor's issue credit rating is a current opinion of the creditworthiness of an obligor with respect to a specific financial obligation. The issue credit rating is not a recommendation to purchase, sell or hold a financial obligation. Credit ratings may be changed, suspended or withdrawn.

Moody's credit ratings must be construed solely as statements of opinion and not recommendations to purchase, sell or hold any securities.

Fitch credit ratings are an opinion on the ability of an entity or of a securities issue to meet financial commitments on a timely basis. Fitch credit ratings are used by investors as indications of the likelihood of getting their money back in accordance with the terms on which they invested. However, Fitch credit ratings are not recommendations to buy, sell or hold any security. Ratings may be changed or withdrawn.

                                   APPENDIX B

         As stated above, the Funds may enter into futures transactions for hedging purposes. The following is a description of such transactions.

I.       INTEREST RATE FUTURES CONTRACTS

         USE OF INTEREST RATE FUTURES CONTRACTS. Bond prices are established in both the cash market and the futures market. In the cash market, bonds are purchased and sold with payment for the full purchase price of the bond being made in cash, generally within five business days after the trade. In the futures market, only a contract is made to purchase or sell a bond in the future for a set price on a certain date. Historically, the prices for bonds established in the futures markets have tended to move generally in the aggregate in concert with the cash market prices and have maintained fairly predictable relationships. Accordingly, the Funds may use interest rate futures contracts as a defense, or hedge, against anticipated interest rate changes and not for speculation. As described below, this would include the use of futures contract sales to protect against expected increases in interest rates and futures contract purchases to offset the impact of interest rate declines.

         The Funds presently could accomplish a similar result to that which they hope to achieve through the use of futures contracts by selling bonds with long maturities and investing in bonds with short maturities when interest rates are expected to increase, or conversely, selling short-term bonds and investing in long-term bonds when interest rates are expected to decline. However, because of the liquidity that is often available in the futures market, the protection is more likely to be achieved, perhaps at a lower cost and without changing the rate of interest being earned by the Funds, through using futures contracts.

         DESCRIPTION OF INTEREST RATE FUTURES CONTRACTS. An interest rate futures contract sale would create an obligation by a Fund, as seller, to deliver the specific type of financial instrument called for in the contract at a specific future time for a specified price. A futures contract purchase would create an obligation by the Fund, as purchaser, to take delivery of the specific type of financial instrument at a specific future time at a specific price. The specific securities delivered or taken, respectively, at settlement date, would not be determined until at or near that date. The determination would be in accordance with the rules of the exchange on which the futures contract sale or purchase was made.

         Although interest rate futures contracts by their terms call for actual delivery or acceptance of securities, in most cases the contracts are closed out before the settlement date without the making or taking of delivery of securities. Closing out a futures contract sale is effected by a Fund's entering into a futures contract purchase for the same aggregate amount of the specific type of financial instrument and the same delivery date. If the price of the sale exceeds the price of the offsetting purchase, the Fund immediately is paid the difference and thus realizes a gain. If the offsetting purchase price exceeds the sale price, the Fund pays the difference and realizes a loss. Similarly, the closing out of a futures contract purchase is effected by a Fund entering into a futures contract sale. If the offsetting sale price exceeds the purchase price, the Fund realizes a gain, and if the purchase price exceeds the offsetting sale price, the Fund realizes a loss.

         Interest rate futures contracts are traded in an auction environment on the floors of several exchanges -- principally, the Chicago Board of Trade, the Chicago Mercantile Exchange and the New York Futures Exchange. The Funds would deal only in standardized contracts on recognized exchanges. Each exchange guarantees performance under contract provisions through a clearing corporation, a nonprofit organization managed by the exchange membership.

         A public market now exists in futures contracts covering various financial instruments including long-term United States Treasury Bonds and Notes; Government National Mortgage Association (GNMA) modified pass-through mortgage backed securities; three-month United States Treasury Bills; and ninety-day commercial paper. The Funds may trade in any interest rate futures contracts for which there exists a public market, including, without limitation, the foregoing instruments.

         EXAMPLE OF FUTURES CONTRACT SALE. The Funds would engage in an interest rate futures contract sale to maintain the income advantage from continued holding of a long-term bond while endeavoring to avoid part or all of the loss in market value that would otherwise accompany a decline in long-term securities prices. Assume that the market value of a certain security held by a particular Fund tends to move in concert with the futures market prices of long-term United States Treasury bonds ("Treasury bonds"). Fleet wishes to fix the current market value of this portfolio security until some point in the future. Assume the portfolio security has a market value of 100, and the adviser believes that, because of an anticipated rise in interest rates, the value will decline to 95. The Fund might enter into futures contract sales of Treasury bonds for an equivalent of 98. If the market value of the portfolio security does indeed decline from 100 to 95, the equivalent futures market price for the Treasury bonds might also decline from 98 to 93.

         In that case, the five point loss in the market value of the portfolio security would be offset by the five point gain realized by closing out the futures contract sale. Of course, the futures market price of Treasury bonds might well decline to more than 93 or to less than 93 because of the imperfect correlation between cash and futures prices mentioned below.

         Fleet could be wrong in its forecast of interest rates, and the equivalent futures market price could rise above 98. In this case, the market value of the portfolio securities, including the portfolio security being protected, would increase. The benefit of this increase would be reduced by the loss realized on closing out the futures contract sale.

         If interest rate levels did not change, the Fund in the above example might incur a loss of 2 points (which might be reduced by an offsetting transaction prior to the settlement date). In each transaction, transaction expenses would also be incurred.

         EXAMPLE OF FUTURES CONTRACT PURCHASE. A Fund would engage in an interest rate futures contract purchase when it is not fully invested in long-term bonds but wishes to defer for a time the purchase of long-term bonds in light of the availability of advantageous interim investments, e.g., shorter term securities whose yields are greater than those available on long-term bonds. A Fund's basic motivation would be to maintain for a time the income advantage from investing in the short-term securities; the Fund would be endeavoring at the same time to eliminate the effect of all or part of an expected increase in market price of the long-term bonds that the Fund may purchase.

         For example, assume that the market price of a long-term bond that the Fund may purchase, currently yielding 10%, tends to move in concert with futures market prices of Treasury bonds. Fleet wishes to fix the current market price (and thus 10% yield) of the long-term bond until the time (four months away in this example) when it may purchase the bond. Assume the long-term bond has a market price of 100, and the adviser believes that, because of an anticipated fall in interest rates, the price will have risen to 105 (and the yield will have dropped to about 9 1/2%) in four months. The Fund might enter into futures contracts purchases of Treasury bonds for an equivalent price of 98. At the same time, the Fund would assign a pool of investments in short-term securities that are either maturing in four months or earmarked for sale in four months, for purchase of the long-term bond at an assumed market price of 100. Assume these short-term securities are yielding 15%. If the market price of the long-term bond does indeed rise from 100 to 105, the equivalent futures market price for Treasury bonds might also rise from 98 to 103. In that case, the 5 point increase in the price that the Fund pays for the long-term bond would be offset by the 5 point gain realized by closing out the futures contract purchase.

         Fleet could be wrong in its forecast of interest rates; long-term interest rates might rise to above 10%; and the equivalent futures market price could fall below 98. If short-term rates at the same time fall to 10% or below, it is possible that the Fund would continue with its purchase program for long-term bonds. The market price of available long-term bonds would have decreased. The benefit of this price decrease, and thus yield increase, will be reduced by the loss realized on closing out the futures contract purchase.

         If, however, short-term rates remained above available long-term rates, it is possible that the Fund would discontinue its purchase program for long-term bonds. The yield on short-term securities in the portfolio, including those originally in the pool assigned to the particular long-term bond, would remain higher than yields on long-term bonds. The benefit of this continued incremental income will be reduced by the loss realized on closing out the futures contract purchase. In each transaction, expenses would also be incurred.

II.      MARGIN PAYMENTS

         Unlike purchases or sales of portfolio securities, no price is paid or received by a Fund upon the purchase or sale of a futures contract. Initially, the Fund will be required to deposit with the broker or in a segregated account with Galaxy's custodian an amount of cash or cash equivalents, known as initial margin, based on the value of the contract. The nature of initial margin in futures transactions is different from that of margin in security transactions in that futures contract margin does not involve the borrowing of funds by the customer to finance the transactions. Rather, the initial margin is in the nature of a performance bond or good faith deposit on the contract which is returned to the Fund upon termination of the futures contract assuming all contractual obligations have been satisfied. Subsequent payments, called variation margin, to and from the broker, will be made on a daily basis as the price of the underlying instruments fluctuates making the long and short positions in the futures contract more or less valuable, a process known as marking-to-the-market. For example, when a particular Fund has purchased a futures contract and the price of the contract has risen in response to a rise in the underlying instruments, that position will have increased in value and the Fund will be entitled to receive from the broker a variation margin payment equal to that increase in value. Conversely, where the Fund has purchased a futures contract and the price of the future contract has declined in response to a decrease in the underlying instruments, the position would be less valuable and the Fund would be required to make a variation margin payment to the broker. At any time prior to expiration of the futures contract, Fleet may elect to close the position by taking an opposite position, subject to the availability of a secondary market, which will operate to terminate the Fund's position in the futures contract. A final determination of variation margin is then made, additional cash is required to be paid by or released to the Fund, and the Fund realizes a loss or gain.

III.     RISKS OF TRANSACTIONS IN FUTURES CONTRACTS

         There are several risks in connection with the use of futures by the Funds as hedging devices. One risk arises because of the imperfect correlation between movements in the price of the futures and movements in the price of the instruments that are the subject of the hedge. The price of the futures may move more than or less than the price of the instruments being hedged. If the price of the futures moves less than the price of the instruments which are the subject of the hedge, the hedge will not be fully effective but, if the price of the instruments being hedged has moved in an unfavorable direction, a Fund would be in a better position than if it had not hedged at all. If the price of the instruments being hedged has moved in a favorable direction, this advantage will be partially offset by the loss on the futures. If the price of the futures moves more than the price of the hedged instruments, the Funds involved will experience either a loss or gain on the futures, which will not be completely offset by movements in the price of the instruments which are the subject of the hedge. To compensate for the imperfect correlation of movements in the price of instruments being hedged and movements in the price of futures contracts, a Fund may buy or sell futures contracts in a greater dollar amount than the dollar amount of instruments being hedged if the volatility over a particular time period of the prices of such instruments has been greater than the volatility over such time period of the futures, or if otherwise deemed to be appropriate by the investment adviser. Conversely, a Fund may buy or sell fewer futures contracts if the volatility over a particular time period of the prices of the instruments being hedged is less than the volatility over such time period of the futures contract being used, or if otherwise deemed to be appropriate by Fleet. It is also possible that, where a Fund had sold futures to hedge its portfolio against a decline in the market, the market may advance and the value of instruments held in the Fund may decline. If this occurred, the Fund would lose money on the futures and also experience a decline in value in its portfolio securities.

         Where futures are purchased to hedge against a possible increase in the price of securities before a Fund is able to invest its cash (or cash equivalents) in an orderly fashion, it is possible that the market may decline instead; if the Fund then concludes not to invest its cash at that time because of concern as to possible further market decline or for other reasons, the Fund will realize a loss on the futures contract that is not offset by a reduction in the price of the instruments that were to be purchased.

         In instances involving the purchase of futures contracts by a Fund, an amount of cash and cash equivalents, equal to the market value of the futures contracts, will be deposited in a segregated account with Galaxy's custodian and/or in a margin account with a broker to collateralize the position and thereby insure that the use of such futures is unleveraged.

         In addition to the possibility that there may be an imperfect correlation, or no correlation at all, between movements in the futures and the instruments being hedged, the price of futures may not correlate perfectly with movement in the cash market due to certain market distortions. Rather than meeting additional margin deposit requirements, investors may close futures contracts through off-setting transactions that could distort the normal relationship between the cash and futures markets. Second, with respect to financial futures contracts, the liquidity of the futures market depends on participants entering into off-setting transactions rather than making or taking delivery. To the extent participants decide to make or take delivery, liquidity in the futures market could be reduced thus producing distortions. Third, from the point of view of speculators, the deposit requirements in the futures market are less onerous than margin requirements in the securities market. Therefore, increased participation by speculators in the futures market may also cause temporary price distortions. Due to the possibility of price distortion in the futures market, and because of the imperfect correlation between the movements in the cash market and movements in the price of futures, a correct forecast of general market trends or interest rate movements by the adviser may still not result in a successful hedging transaction over a short time frame.

         Positions in futures may be closed out only on an exchange or board of trade which provides a secondary market for such futures. Although the Funds intend to purchase or sell futures only on exchanges or boards of trade where there appear to be active secondary markets, there is no assurance that a liquid secondary market on any exchange or board of trade will exist for any particular contract or at any particular time. In such event, it may not be possible to close a futures investment position, and in the event of adverse price movements, a Fund would continue to be required to make daily cash payments of variation margin. However, in the event futures contracts have been used to hedge portfolio securities, such securities will not be sold until the futures contract can be terminated. In such circumstances, an increase in the price of the securities, if any, may partially or completely offset losses on the futures contract. However, as described above, there is no guarantee that the price of the securities will in fact correlate with the price movements in the futures contract and thus provide an offset on a futures contract.

         Further, it should be noted that the liquidity of a secondary market in a futures contract may be adversely affected by "daily price fluctuation limits" established by commodity exchanges which limit the amount of fluctuation in a futures contract price during a single trading day. Once the daily limit has been reached in the contract, no trades may be entered into at a price beyond the limit, thus preventing the liquidation of open futures positions. The trading of futures contracts is also subject to the risk of trading halts, suspensions, exchange or clearing house equipment failures, government intervention, insolvency of a brokerage firm or clearing house or other disruptions of normal activity, which could at times make it difficult or impossible to liquidate existing positions or to recover excess variation margin payments.

         Successful use of futures by the Funds is also subject to Fleet's ability to predict correctly movements in the direction of the market. For example, if a particular Fund has hedged against the possibility of a decline in the market adversely affecting securities held by it and securities prices increase instead, the Fund will lose part or all of the benefit to the increased value of its securities which it has hedged because it will have offsetting losses in its futures positions. In addition, in such situations, if the Fund has insufficient cash, it may have to sell securities to meet daily variation margin requirements. Such sales of securities may be, but will not necessarily be, at increased prices which reflect the rising market. The Funds may have to sell securities at a time when it may be disadvantageous to do so.